EXECUTION VERSION

Exhibit 10.1

TERM LOAN CREDIT AND GUARANTY AGREEMENT

dated as of March 20, 2020

among

UNITED AIRLINES, INC.,

as Borrower,

UNITED AIRLINES HOLDINGS, INC.,

as Parent and a Guarantor,

THE SUBSIDIARIES OF THE PARENT PARTY HERETO
OTHER THAN THE BORROWER,

as Guarantors,

THE LENDERS PARTY HERETO,

GOLDMAN SACHS BANK USA,

as Administrative Agent,

GOLDMAN SACHS BANK USA,
as Lead Arranger

i

TERM LOAN CREDIT AND GUARANTY AGREEMENT, dated as of March 20, 2020, among UNITED AIRLINES, INC., a Delaware corporation (the “Borrower”), United airlines Holdings, Inc., a Delaware corporation (“Parent”), the direct and indirect Domestic Subsidiaries of the Parent from time to time party hereto other than the Borrower, each of the several banks and other financial institutions or entities from time to time party hereto as a lender (the “Lenders”), GOLDMAN SACHS BANK USA (“GS”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”), and GOLDMAN SACHS BANK USA, as lead arranger (in such capacity, the “Lead Arranger”).

INTRODUCTORY STATEMENT

The Borrower has applied to the Lenders for a term loan facility of up to $500,000,000 as set forth herein.

The proceeds of the Loans will be used to pay related transaction costs, fees and expenses, and for working capital and other general corporate purposes of the Parent and its Subsidiaries.

To provide guarantees and security for the repayment of the Loans and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide to the Administrative Agent and the Lenders the following (each as more fully described herein):

(a)       a guaranty from each Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and

(b)       a security interest in or mortgages (or comparable Liens) with respect to the Collateral from the Borrower and each other Grantor (if any) pursuant to the Collateral Documents.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS

Section 1.01.      Defined Terms.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreements” shall mean each three-party security and control agreement entered into by any Grantor, the Administrative Agent and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Administrative Agent as Collateral hereunder or under any other Loan Document, in each case giving the Administrative Agent exclusive control over the applicable account and in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Additional Collateral” shall mean (a) cash and Cash Equivalents pledged to the Administrative Agent (and subject to an Account Control Agreement), (b) any airframes, aircraft, engines and Spare Parts of the Borrower or any Grantor that are eligible for the benefits of Section 1110, (c) [intentionally omitted], (d) [intentionally omitted], (e) [intentionally omitted], and (f) any other assets acceptable to the Required Lenders, and all of which assets shall (i) (other than Additional Collateral of the type described in clause (a) above) be valued by a new Appraisal at the time the Parent designates such assets as Additional Collateral and (ii) as of any date of addition of such assets as Collateral, be subject, to the extent purported to be created by the applicable Collateral Document, to a perfected first priority Lien and/or mortgage (or comparable Lien), in favor of the Administrative Agent and otherwise subject only to Permitted Liens (excluding those referred to in clauses (5) and (11) of the definition of “Permitted Lien” and, until the time such assets actually become subject to such Lien on such date, clause (2) of the definition of “Permitted Liens”). For the avoidance of doubt, Spare Parts shall not constitute “Additional Collateral” unless a Mortgage Location Supplement pledging Spare Parts in a Designated Location is delivered.

“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided that the PBGC shall not be an Affiliate of the Borrower or any Guarantor.

“Affiliate Transaction” shall have the meaning given such term in Section 6.05(a).

“Agreement” shall mean this Term Loan Credit and Guaranty Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the aggregate then outstanding principal amount of such Lender’s Term Loans.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Aircraft and Spare Engine Appraiser” shall mean (i) any appraisal firm listed on Annex B hereof or (ii) any other independent appraisal firm appointed by the Borrower and satisfactory to the Administrative Agent.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Airline/Parent Merger” means the merger or consolidation, if any, of the Borrower and Parent.

“Airlines Merger” means the merger or consolidation of Continental and United.

“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of the One-Month LIBOR in effect on such day plus 1%; provided, in no event shall the Alternate Base Rate be less than 2%; provided further, that, if at any time LIBOR is not identifiable as a result of the circumstances described in, and after giving effect to, clause (ii) of the definition of “LIBO Rate” and Section 2.09, then clause (c) above shall be disregarded for purposes of determining the “Alternate Base Rate” at such time. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBOR, respectively.

“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to Parent or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.

“Appliance” shall mean any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, engine, or propeller.

“Applicable Margin” shall mean the rate per annum determined pursuant to the following:

Period	Applicable Margin Eurodollar Loans	Applicable Margin ABR Loans
Closing Date to and excluding the 90th day thereafter	2.75%	1.75%
From the 90th day following the Closing Date to and excluding the 180th day after the Closing Date	3.00%	2.00%
From the 180th day following the Closing Date to and excluding the 270th day after the Closing Date	3.25%	2.25%
From the 270th day after the Closing Date to the Term Loan Maturity Date	3.50%	2.50%

“Appraisal” means (i) the Initial Appraisals and (ii) any other appraisal, dated the date of delivery thereof, prepared by, in the case of aircraft, airframes, or engines, an Aircraft and Spare Engine Appraiser or, in the case of Spare Parts or any other assets MBA, ICF, Alton Aviation Consultancy LLC or another independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent, which certifies, at the time of determination, in reasonable detail the Appraised Value of Collateral and, (x) in the case of aircraft, airframes or engines, is a “desk-top” appraisal assuming half-life condition, except that any such equipment that is Stored shall have an assumed value of zero, (y) in the case of Spare Parts, is an appraisal conducted in accordance with the terms of the Spare Parts Mortgage and (z) in the case of assets other than aircraft, airframes, engines and Spare Parts, which is in form and substance reasonably satisfactory to the Administrative Agent; provided that the Initial Appraisals shall not be required to include Expendables (as defined in the Spare Parts Mortgage) unless Expendables are being included for purposes of calculating the Collateral Coverage Ratio.

“Appraised Value” shall mean, as of any date of determination, the sum of (a) the aggregate fair market value of all Collateral (other than cash and Cash Equivalents pledged as Collateral) of the Borrower or any of the Grantors as of such date, as reflected in the most recent Appraisal delivered to the Administrative Agent in respect of such Collateral in accordance with this Agreement as of that date (for the avoidance of doubt, except in the case of Pledged Spare Parts, calculated after giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal), (b) 160% of the amount of cash and Cash Equivalents of the type described in clause (1) of the definition thereof pledged at such time as Collateral and (c) 100% of the amount of Cash Equivalents of the type described in clauses (2) through (11) of the definition thereof pledged at such time as Collateral; provided that in the case of any Appraisal of aircraft, airframes and engines delivered after the Closing Date, (x) such Appraisal shall, at the Borrower’s expense, be prepared by the Aircraft and Spare Engine Appraiser listed in clause (i) of the definition of “Aircraft and Spare Engine Appraiser” (or, if such Aircraft and

Spare Engine Appraiser is not willing or able to provide such Appraisal on a timely basis, such other Aircraft and Spare Engine Appraiser approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) and (y) the Borrower shall have the right to obtain a second Appraisal from an Aircraft and Spare Engine Appraiser referred to in either clause (ii) or (iii) of the definition of “Aircraft and Spare Engine Appraiser” no later than 30 days after the Appraisal referred to in the preceding clause (x) shall have been delivered to the Administrative Agent, in which case the Appraised Value of the applicable aircraft, airframes or engines shall be the average of the Appraisals provided by such two Aircraft and Spare Engine Appraisers; provided, further, that when used in reference to any particular item of Collateral, “Appraised Value” shall mean the fair market value of such item of Collateral (including, without limitation, each type of Pledged Spare Parts (such as Rotables, Repairables or Expendables, each as defined in the Spare Parts Mortgage) for each Designated Location as a single item and calculated without giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal) as reflected in such most recent Appraisal of such Collateral.

“Approved Fund” shall have the meaning given such term in Section 10.02(b).

“ARB Indebtedness” shall mean, with respect to Parent or any of its Subsidiaries, without duplication, all Indebtedness or obligations of Parent or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit C.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means:

(1)       with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)       with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)       with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

(4)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrowing” shall mean the incurrence, conversion or continuation of the Term Loans made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are required or authorized to remain closed; provided, however, that when used in connection with the borrowing or repayment of a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)       direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;

(3)       obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;

(4)       Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;

(5)       Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $100.0 million;

(6)       fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;

(7)       Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;

(8)       money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;

(9)       deposits available for withdrawal on demand with commercial banks organized in the United States (or any foreign jurisdiction in which Parent or any Restricted Subsidiary operates) having capital and surplus in excess of $100.0 million;

(10)       securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and

(11)       any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.

“Certificate Delivery Date” shall have the meaning given such term in Section 6.09(a).

“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III) or (b) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender through which Loans are issued or maintained or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and

Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following:

(1)       the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

(2)       the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (B) any merger or consolidation of Parent with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); provided that the occurrence of the Airline/Parent Merger shall not be deemed to constitute a Change of Control.

“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.

“Closing Date Transactions” shall mean the Transactions other than the borrowing of Loans after the Closing Date and the use of the proceeds thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean (i) the assets and properties of the Grantors upon which Liens have been granted to the Administrative Agent to secure the Obligations, including without limitation any Additional Collateral and all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document, and (ii) once established, the Collateral Proceeds Account, together with all amounts on deposit therein and all proceeds thereof.

“Collateral Coverage Ratio” shall mean, as of any date, the ratio of (i) the Appraised Value of the Eligible Collateral as of such date to (ii) the aggregate principal amount of all Term Loans then outstanding; provided that, for purposes of calculating clause (i) above, (x) no more than 20% of the Appraised Value of Pledged Spare Parts may correspond to Expendables (as defined in the Spare Parts Mortgage) and (y) no more than 20% of the Appraised Value of all Collateral may correspond to Collateral that is not Pledged Spare Parts or cash and Cash Equivalents.

“Collateral Coverage Ratio Certificate” shall mean an Officer’s Certificate of the Borrower setting forth in reasonable detail the calculation of the Collateral Coverage Ratio.

“Collateral Documents” shall mean, collectively, any Account Control Agreements, the Spare Parts Mortgage and other agreements, instruments or documents that create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, in each case so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.

“Collateral Proceeds Account” shall mean a segregated account or accounts held by or under the control of the Administrative Agent into which the Net Proceeds of any Recovery Event may be deposited in accordance with the provisions of this Agreement.

“Collateral Sale” shall mean any sale of Collateral or series of related sales of Collateral having a Fair Market Value in the aggregate in excess of $20,000,000; provided that, for the avoidance of doubt, a Permitted Disposition shall not constitute a Collateral Sale.

“Commitment” shall mean the commitment of each Lender to make Term Loans hereunder in an aggregate principal amount equal to the amount set forth under the heading “Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, it being understood that the “Commitment” of a Lender shall remain in effect until the Term Loans have been funded in full in accordance with this Agreement. The aggregate amount of the Commitments is $500,000,000.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)       all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Disposition of assets of such Person or the disposition of securities by such Person or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;

(2)       the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Restricted Subsidiary of the specified Person;

(3)       the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)       the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)       the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging will be excluded;

(6)       any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)       the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the Continental/UAL Merger, the Airlines Merger and the Airline/Parent Merger) or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205 – Presentation of Financial Statements, 350 – Intangibles – Goodwill and Other, 360 – Property, Plant and Equipment and 805 – Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and

(8)       any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.

“Consolidated Tangible Assets” means, as of any date of determination, Consolidated Total Assets of Parent and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Parent and its consolidated Restricted Subsidiaries as the total assets of the Parent and its consolidated Restricted Subsidiaries in accordance with GAAP.

“Continental” means Continental Airlines, Inc., a Delaware corporation, into which United was merged in the Airlines Merger.

“Continental/UAL Merger” means the merger in which Continental became a Subsidiary of Parent.

“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulting Lender” shall mean, at any time, any Lender that (a) has failed, within two (2) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) on or prior to the Closing Date, generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or a Bail-In Action. If the Administrative Agent determines that a Lender is a Defaulting Lender under any of clauses (a) through (d) above, such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.

“Designated Location” shall have the meaning set forth in the Spare Parts Mortgage.

“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the latest Term Loan Maturity Date then in effect. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.01 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Restricted Subsidiary of Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any Obligations.

“DOT” shall mean the United States Department of Transportation and any successor thereto.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any

Lender or any Affiliate of any Lender, (d) an Approved Fund of any Lender and (e) any other Person (other than a Defaulting Lender or natural Person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of natural persons) reasonably satisfactory to the Administrative Agent; provided, that so long as no Event of Default has occurred and is continuing, no (i) airline, commercial air freight carrier, air freight forwarder or entity engaged in the business of parcel transport by air or (ii) Affiliate of any Person described in clause (i) above (other than any Affiliate of such Person as a result of common control by a Governmental Authority or instrumentality thereof, any Affiliate of such Person who becomes a Lender with the consent of the Borrower in accordance with Section 10.02(b), and any Affiliate of such Person under common control with such Person which Affiliate is not actively involved in the management and/or operations of such Person), shall constitute an Eligible Assignee; provided, further, that neither the Borrower nor any Guarantor shall constitute an Eligible Assignee.

“Eligible Collateral” shall mean, on any date of determination, all Collateral on which the Administrative Agent shall, as of such date, have, to the extent purported to be created by the applicable Collateral Document, a valid and perfected first priority Lien and/or mortgage (or comparable Lien) and which is otherwise subject only to Permitted Liens.

“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any Hazardous Materials.

“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Escrow Accounts” shall mean accounts of Parent or any Subsidiary, solely to the extent any such accounts hold funds set aside by Parent or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by Parent or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b)

any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Tranche” shall mean the collective reference to Eurodollar Loans under the Term Loan Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default” shall have the meaning given such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means net cash proceeds received by Parent after the Closing Date from:

(1)       contributions to its common equity capital (other than from any Subsidiary); or

(2)       the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(2)(B) of Section 6.01 hereof.

“Excluded Subsidiary” means each Subsidiary of the Parent that is a captive insurance company and is prohibited from becoming a Guarantor pursuant to applicable rules and regulations.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation of either the Borrower or any Guarantor hereunder or under any Loan Document, (a) any Taxes based on (or measured by) its net income, profits or capital, or any franchise taxes, imposed (i) by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document, or sold or assigned an interest in this Agreement or any Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Foreign Lender, any withholding Tax or gross income Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except, and then only to the extent that, such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.16(a), (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to deliver the documentation described in Section 2.16(f) or 2.16(g) and (e) any U.S. withholding Tax that is imposed by reason of FATCA.

“Extended Term Loan” shall have the meaning given to such term in Section 2.28(a)(ii).

“Extension” shall have the meaning given to such term in Section 2.28(a).

“Extension Amendment” shall have the meaning given to such term in Section 2.28(d).

“Extension Offer” shall have the meaning given to such term in Section 2.28(a).

“Extension Offer Date” shall have the meaning given to such term in Section 2.28(a)(i).

“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Borrower (unless otherwise provided in this Agreement); provided that any such officer of the Borrower shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are similar thereto and not materially more onerous to comply with, any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements implementing any of the foregoing (together with any Law implementing such agreement involving any U.S. or non-U.S. regulations or official guidance).

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” shall have the meaning given to such term in Section 2.19.

“Fees” shall collectively mean fees referred to in Section 2.19.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)       the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(2)       the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)       any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)       the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to Parent or a Restricted Subsidiary of Parent, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)       the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with GAAP.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funding Date” shall have the meaning given to such term in Section 2.01(b).

“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.

“Grantor” shall mean the Borrower and any Guarantor that shall at any time pledge Collateral under a Collateral Document.

“GS” shall have the meaning set forth in the first paragraph of this Agreement.

“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guaranteed Obligations” shall have the meaning given such term in Section 9.01(a).

“Guarantors” shall mean, collectively, the Parent and each Domestic Subsidiary of the Parent that becomes pursuant to Section 5.12 a party to the Guarantee contained in Section 9. As of the Closing Date, Parent is the sole Guarantor.

“Guaranty Obligations” shall have the meaning given such term in Section 9.01(a).

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or could reasonably be expected to give rise to liability under any Environmental Law.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1)       interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)       other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.

“ICF” means ICF International.

“Immaterial Subsidiaries” shall mean one or more Subsidiaries, for which (a) the assets of all such Subsidiaries constitute, in the aggregate, no more than 7.5% of the total assets of the Parent and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Parent for which financial statements are available to the Administrative Agent pursuant to Section 5.01), and (b) the revenues of all such Subsidiaries account for, in the aggregate, no more than 7.5% of the total revenues of the Parent and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Parent for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) directly or indirectly guarantees, or pledges any property or assets to secure, any Obligations, or (2) owns any properties or assets that constitute Collateral.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)       in respect of borrowed money;

(2)       evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)       in respect of banker’s acceptances;

(4)       representing Capital Lease Obligations;

(5)       representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or

(6)       representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes imposed on or with respect to any payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document.

“Indemnitee” shall have the meaning given such term in Section 10.04(b).

“Initial Appraisals” shall mean, individually or collectively (as the context may require), (i) the report of MBA setting forth the Appraised Value of the Pledged Spare Parts (which shall consist solely of Rotables and Repairables (each as defined in the Spare Parts Mortgage)) included in the Collateral on the Closing Date and (ii) if applicable, the report of MBA setting forth the Appraised Value of the Pledged Spare Parts included in the Collateral (but excluding the Pledged Spare Parts referenced in the foregoing clause (i)) on the second Funding Date, and consistent in all material respects with the methodology and form of presentation of the Initial Appraisals delivered on the Closing Date, each as delivered to the Administrative Agent by the Borrower pursuant to Section 4.02.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” shall mean (a) as to any Eurodollar Loan having an Interest Period of one or three months, the last day of such Interest Period, (b) as to any Eurodollar Loan having an Interest Period of more than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR Loans, the 29th day of each March, June, September and December.

“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the numerically corresponding day to the date of such Borrowing (or if there is no corresponding day, the last day) in the calendar month that is (subject to clause (ii) below) one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) the final Interest Period selected by the Borrower may end on, but not later than, the Term Loan Maturity Date and (iii) no Interest Period shall end later than the Termination Date.

“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 6.01 hereof. Notwithstanding the foregoing, any Equity Interests retained by Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by Parent or any Restricted Subsidiary of Parent after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.01 hereof. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date of any Term Loan.

“Lead Arranger” has the meaning set forth in the first paragraph of this Agreement.

“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.

“LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, (i) the rate per annum appearing on Reuters Pages LIBOR01 or LIBOR02 (or on any successor or substitute page(s) of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent in its reasonable discretion from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period or (ii) in the event that the rate identified in the foregoing clause (i) is not available at such time for any reason (any such Interest Period, an “Impacted Interest Period”), then such rate shall be the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available for Dollars that is shorter than the Impacted Interest Period; and (b) the LIBO Rate for the shortest period (for which that LIBO Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if less than 1%, the LIBO Rate shall be deemed to be 1% for the purposes of this Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in clause (f) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of the Parent and its Restricted Subsidiaries (excluding, for the avoidance of doubt, any cash or Cash Equivalents held in accounts subject to Account Control Agreements), (ii) the aggregate principal amount committed and available to be drawn by the Parent and its Restricted Subsidiaries (taking into account all borrowing base limitations or other restrictions) under all revolving credit facilities of the Parent and its Restricted Subsidiaries and (iii) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of the Parent or any of its Restricted Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).

“Loan Documents” shall mean this Agreement, the Collateral Documents, the Fee Letter and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.

“Loan Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Loan in accordance with Section 2.03 in substantially the form of Exhibit D.

“Loans” shall mean the Term Loans.

“Margin Stock” shall have the meaning given such term in Section 3.13(a).

“Marketing and Service Agreements” shall mean any business, marketing and/or service agreements among the Borrower (or any Guarantor) and/or any of its Subsidiaries and such other parties from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling and marketing agreements, in each case that are entered into in the ordinary course of business.

“Material Adverse Change” shall mean any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” shall mean a material adverse effect on (a) the consolidated business, operations or financial condition of the Parent and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or (c) the ability of the Borrower and the Guarantors, collectively, to pay the Obligations.

“Material Indebtedness” shall mean Indebtedness of the Borrower and/or Guarantors (other than the Loans) outstanding under the same agreement in a principal amount exceeding $200,000,000.

“MBA” means Morten Beyer & Agnew.

“Minimum Extension Condition” shall have the meaning given such term in Section 2.28(c).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Location Supplement” shall have the meaning set forth in the Spare Parts Mortgage.

“Net Proceeds” means the aggregate cash and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of any Collateral Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Collateral Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Collateral Sale and incurred by Parent or a

Restricted Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale or Recovery Event, taxes paid or payable as a result of the Collateral Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow.

“Net Proceeds Amount” shall have the meaning given such term in Section 2.12(a).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-Extending Lender” shall have the meaning given such term in Section 10.08(g).

“Non-Recourse Debt” shall mean Indebtedness:

(1)       as to which neither Parent nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise; and

(2)       as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-Recourse Financing Subsidiary” shall mean any Subsidiary of Parent that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.

“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans, and all other obligations and liabilities of the Borrower to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower or Parent by an Officer of the Borrower or Parent, respectively.

“One-Month LIBOR” means, for any day, the rate for deposits in Dollars for a one-month period appearing on pages LIBOR01 or LIBOR 02 of the Reuters screen as of 11:00 a.m., London time, on such day; provided that, if such rate shall be less than 1%, the One-Month LIBOR shall be deemed to be 1% for purposes of this Agreement; provided further, that, for purposes of determining “One-Month LIBOR”, clause (ii) of the definition of “LIBO Rate” and Section 2.09 shall be given effect in the event of the circumstances described in each such provision.

“Other Taxes” shall mean any and all present or future court stamp, mortgage, intangible, recording, filing or documentary taxes or any other similar, charges or similar levies arising from any payment made hereunder or from the execution, performance, delivery, registration of or enforcement of this Agreement or any other Loan Document.

“Parent” shall have the meaning set forth in the first paragraph of this Agreement.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning given such term in Section 10.02(d).

“Participant Register” shall have the meaning given such term in Section 10.02(d).

“Patriot Act” shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.

“Payroll Accounts” shall mean depository accounts used only for payroll.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which Parent and its Restricted Subsidiaries are engaged on the date of this Agreement.

“Permitted Disposition” shall mean any of the following:

(a)       the Disposition of Collateral permitted under the applicable Collateral Documents (including, as to Pledged Spare Parts, as permitted under the Spare Parts Mortgage);

(b)       the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;

(c)       in the case of Collateral other than aircraft, engines or Spare Parts, sales or dispositions (but without in any way limiting the effect of clause (a) above) of surplus, obsolete, negligible or uneconomical assets no longer used in the business of the Borrower and the other Grantors;

(d)       Dispositions of Collateral among the Grantors (including any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12); provided that:

(i)       such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties following such Disposition,

(ii)       concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents,

(iii)       concurrently therewith or promptly thereafter, the Administrative Agent, for the benefit of the Secured Parties, shall receive an Officer’s Certificate, with respect to the matters described in clauses (i) and (ii) hereof and, if reasonably requested by the Administrative Agent, an opinion of counsel to the Borrower (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent,

(iv)       concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12, such Person shall have complied with the requirements of Section 5.12(b), and

(v)       the preceding provisions of clauses (i) through (iv) shall not be applicable to any Disposition resulting from a merger or consolidation permitted by Section 6.10; and

(e)       [Intentionally omitted]; and

(f)       the lease or sublease of assets and properties in the ordinary course of business; provided that, the rights of the lessee or sublessee shall be subordinated to the rights

(including remedies) of the Administrative Agent under the applicable Collateral Document on terms reasonably satisfactory to the Administrative Agent.

“Permitted Investments” shall mean:

(1)       any Investment in Parent or in a Restricted Subsidiary of Parent;

(2)       any Investment in cash, Cash Equivalents and any foreign equivalents;

(3)       any Investment by Parent or any Restricted Subsidiary of Parent in a Person, if as a result of such Investment:

(A)       such Person becomes a Restricted Subsidiary of Parent; or

(B)       such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary of Parent;

(4)       any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)       any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)       any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;

(7)       Investments represented by Hedging Obligations;

(8)       loans or advances to officers, directors or employees made in the ordinary course of business of Parent or any Restricted Subsidiary of Parent in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(9)       prepayment of any Loans in accordance with the terms and conditions of this Agreement;

(10)       any guarantee of Indebtedness other than a guarantee of Indebtedness of an Affiliate of Parent that is not a Restricted Subsidiary of Parent;

(11)       any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the Closing Date or (B) as otherwise permitted under this Agreement;

(12)       Investments acquired after the Closing Date as a result of the acquisition by Parent or any Restricted Subsidiary of Parent of another Person, including by way of a merger, amalgamation or consolidation with or into Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 6.10 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)       the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Parent or a Subsidiary of Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)       accounts receivable arising in the ordinary course of business;

(15)       Investments in connection with outsourcing initiatives in the ordinary course of business; and

(16)       Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed 30% of the total consolidated assets of the Parent and its Restricted Subsidiaries at the time of such Investment.

“Permitted Liens” means:

(1)       Liens held by the Administrative Agent securing the Obligations;

(2)       in each case as it relates to any aircraft, airframe, engine (and, in each case, related Collateral) or any Pledged Spare Parts, Liens reflected on the records of the FAA or of the International Registry, or the UCC records of Delaware (or other applicable jurisdiction), for which the underlying obligations have been paid in full and the Liens thereunder have been terminated subject only to discharge on the applicable records, and with respect to which the applicable Grantor is diligently pursuing such discharge;

(3)       Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)       Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(5)       Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;

(6)       Liens created for the benefit of (or to secure) the Obligations or any Guaranty Obligations;

(7)       (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of any deposit or securities accounts pledged in favor of the Administrative Agent;

(8)       licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine, Spare Parts or any Additional Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of Parent and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Administrative Agent pursuant to the Collateral Documents, and in each case, would not result in a Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;

(9)       salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine, Spare Parts or any Additional Collateral, if any;

(10)       in each case as it relates to any aircraft, airframe or engine, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft, airframe or engine and separately financed by a Grantor, to secure such financing;

(11)       Liens incurred in the ordinary course of business of Parent or any Restricted Subsidiary of Parent with respect to obligations that do not exceed in the aggregate $10.0 million at any one time outstanding; and

(12)       Liens on Collateral permitted under the Collateral Document granting a Lien on such Collateral.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness (or commitments in respect thereof) of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)       the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness;

(2)       if such Permitted Refinancing Indebtedness has a maturity date that is after the latest Term Loan Maturity Date then in effect (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the latest Term Loan Maturity Date then in effect;

(3)       if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;

(4)       no Restricted Subsidiary that is not the Borrower or a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(5)       notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.

“Plan” shall mean a Single Employer Plan or a Multiple Employer Plan that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.

“Pledged Spare Parts” means, as of any date, the Spare Parts that are eligible for the benefits of Section 1110 and included in the Collateral as of such date.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Parent or any of its Subsidiaries pursuant to which Parent or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by Parent or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.

“Qualified Replacement Assets” means Additional Collateral of any of the types described in clauses (b), (c), (e) and (f) of the definition of “Additional Collateral”.

“Qualifying Equity Interests” means Equity Interests of Parent other than Disqualified Stock.

“Receivables Subsidiary” means a Subsidiary of Parent which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by Parent or any Restricted Subsidiary of Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of Parent or any Subsidiary of Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Parent nor any Subsidiary of Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Parent nor any Subsidiary of Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of a Parent will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Administrative Agent, if applicable).

“Reference Date” shall have the meaning set forth in Section 6.09(a).

“Refinanced Term Loans” shall have the meaning set forth in Section 10.08(e).

“Register” shall have the meaning set forth in Section 10.02(b)(iv).

“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.

“Replacement Term Loans” shall have the meaning set forth in Section 10.08(e).

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the aggregate principal amount of all Term Loans outstanding. The outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means an Officer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning set forth in Section 6.01(a).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to Parent or another Restricted Subsidiary of Parent, and (2) an issuance of directors’ qualifying shares.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” means, at any time, a country, territory or region which is itself the subject or target of any Sanctions, which as of the Closing Date include Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) a Person which is subject or target of any Sanctions or (b) any Person owned or controlled by any such Person or Persons.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“SEC” shall mean the United States Securities and Exchange Commission.

“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

“Secured Parties” shall mean the Administrative Agent, the Lenders and all other holders of Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary of Parent that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.

“Spare Parts” shall mean all accessories, appurtenances, or parts of an aircraft (except an engine or propeller), engine (except a propeller), propeller, or Appliance, that are to be installed at a later time in an aircraft, engine, propeller or Appliance.

“Spare Parts Mortgage” means the Mortgage and Security Agreement (Spare Parts), in substantially the form of Exhibit A, entered into by the Borrower (or any other applicable Grantor) and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Specified Collateral Coverage Ratio” means, at the election of the Borrower, either (a) if Expendables are included for purposes of calculating compliance with the Collateral Coverage Ratio, 2.0 to 1.0 or (ii) if Expendables are not included for purposes of calculating compliance with the Collateral Coverage Ratio, 1.8 to 1.0.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory

Reserve Rate shall be adjusted automatically on and as of the effective date of any change in reserve percentage.

“Stored” shall mean, as to any aircraft, airframe, or engine, that such aircraft, airframe or engine has been stored (a) with a low expectation of a return to service within the one year following commencement of such storage and (b) in a manner intended to minimize the rate of environmental degradation of the structure and components of such aircraft, airframe or engine (as the case may be) during such storage.

“Subject Company” shall have the meaning set forth in Section 6.10(a).

“Subsidiary” shall mean, with respect to any Person

(1)       any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)       any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the earlier to occur of (a) the Term Loan Maturity Date and (b) the acceleration of the Term Loans in accordance with the terms hereof.

“Term Loans” has the meaning set forth in Section 2.01(b).

“Term Loan Facility” shall mean the Commitments and the Term Loans made thereunder.

“Term Loan Maturity Date” shall mean, with respect to (a) Term Loans that have not been extended pursuant to Section 2.28, March 22, 2021 and (b) Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Lenders (as the same may be further extended pursuant to Section 2.28).

“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.

“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.

“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Administrative Agent and/or the Administrative Agent for the benefit of the Secured Parties, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United” means United Air Lines, Inc., a Delaware corporation.

“United States Citizen” shall have the meaning set forth in Section 3.02.

“Unrestricted Subsidiary” means any Subsidiary of Parent that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary in compliance with Section 5.06 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

(1)       has no Indebtedness other than Non-Recourse Debt;

(2)       except as permitted by Section 6.05 hereof, is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;

(3)       is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)       has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries; and

(5)       does not own any assets or properties that constitute Collateral.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)       the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)       the then outstanding principal amount of such Indebtedness.

“Withholding Agent” shall mean the Borrower, a Guarantor and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Responsible Officer.

Section 1.03.      Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Parent’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.

Section 1.04.      Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2.

AMOUNT AND TERMS OF CREDIT

Section 2.01.      Commitments of the Lenders; Term Loans.

(a)                [Intentionally Omitted].

(b)                Commitments. Each Lender severally, and not jointly with the other Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make term loans denominated in Dollars (each a “Term Loan” and collectively the “Term Loans”) to the Borrower, which may be funded in up to two disbursements on the Closing Date and, if applicable, on a subsequent funding date (each, a “Funding Date”), in an aggregate principal amount for both Funding Dates not to exceed the Commitment of such Lender. The Term Loans funded on the Funding Dates shall constitute a single class of Term Loans for all purposes of this Agreement and shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed. Each Lender’s Commitment shall (x) be reduced by the amount of the Term Loans it has funded on a Funding Date and (y) terminate immediately and without further action on the earlier to occur of (i) the date on which such Lender has funded Term Loans in an aggregate amount equal to 100% of such Lender’s Commitment and (ii) March 27, 2020.

(c)                Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. There may be multiple Borrowings converted or continued on the same day.

(d)                Amount of Borrowing. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time.

(e)                Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Term Loan if the Interest Period requested with respect thereto would end after the applicable Term Loan Maturity Date.

Section 2.02.      [Intentionally Omitted].

Section 2.03.      Requests for Loans.

(a)                [Intentionally Omitted]

(b)                Term Loans. Unless otherwise agreed to by the Administrative Agent, to request the Term Loans on a Funding Date, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Loan, not later than 2:00 p.m., New York City time, three (3) Business Days before the applicable Funding Date and (ii) in the case of an ABR Loan, not later than 1:00 p.m., New York City time one (1) Business Day before the applicable Funding Date. Such telephonic Loan request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Loan

Request signed by the Borrower. Such telephonic and written Loan Request shall specify the following information in compliance with Section 2.01(b):

(i)               the aggregate amount of the requested Loan (which shall comply with Section 2.01(d));

(ii)             the date of such Loan, which shall be a Business Day;

(iii)            whether such Loan is to be an ABR Borrowing or a Eurodollar Loan; and

(iv)            in the case of a Eurodollar Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Loan Request in accordance with this Section 2.03(b), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Loan.

Section 2.04.      Funding of Loans.

(a)                [Intentionally Omitted].

(b)                Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make the proceeds of the Loans to the Borrower by promptly crediting such proceeds so received, in like funds, to an account designated by the Borrower in the applicable Loan Request.

(c)                Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan (or, with respect to any ABR Loan made on same-day notice, prior to 11:00 a.m., New York City time, on the date of such Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (b) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then (x) such amount shall constitute such Lender’s Loan included in such Loan and the Borrower shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid and (y) if such amount was previously repaid by the Borrower, the Administrative Agent shall promptly make a corresponding amount available to the Borrower.

Section 2.05.      Interest Elections.

(a)               The Borrower may elect from time to time to (i) convert ABR Loans to Eurodollar Loans, (ii) convert Eurodollar Loans to ABR Loans, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto or (iii) continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto.

(b)                To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone or by hand or facsimile delivery or by electronic mail of a written Interest Election Request by the time that a Loan Request would be required under Section 2.03(b) if the Borrower were requesting a Loan of the Type resulting from such election to be made on the effective date of such election, provided that the initial Interest Election Request with respect any disbursement of Term Loans occurring on a Funding Date may be incorporated into the Loan Request on such Funding Date. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Interest Election Request in substantially the same form as a Loan Request signed by the Borrower.

(c)               Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i)               the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)             the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)            if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one month Eurodollar Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06.      Limitation on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty Eurodollar Tranches shall be outstanding at any one time.

Section 2.07.      Interest on Loans.

(a)               Subject to the provisions of Section 2.08, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)                Subject to the provisions of Section 2.08, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)               Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Eurodollar Loan to an ABR Loan, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)               Notwithstanding anything to the contrary herein, the Borrower may elect to deliver a Loan Request for any Funding Date for an initial ABR Loan Borrowing together with an Interest Election Request to convert such ABR Loan Borrowing into a Eurodollar Loan Borrowing on the date falling three Business Days after such Funding Date, and, in such case, interest accrued and unpaid as of such date of conversion shall not be payable on such date, but shall instead be payable on the Interest Payment Date corresponding to such initial Eurodollar Loan Borrowing.

Section 2.08.      Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is applicable, a year of 365 days or 366 days in a leap year) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the rate applicable for ABR Loans plus 2.0%.

Section 2.09.      Alternate Rate of Interest. In the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Loans hereunder (including pursuant to a refinancing with Eurodollar Loans and including any request to continue, or to convert to, Eurodollar Loans) shall be deemed a request for a Borrowing of ABR Loans. Notwithstanding any provision to the contrary set forth in this Agreement, in the event the (i) Administrative Agent determines, pursuant to and in accordance with this Section 2.09, that reasonable means do not exist for ascertaining the applicable LIBO Rate and the Administrative Agent and the Borrower mutually determine that the syndicated loan market has broadly accepted a replacement standard for the LIBO Rate, (ii) the Administrative Agent determines that, except as set forth in clause (ii) of the definition of “LIBO Rate”, dollar deposits are not being offered in the London interbank market for the applicable Interest Period or (iii) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will, prior to the Term Loan Maturity Date, cease to publish the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate and the LIBO Rate will not be otherwise determinable in accordance with this Agreement; then the Administrative Agent and Borrower may, without the consent of any Lender, amend this Agreement to adopt such new broadly accepted market standard and to make such other changes as shall be necessary or appropriate in the good faith determination of the Administrative Agent and the Borrower in order to implement such new market standard herein and in the other Loan Documents so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such replacement standard is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.

Section 2.10.      Repayment of Loans; Evidence of Debt.

(a)               The Borrower unconditionally promises to pay the then unpaid principal amount of the Term Loans in a single installment on the Termination Date to the Administrative Agent for the ratable account of each Lender.

(b)                [Intentionally Omitted].

(c)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)               The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.

(e)                The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)                 Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

Section 2.11.      [Intentionally Omitted].

Section 2.12.      Mandatory Prepayment of Loans.

(a)                Within five (5) Business Days of Parent or any of its Subsidiaries (i) receiving any Net Proceeds as a result of a Collateral Sale in respect of Collateral, the Borrower shall prepay Loans in an amount equal to the amount of such received Net Proceeds in accordance with the requirements of Section 2.12(c) or (ii) receiving any Net Proceeds as a result of a Recovery Event in respect of Collateral, the Borrower shall, subject to the terms of the applicable Collateral Documents (as to Collateral covered thereby), deposit cash in an amount (the “Net Proceeds Amount”) equal to the amount of such received Net Proceeds into the Collateral Proceeds Account maintained with the Administrative Agent for such purpose and subject to an Account Control Agreement and thereafter such Net Proceeds Amount shall be applied to prepay Loans in accordance with the requirements of Section 2.12(c); provided that (x) the Borrower may use such Net Proceeds Amount to (aa) replace the assets (other than any airframe) which are the subject of such Recovery Event with Qualified Replacement Assets, or (bb) repair the assets which are the subject of such Recovery Event, in each case, within 365 days after such deposit is made, (y) all such Net Proceeds Amounts shall be subject to release as provided in

Section 6.09(c) or may, at the option of the Borrower at any time, be applied in accordance with the requirements of Section 2.12(c), and (z) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent in accordance with Section 2.12(c); provided further that any release of any Net Proceeds Amount pursuant to clause (y) of this Section 2.12(a) shall be conditioned on the Collateral Coverage Ratio being at least the Specified Collateral Coverage Ratio after giving effect thereto. For purposes of the foregoing, the Borrower and the Administrative Agent agree to establish the Collateral Proceeds Account as soon as practicable after the Closing Date.

(b)                The Borrower shall prepay the Loans when and in an amount necessary to comply with Section 6.09(a).

(c)                Amounts required to be applied to the prepayment of Loans pursuant to Section 2.12(a) and (b) shall be applied to prepay the outstanding Term Loans in accordance with Section 2.17(e)(ii), in an amount necessary to result in a Collateral Coverage Ratio of at least the Specified Collateral Coverage Ratio, in each case as directed by the Borrower. The application of any prepayment pursuant to this Section 2.12 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Term Loans prepaid pursuant to this Section 2.12 may not be reborrowed.

(d)               [Intentionally Omitted]

(e)                [Intentionally Omitted].

(f)                 All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid Fees and any losses, costs and expenses, as more fully described in Sections 2.15 hereof.

(g)                If a Change of Control occurs, within thirty (30) days following the occurrence of such Change of Control, the Borrower shall prepay all of the outstanding Loans at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment.

Section 2.13.      Optional Prepayment of Loans.

(a)                The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, (i) with respect to Eurodollar Loans, upon (A) telephonic notice (followed promptly by written or facsimile notice or notice by electronic mail) to the Administrative Agent or (B) written or facsimile notice (or notice by electronic mail) to the Administrative Agent, in any case received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Loans, upon written or facsimile notice (or notice by electronic mail) to the Administrative Agent received by 1:00 p.m., New York City time, one Business Day prior to the proposed date of prepayment; provided that ABR Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in the case of Eurodollar Loans and integral multiples of $100,000 in the case of ABR Loans, (B) no prepayment of Eurodollar Loans shall be permitted pursuant to this

Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Eurodollar Tranche shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Eurodollar Tranche being less than $1,000,000.

(b)                Any prepayments under Section 2.13(a) shall be applied to prepay the outstanding principal amount of the Term Loans. All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Sections 2.15 hereof. Term Loans prepaid pursuant to Section 2.13(a) may not be reborrowed.

(c)                Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(d)               [Intentionally Omitted]

Section 2.14.      Increased Costs.

(a)                If any Change in Law shall:

(i)                impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)); or

(ii)               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any Eurodollar Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Eurodollar Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts, in each case as documented by such Lender to the Borrower as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.

(c)               Solely to the extent arising from a Change in Law, the Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)                A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.

(e)                Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

(f)                The Borrower shall not be required to make payments under this Section 2.14 to any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally, (B) the claim arises out of a voluntary relocation by such Lender of its applicable Lending Office (it being understood that any such relocation effected pursuant to Section 2.18 is not “voluntary”), or (C) such Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.

(g)                Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Closing Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change in Law; provided however, that any determination by a Lender of amounts owed pursuant to this Section 2.14 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice.

Section 2.15.      Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, or Section 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event; provided that in no case shall this Section 2.15 apply to any payment pursuant to Section 2.10(b). Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable rate of interest for such Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.

Section 2.16.      Taxes.

(a)                Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender, as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions for any Indemnified Taxes or Other Taxes (including deductions for any Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.16), the Administrative Agent, Lender or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                In addition, the Borrower or any Guarantor, as applicable, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of or withheld or deducted from payments owing to the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent (to the extent the Administrative Agent has not been reimbursed by the Borrower) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(f)                 Any Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Lender is not legally able to deliver.

(g)                (1) Without limiting the generality of the foregoing, each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(i)               two (2) duly executed originals of the applicable Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)             two (2) duly executed originals of Internal Revenue Service Form W-8ECI (or any successor form),

(iii)            two (2) duly executed originals of Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI (or any successor form), the applicable Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), Internal Revenue Service Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable,

(iv)            in the case of such Lender claiming the benefits of exemption for portfolio interest under Section 881(c) of the Code (the “Portfolio Interest Exemption”), (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected (such certificate, a “Certificate Re: Non-Bank Status”), or if such Foreign Lender is an entity treated as a partnership, an Internal Revenue Service Form W-8IMY (or any successor form), together with a Certificate Re: Non-Bank Status on behalf of any beneficial owners claiming the Portfolio Interest Exemption, and (y) two (2) duly executed originals of the applicable Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor form), or in the case of a Foreign Lender that is treated as a partnership, two (2) duly executed originals of Internal Revenue Service Form W-8IMY (or any successor form), together with the appropriate Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor form) on behalf of each beneficial owner claiming the Portfolio Interest Exemption, or

(v)             any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax and reasonably requested by the Borrower or the Administrative Agent to permit the Borrower to determine the withholding or required deduction to be made.

A Lender shall not be required to deliver any form or statement pursuant to this Section 2.16(g) that such Lender is not legally able to deliver.

(2)       Any Lender that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such Lender is entitled to an exemption from United States backup withholding tax.

(3)       If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(h)                If the Administrative Agent or a Lender determines, in its sole discretion, reasonably exercised, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid and as to which it has been indemnified by the Borrower or a Guarantor or with respect to which the Borrower or a Guarantor has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 2.17.      Payments Generally; Pro Rata Treatment.

(a)                The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, NY 10017, pursuant to wire instructions to be provided by the Administrative Agent, except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension), unless such next succeeding Business Day would fall in the next calendar month, in which case the date for payment shall be the next preceding Business Day. All payments hereunder shall be made in U.S. Dollars.

(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.20, 2.21 and 10.04 payable to the Lenders and towards payment of interest then due on account of the Term Loans ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of principal of the Term Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)               Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds

Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)                If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), 2.04(b), 2.04(c), 8.04 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(e)                Pro Rata Treatment. (i)  Each payment by the Borrower in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii)               Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders.

Section 2.18.      Mitigation Obligations; Replacement of Lenders.

(a)                If the Borrower is required to pay any additional amount to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrower or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16.

(b)                If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) prepay such Lender’s outstanding Loans, or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrower; provided that (i) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrower (in the case of all other amounts) and (ii)

in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.

Section 2.19.      Certain Fees. The Borrower shall pay to the Administrative Agent and the Lead Arranger, the fees to which each is respectively entitled as set forth in the Fee Letter, dated as of the date hereof (the “Fee Letter”), between GS and the Borrower, in each case at the times set forth therein.

Section 2.20.      [Intentionally Omitted]

Section 2.21.      [Intentionally Omitted]

Section 2.22.      Nature of Fees. Except as otherwise specified in the Fee Letter, all Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, as provided herein and in the Fee Letter. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.23.      Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in accounts pledged to secure other Indebtedness of the Borrower or any Guarantor, the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(g) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Administrative Agent agree promptly to notify the Borrower and Guarantors after any such set-off and application made by such Lender or the Administrative Agent (or any of such banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

Section 2.24.      [Intentionally Omitted]

Section 2.25.      Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this

Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations.

Section 2.26.      Defaulting Lenders.

(a)                If at any time any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.

(b)                Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Commitments and Loans, and (ii) deliver any documentation evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrower and such assignee, of the assigning Lender’s outstanding Commitments and Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Commitments and Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.15 due to such replacement occurring on a day other than the last day of an Interest Period), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrower in connection with previous Borrowings, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments and Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.

(c)                [Intentionally Omitted].

(d)                [Intentionally Omitted]

(e)                [Intentionally Omitted]

(f)                 [Intentionally Omitted].

(g)                Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(i)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the

Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:

first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent,

second, [Intentionally Omitted],

third, to the payment of the default interest and then current interest due and payable to the Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them,

fifth, to pay principal then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them,

sixth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders,

seventh, [Intentionally Omitted], and

eighth, after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(h)               The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.26(g) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.

(i)                  If the Borrower and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(g)), such Lender shall purchase at par such portions of outstanding Loans of the other Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Loans on a pro rata basis in accordance with their respective Commitments, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such

Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(j)                  Notwithstanding anything to the contrary herein, the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.

Section 2.27.      [Intentionally Omitted]

Section 2.28.      Extension of Term Loans. (a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Extension Offer”), made from time to time by the Borrower to all Lenders holding Term Loans with like maturity date, on a pro rata basis (based on the aggregate Commitments with like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the scheduled maturity date with respect to all or a portion of any outstanding principal amount of such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Commitments) (each, a “ Extension”, and each group of Term Loans, as so extended, as well as the original Term Loans not so extended, being a “tranche of Term Loans”, and any Extended Term Loan shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied:

(i)               no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the applicable Lenders (the “Extension Offer Date”);

(ii)             except as to interest rates, fees, scheduled amortization payments of principal and final maturity (which shall be as set forth in the relevant Extension Offer), the Term Loan of any Lender that agrees to an Extension with respect to such Term Loan extended pursuant to an Extension Amendment (an “Extended Term Loan”), shall be a Term Loan with the same terms as the original Term Loans; provided that (1) the permanent repayment of Extended Term Loans after the applicable Extension shall be made on a pro rata basis with all other Term Loans, except that the Borrower shall be permitted to permanently repay any such tranche of Term Loans on a better than a pro rata basis as compared to any other tranche of Term Loans with a later maturity date than such tranche of Term Loans, (2) assignments and participations of Extended Term Loans shall be governed by the same assignment and participation provisions applicable to Term Loans, (3) the relevant Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of such Extension Amendment (immediately prior to the establishment of such Extended Term Loans), (4) Extended Term Loans may have call protection as may be agreed by the Borrower and the applicable Lenders of such Extended Term Loans, (5) no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier Term Loan Maturity Date are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans and (6) at no time shall there be Term Loans hereunder (including Extended Term Loans and any original Term Loans) which have more than five different maturity dates;

(iii)            all documentation in respect of such Extension shall be consistent with the foregoing; and

(iv)            any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.

(b)                [Intentionally Omitted].

(c)                Minimum Extension Condition. With respect to all Extensions consummated by the Borrower pursuant to this Section 2.28, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or Section 2.13 and (ii) each Extension Offer shall specify the minimum amount of Term Loans to be tendered, which shall be a minimum amount approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.28 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11, 2.12, 2.17 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.

(d)                Extension Amendment. The consent of the Administrative Agent shall be required to effectuate any Extension, such consent not to be unreasonably withheld. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof), as applicable. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.28.

(e)                In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make Loans hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

Section 3.01.      Organization and Authority. The Borrower and the Guarantors (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.

Section 3.02.      Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.

Section 3.03.      Due Execution. The execution, delivery and performance by the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent documentation) of the Borrower or the Guarantors, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantors which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or the other Grantors other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Loan Document to which the Borrower or a Guarantor is a party has been duly executed and delivered by the Borrower and the Guarantors party thereto. This Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party, each is a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.04.      Statements Made.

(a)               The written information furnished by or on behalf of the Borrower or any Guarantor to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10-K for 2019 of Parent and the Borrower filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2019, by Parent or the Borrower, with the SEC (as amended), taken as a whole as of the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward-looking information the Borrower and the Guarantors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b)                The Annual Report on Form 10-K of Parent most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of Parent filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.05.      Financial Statements; Material Adverse Change.

(a)                The audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2019, included in Parent’s Annual Report on Form 10-K for 2019 filed with the SEC, as amended, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis as of such date and for such period.

(b)                Except as disclosed in Parent’s Annual Report on Form 10-K for 2019 or any report filed after December 31, 2019, by Parent on Form 10-Q or Form 8-K with the SEC, since December 31, 2019, there has been no Material Adverse Change.

Section 3.06.      Ownership of Subsidiaries. As of the Closing Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of Parent, and (b) Parent owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly.

Section 3.07.      Liens. There are no Liens of any nature whatsoever on any Collateral other than Permitted Liens.

Section 3.08.      Use of Proceeds. The proceeds of the Loans shall be used for working capital or other general corporate purposes of the Borrower, the Guarantors and their respective Subsidiaries (including the payment of transaction costs, fees and expenses as contemplated hereby and as referred to in Sections 2.19 and 2.20).

Section 3.09.      Litigation and Compliance with Laws.

(a)                Except as disclosed in Parent’s Annual Report on Form 10-K for 2019 or any report filed by Parent on Form 10-Q or Form 8-K with the SEC after December 31, 2019, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) could reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.

(b)                Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.

Section 3.10.      [Intentionally Omitted].

Section 3.11.      [Intentionally Omitted].

Section 3.12.      [Intentionally Omitted].

Section 3.13.      Margin Regulations; Investment Company Act.

(a)                Neither the Borrower nor any Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

(b)                Neither the Borrower nor any Guarantor is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Loan, nor the application of the proceeds of any Loan or repayment of any Loan by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.

Section 3.14.      Ownership of Collateral. Each Grantor has good title to the Collateral owned by it, free and clear of all Liens other than Permitted Liens.

Section 3.15.      Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral as of the Closing Date, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid), (b) the execution of any Account Control Agreement, if applicable, and (c) the appropriate filings with the FAA (including filing for recordation of the Spare Parts Mortgage and corresponding Mortgage Location Supplement), are made, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings, registrations or recordations or upon the taking of the actions described in clauses (a), (b) and (c) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.15).

Section 3.16.      Payment of Taxes. Each of Parent and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings or (b) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.17.      Anti-Corruption Laws and Sanctions. Parent has implemented and maintains in effect policies and procedures intended to ensure compliance by Parent, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Parent, any of its Subsidiaries or to the knowledge of Parent any of their respective directors or officers is a Sanctioned Person.

SECTION 4.

CONDITIONS OF LENDING

Section 4.01.      Conditions Precedent to Closing. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent):

(a)                Supporting Documents. The Administrative Agent shall have received with respect to the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent:

(i)               a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;

(ii)             a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation or formation and the by-laws or limited liability company or other operating agreement (as the case may be) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and

(iii)            an Officer’s Certificate from the Borrower certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents as though made on the Closing Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Closing Date Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Closing Date Transactions, that constitutes an Event of Default.

(b)                Term Loan Credit Agreement. Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.

(c)               Spare Parts Mortgage. The Borrower shall have duly executed and delivered to the Administrative Agent the Spare Parts Mortgage, and a corresponding Mortgage Location Supplement with respect to the Designated Locations listed on Annex C, in form and substance reasonably acceptable to the Administrative Agent and all financing statements in form and substance reasonably acceptable to the Administrative Agent, and shall have filed (or the parties shall have arranged for such filing on the Closing Date) for recordation the Spare Parts Mortgage and corresponding Mortgage Location Supplement, as may be required to grant, continue and maintain an enforceable security interest in the applicable Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with applicable law.

(d)                Spare Parts Documents. The Administrative Agent shall have received the following (with applicable defined terms in the Spare Parts Mortgage used in this Section and not otherwise defined herein having the respective meanings ascribed in the Spare Parts Mortgage):

(i)               UCC financing statements in respect of each Mortgage and/or Mortgage Location Supplement; and

(ii)             evidence of compliance with respect to the Collateral with the insurance provisions of Section 3.06 of the Spare Parts Mortgage.

(e)                Opinions of Counsel. The Administrative Agent and the Lenders shall have received:

(i)              a written opinion of David Olaussen, Senior Managing Counsel – Finance, Fleet & Loyalty for the Borrower, in a form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(ii)             a written opinion of Hughes Hubbard & Reed LLP, special New York counsel to the Borrower and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(iii)            a written opinion of Milbank LLP, special New York counsel to the Administrative Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent; and

(iv)            a written opinion of Lytle Soule & Felty, special FAA counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(f)                 Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent, the Lead Arranger and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Sections 2.19 and Section 2.20, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank LLP) for which invoices have been presented at least one Business Day prior to the Closing Date.

(g)                Lien Searches. The Administrative Agent shall have received registry lien searches conducted with the FAA (or shall otherwise be satisfied that such searches have been conducted by special FAA counsel to the Borrower) reflecting the absence of Liens and encumbrances on the assets (in the case of Pledged Spare Parts, with reference to each Designated Location set forth on Annex C) of the Borrower to be pledged as Collateral on the Closing Date, other than Permitted Liens.

(h)                Consents. All material governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.

(i)                  Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the date hereof or on the Closing Date shall be true and correct in all material respects on and as of the Closing Date, before and after giving effect to the Closing Date Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Closing Date Transactions.

(j)                  No Event of Default. Before and after giving effect to the Closing Date Transactions, no Event of Default shall have occurred and be continuing on the Closing Date.

(k)                Patriot Act. The Lenders shall have received at least five (5) days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested from the Borrower or Guarantor prior to such date.

(l)                  [Intentionally Omitted.]

The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.

Section 4.02.      Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loan on the Closing Date, is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:

(a)                Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such Borrowing.

(b)                Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date such Loan is made, before and after giving effect to Borrowing of such Loan, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to Borrowing of such Loan.

(c)               No Event of Default. Before and after giving effect to the Borrowing of such Loan, no Event of Default shall have occurred and be continuing on the date such Loan is made.

(d)               Initial Appraisals. The Administrative Agent shall have received the Initial Appraisals in respect of the Collateral being pledged on the Funding Date of such Loan (which, in the case of the Loan being made on the Closing Date, shall only consist of Rotables and Repairables (each as defined in the Spare Parts Mortgage), and, in the case of a subsequent Funding Date, may consist of any type of Spare Part) and such Initial Appraisals shall be in form reasonably satisfactory to the Administrative Agent and demonstrate that (in the case of a subsequent Funding Date, together with the Initial Appraisals delivered in connection with the disbursement occurring on the Closing Date), on the date such Loan is made and after giving pro forma effect thereto, the Collateral Coverage Ratio shall be no less than 2.0 to 1.0.

(e)                No Going Concern Qualification. On the date of such Loan hereunder, the opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the most recent audited consolidated financial statements delivered by the Parent pursuant to Section 5.01(a) shall not include a “going concern” qualification under GAAP as in effect on the date of this Agreement or, if there is a change in the relevant provisions of GAAP thereafter, any like qualification or exception under GAAP after giving effect to such change.

The acceptance by the Borrower of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.

Section 4.03.      Condition Subsequent.

(a)                The Borrower shall permit and cause, within fourteen (14) days of the Closing Date, MBA to conduct a limited physical inspection audit of the Pledged Spare Parts consistent with the actions required by clauses (vi) and (vii) of the definition of “Appraisal Methodology” in the Spare Parts Mortgage.

SECTION 5.

AFFIRMATIVE COVENANTS

From the date hereof and for so long as the Commitments remain in effect, the principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:

Section 5.01.      Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent on behalf of the Lenders:

(a)                Within ninety (90) days after the end of each fiscal year, Parent’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of Parent to be audited for Parent by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if Parent shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;

(b)               Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, Parent’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if Parent shall have filed with the SEC its Quarterly Report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;

(c)                Within the time period under Section 5.01(a) above, a certificate of a Responsible Officer of Parent certifying that, to the knowledge of such Responsible Officer, no Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such an Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(d)                Within the time period under (a) and (b) of this Section 5.01, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Section 6.08 as of the end of the preceding fiscal quarter;

(e)                A Collateral Coverage Ratio Certificate, as and when required under Sections 6.09(a) or 6.04(ii)(C).

(f)                Promptly after the occurrence thereof, written notice of the termination of a Plan of the Borrower pursuant to Section 4042 of ERISA to the extent such termination would constitute an Event of Default;

(g)               So long as any Commitment or Loan is outstanding, promptly after the Chief Financial Officer or the Treasurer of the Parent becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Parent and its Subsidiaries are taking or propose to take with respect thereto; and

(h)                Promptly, from time to time, such other information regarding the Collateral and the operations, business affairs and financial condition of the Borrower or any Guarantor, in each case as the Administrative Agent, at the request of any Lender, may reasonably request.

Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information required to be delivered pursuant to this Section 5.01 by the Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrower to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.

Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower or a Guarantor as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on the Borrower’s general commercial website on the Internet, as such website may be specified by the Borrower to the Administrative Agent from time to time.

Section 5.02.      Taxes. Parent shall pay, and cause each of its Subsidiaries to pay, all material taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings and (ii) the failure to effect such payment of which are not reasonably be expected to have a Material Adverse Effect on Parent.

Section 5.03.      Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.04.      Corporate Existence. Parent shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:

(1)       its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent or any such Restricted Subsidiary; and

(2)       the rights (charter and statutory) and material franchises of Parent and its Restricted Subsidiaries; provided, however, that Parent shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Restricted Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.

For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.10 hereof or described in Section 6.10(b).

Section 5.05.      Compliance with Laws. Parent shall comply, and cause each of its Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect policies and procedures intended to ensure compliance by Parent, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.06.      Designation of Restricted and Unrestricted Subsidiaries.

(a)               The Board of Directors of Parent may designate any Restricted Subsidiary of it (other than the Borrower) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under Section 6.01 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b)                The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be permitted only if no Default or Event of Default would be in existence following such designation.

Section 5.07.      Delivery of Appraisals. The Borrower shall:

(1)                within ten (10) Business Days of September 23, 2020;

(2)                on the date upon which any Additional Collateral is pledged as Collateral to the Administrative Agent to secure the Obligations, but only with respect to such Additional Collateral;

(3)                promptly (but in any event within 30 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing; and

(4)                within ten (10) Business Days of each of June 23, 2020 and December 23, 2020;

deliver to the Administrative Agent one or more Appraisals establishing the Appraised Value of the Collateral; provided, however, that in the case of clause (2) above, only an Appraisal with respect to the Additional Collateral shall be required to be delivered. The Borrower may from time to time cause subsequent Appraisals to be delivered to the Administrative Agent if it believes that any affected item of Collateral has a higher Appraised Value than that reflected in the most recent Appraisals delivered pursuant to this Section 5.07.

Section 5.08.      Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Administrative Agent in the Collateral Documents, Parent will, and will cause its Restricted Subsidiaries to, reasonably cooperate in good faith with the Administrative Agent or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Administrative Agent or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Administrative Agent and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Administrative Agent or its designee obtain such licenses, consents and approvals, and at such time Parent will, and will cause its Restricted Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Administrative Agent or its designee).

Section 5.09.      Regulatory Matters; Citizenship; Utilization; Collateral Requirements.

(a)                The Borrower will:

(1)                maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;

(2)                be a United States Citizen; and

(3)                maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time.

(b)                [Intentionally Omitted].

Section 5.10.      Collateral Ownership. Subject to the provisions described (including the actions permitted) under Sections 6.04 and 6.10 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral.

Section 5.11.      [Intentionally Omitted].

Section 5.12.      Additional Guarantors; Grantors; Collateral.

(a)                If the Parent or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Closing Date, then the Parent will promptly cause such Domestic Subsidiary to become a party to the Guarantee contained in Section 9 hereof by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor unless and until 30 Business Days after such time as it ceases to be an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Obligations.

(b)                If Parent or any Restricted Subsidiary of Parent desires or is required pursuant to the terms of this Agreement to add Additional Collateral after the Closing Date, Parent shall, in each case at its own expense, (A) cause any such Restricted Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Restricted Subsidiary is not already a party thereto) and cause any such Grantor to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties applicable to such Additional Collateral, by executing and delivering to the Administrative Agent an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B and/or joinders to all applicable Collateral Documents or pursuant to new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent (it being understood, that in the case of Additional Collateral of a type that has not been theretofore included in the Collateral, such Additional Collateral may be subject to such additional terms and conditions as may be customarily required by lenders in similar financings of a similar size for similarly situated borrowers secured by the same type of Collateral, as agreed by the Borrower and the Administrative Agent in their reasonable discretion), (B) promptly execute and deliver (or cause such Restricted Subsidiary to execute and deliver) to the Administrative Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under the definition of “Additional Collateral” in Section 1.01 or under Section 6.06 and the filing of UCC financing statements, filings with the FAA and registrations with the International Registry, as applicable) in favor of the Administrative Agent for the benefit of the Secured Parties on such assets of Parent or such Restricted Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to Parent or such Restricted Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral and in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.13.      Access to Books and Records.

(a)                The Borrower and the Guarantors will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Borrower and the Guarantors.

(b)                The Borrower and the Guarantors will permit, to the extent not prohibited by applicable law or contractual obligations, any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Borrower and the Guarantors, to (x) visit and inspect the Collateral (other than the Pledged Spare Parts, as to which the provisions of Section 3.09 of the Spare Parts Mortgage shall apply) and the properties of the Borrower and the Guarantors, (y) examine its books and records, and (z) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (it being understood that a representative of the Borrower will be present) subject to any restrictions in any applicable Collateral Document; provided that if an Event of Default has occurred and is continuing, the Borrower and the Guarantors shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately); provided, further, that with respect to Collateral (other than the Collateral covered by the Spare Parts Mortgage) and matters relating thereto, the rights of Administrative Agent and the Lenders under this Section 5.13 shall, subject to the inspection provisions of the applicable Collateral Documents, be limited to the following: upon the request of the Administrative Agent, the applicable Grantor will permit the Administrative Agent or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to (x) visit during normal business hours its offices, sites and properties and (y) inspect any documents relating to (i) the existence of such Collateral, (ii) with respect to Collateral, the condition of such Collateral, and (iii) the validity, perfection and priority of the Liens on such Collateral, and to discuss such matters with its officers, except to the extent the disclosure of any such document or any such discussion would result in the applicable Grantor’s violation of its contractual or legal obligations. All confidential or proprietary information obtained in connection with any such visit, inspection or discussion shall be held confidential by the Administrative Agent and each agent or representative thereof and shall not be furnished or disclosed by any of them to anyone other than their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by any court or administrative agency or by any statute, rule, regulation or order of any Governmental Authority.

Section 5.14.      Further Assurances. The Borrower and each Guarantor shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law, or by the FAA, or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.

SECTION 6.

NEGATIVE COVENANTS

From the date hereof and for so long as the Commitments remain in effect or principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:

Section 6.01.      Restricted Payments.

(a)               Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                  declare or pay any dividend or make any other payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of Parent, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to Parent or a Restricted Subsidiary of Parent);

(ii)               purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent;

(iii)            make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Obligations (excluding any intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Stated Maturity thereof; or

(iv)             make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)                no Default or Event of Default has occurred and is continuing as of such time; and

(2)               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2) through (20) of Section 6.01(b) hereof), is less than the sum, without duplication, of:

(A)                 50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from July 1, 2011 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)                  100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by Parent since May 7, 2013 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of Parent and excluding Excluded Contributions); plus

(C)                 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by Parent or a Restricted Subsidiary of Parent from the issue or sale of convertible or exchangeable Disqualified Stock of Parent or a Restricted Subsidiary of Parent or convertible or exchangeable debt securities of Parent or a Restricted Subsidiary of Parent (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged since May 7, 2013 for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Parent); plus

(D)                to the extent that any Restricted Investment that was made after May 7, 2013 (other than in reliance on clause (16) of Section 6.01(b)) is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)                 to the extent that any Unrestricted Subsidiary of Parent designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the Fair Market Value of Parent’s Restricted Investment in such Subsidiary (made other than in reliance on clause (16) of Section 6.01(b)) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(F)                  100% of any dividends received in cash by Parent or a Restricted Subsidiary of Parent after May 7, 2013 from an Unrestricted Subsidiary of Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Parent for such period.

(b)                The provisions of Section 6.01(a) hereof will not prohibit:

(1)                the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;

(2)               the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(2)(B) of Section 6.01 hereof and will not be considered to be Excluded Contributions;

(3)                the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;

(4)                the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)                the repurchase, redemption, acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50.0 million in any 12-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with (x) the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Agreement and in such case the aggregate price paid by Parent and its Restricted Subsidiaries may not exceed

$100.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation or (y) the Continental/UAL Merger, in which case no dollar limitation shall be applicable); provided further that Parent or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $25.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)               the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)               so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of Parent or any preferred stock of any Restricted Subsidiary of Parent;

(8)                payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)                the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary of Parent to the extent such dividends are included in the definition of “Fixed Charges” for such Person;

(10)           in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Borrower or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Borrower (or a third party to the extent permitted by this Agreement) has prepaid the Loans in accordance with Section 2.12(g) (it being agreed that the Borrower or any Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);

(11)           Restricted Payments made with Excluded Contributions;

(12)           the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)           the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (A) if such Subsidiary is not a Guarantor, no Default or Event of Default is continuing and (B) the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;

(14)           the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $600.0 million since the Closing Date; provided that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;

(15)           so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $1.0 billion, such aggregate amount to be calculated from the Closing Date;

(16)           so long as no Default or Event of Default has occurred and is continuing, any Restricted Investment by Parent and/or any Restricted Subsidiary of Parent;

(17)           the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of Parent or any Restricted Subsidiary of Parent;

(18)           so long as no Default or Event of Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of Parent or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);

(19)           any Restricted Payment so long as both before and after giving effect to such Restricted Payment, Parent and its Restricted Subsidiaries have Liquidity in the aggregate of at least $3,500,000,000; and

(20)           Restricted Payments in an aggregate amount which do not exceed 5.0% of the Consolidated Tangible Assets of Parent and its Restricted Subsidiaries (calculated at the time of such Restricted Payment).

In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent or such Restricted Subsidiary of Parent, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this Section 6.01, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (20) of subparagraph (b) of this Section 6.01, or is entitled to be made pursuant to subparagraph (a) of this Section 6.01, Parent will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 6.01.

For the avoidance of doubt, the following shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions described in this Section 6.01:

(a)       the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of Parent or any Restricted Subsidiary of Parent that is not contractually subordinated to the Obligations;

(b)       the payment of regularly scheduled amounts in respect of, and the issuance of common stock of Parent upon conversion of, the 6% Convertible Preferred Securities, Term Income Deferred Equity Securities (TIDES) SM issued by Continental Airlines Finance Trust II or the underlying 6% Convertible Junior Subordinated Debentures due 2030 issued by Continental; and

(c)       the conversion of the Capital Stock of the Borrower pursuant to the Airlines Merger or the conversion of the Capital Stock of the Borrower or Parent pursuant to the Airline/Parent Merger.

Notwithstanding anything in this Agreement to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.

Section 6.02.      [Intentionally Omitted].

Section 6.03.      [Intentionally Omitted].

Section 6.04.      Disposition of Collateral. Neither the Borrower nor any Grantor shall sell or otherwise Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that such sale or other Disposition shall be permitted in the case of (i) a Permitted Disposition or (ii) any other sale or Disposition, provided that, in the case of this clause (ii), (A) no Event of Default shall have occurred and be continuing, (B) the Net Proceeds of such sale or Disposition are applied pursuant to Section 2.12 and (C) the Collateral Coverage Ratio is no less than the Specified Collateral Coverage Ratio after giving effect to such sale or Disposition and the application of Net Proceeds in accordance with Section 2.12; provided that nothing contained in this Section 6.04 is intended to excuse performance by the Borrower or any

Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d) or (f) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to release any such Collateral pursuant to Section 6.09(c)).

Section 6.05.      Transactions with Affiliates.

(a)                Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1)                the Affiliate Transaction is on terms that are not materially less favorable to the Parent or the relevant Restricted Subsidiary (taking into account all effects Parent or such Restricted Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and

(2)                Parent delivers to the Administrative Agent:

(A)                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 6.05(a); and

(B)                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $200.0 million, an opinion as to the fairness to Parent or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)               The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.05(a) hereof:

(1)                any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)                transactions between or among Parent and/or its Restricted Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions);

(3)                transactions with a Person (other than an Unrestricted Subsidiary of Parent) that is an Affiliate of Parent solely because Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                payment of fees, compensation, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;

(5)                any issuance of Qualifying Equity Interests to Affiliates of Parent or any increase in the liquidation preference of preferred stock of Parent;

(6)                transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business;

(7)                Permitted Investments and Restricted Payments that do not violate Section 6.01 hereof;

(8)               loans or advances to employees in the ordinary course of business not to exceed $20.0 million in the aggregate at any one time outstanding;

(9)                transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Closing Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Lenders than the original agreement as in effect on the Closing Date);

(10)             transactions between or among Parent and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11)             any transaction effected as part of a Qualified Receivables Transaction;

(12)             any purchase by Parent’s Affiliates of Indebtedness of Parent or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of Parent;

(13)             transactions pursuant to, in connection with or contemplated by any Marketing and Service Agreement;

(14)             transactions between Parent or any of its Restricted Subsidiaries and any employee labor union or other employee group of Parent or such Restricted Subsidiary provided such transactions are not otherwise prohibited by this Agreement;

(15)             transactions with captive insurance companies of Parent or any of its Restricted Subsidiaries; and

(16)             transactions between a Non-Recourse Financing Subsidiary and any Person in which the Non-Recourse Financing Subsidiary has an Investment.

Section 6.06.      Liens. Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.

Section 6.07.      Business Activities. Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent and its Restricted Subsidiaries taken as a whole.

Section 6.08.      Liquidity. Parent will not permit the aggregate amount of Liquidity at the close of any Business Day to be less than $2,000,000,000.

Section 6.09.      Collateral Coverage Ratio.

(a)               Within five (5) Business Days after delivery of each Appraisal that is required to be delivered pursuant to Section 5.07(1) or 5.07(4) in any applicable calendar year (such date of delivery, a “Reference Date,” and the fifth (5th) Business Day after a Reference Date, the “Certificate Delivery Date”), the Borrower will deliver to the Administrative Agent a Collateral Coverage Ratio Certificate containing a calculation of the Collateral Coverage Ratio with respect to such Reference Date. If the Collateral Coverage Ratio with respect to the applicable Reference Date is less than the Specified Collateral Coverage Ratio, the Parent shall, no later than twenty (20) Business Days after the Certificate Delivery Date, designate Additional Collateral as additional Eligible Collateral and comply with Section 5.12 and/or prepay or cause to be prepaid the Loans in accordance with Section 2.12(b), such that, following such actions, the Collateral Coverage Ratio shall be no less than the Specified Collateral Coverage Ratio.

(b)                Notwithstanding anything to the contrary contained herein, if the Collateral Coverage Ratio shall be less than the Specified Collateral Coverage Ratio solely as a result of damage to or loss of any Collateral covered by insurance (pursuant to which the Administrative Agent is named as loss payee and with respect to which payments are to be delivered directly to the Administrative Agent) for which the insurer thereof has been notified of the relevant claim and has not challenged such coverage, any calculation of the Collateral Coverage Ratio made pursuant to this Agreement shall deem the relevant Grantor to have received Net Proceeds (and to have taken all steps necessary to have pledged such Net Proceeds as Additional Collateral) in an amount equal to the expected coverage amount (as determined by Parent in good faith and updated from time to time to reflect any agreements reached with the applicable insurer) and net of any amounts required to be paid out of such proceeds and secured by a Lien until the earliest of (i) the date any such Net Proceeds are actually received by the Administrative Agent, (ii) the date that is 270 days after such damage and (iii) the date on which any such insurer denies such claim; provided further that, prior to giving effect to this clause (b), the Appraised Value of the Collateral shall be no less than 150% of the aggregate principal amount of all Term Loans then outstanding. It is understood and agreed that if the Administrative Agent should receive any Net Proceeds directly from the insurer in respect of a Recovery Event, such proceeds shall be applied, deposited or released, as applicable, in accordance with Section 2.12(a).

(c)                At the Parent's request, the Lien on any asset or type or category of asset (including after-acquired assets of that type or category) included in the Collateral (other than any Pledged Spare Parts) will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (A) no Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the Collateral Coverage Ratio is not less than the Specified Collateral Coverage Ratio or (y) Parent shall prepay or cause to be prepaid the Loans and/or shall designate Additional Collateral and comply with Section 5.12, collectively, in an amount necessary to cause the Collateral Coverage Ratio to not be less than the Specified Collateral Coverage Ratio, and (C) Parent shall deliver an Officer's Certificate demonstrating compliance with this Section 6.09(c) following such release. In connection herewith, the Administrative Agent agrees to promptly provide any documents or releases reasonably requested by Parent to evidence such release. For the avoidance of doubt, nothing contained in the foregoing shall prohibit (i) any substitution of engines or other parts on an aircraft if such substitution is permitted or required under the applicable Collateral Document or (ii) any release or substitution of Spare Parts permitted under the Spare Parts Mortgage.

Section 6.10.      Merger, Consolidation, or Sale of Assets.

(a)                Neither Parent nor the Borrower (whichever is applicable, the “Subject Company”) shall directly or indirectly: (i) consolidate or merge with or into another Person (whether or not such Subject Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)               either:

(A)                 the Subject Company is the surviving corporation; or

(B)                 the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Loans is a corporation organized or existing under any such laws;

(2)               the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Subject Company under the Loan Documents by operation of law (if the surviving Person is the Borrower) or pursuant to agreements reasonably satisfactory to the Administrative Agent;

(3)                immediately after such transaction, no Event of Default exists; and

(4)               the Subject Company shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement.

In addition, a Subject Company will not, directly or indirectly, lease all or substantially all of the properties and assets of such Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(b)                Section 6.10(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and/or its Restricted Subsidiaries. Clauses (3) and (4) of Section 6.10(a) will not apply to the Airlines Merger, the Airline/Parent Merger or any merger, consolidation or transfer of assets:

(1)               between or among Parent and any of Parent’s Restricted Subsidiaries;

(2)                between or among any of Parent’s Restricted Subsidiaries; or

(3)               with or into an Affiliate solely for the purpose of reincorporating a Subject Company in another jurisdiction.

(c)                Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Subject Company in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which such Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to such Subject Company shall refer instead to the successor Person and not to such Subject Company), and may exercise every right and power of such Subject Company under this Agreement with the same effect as if such successor Person had been named as such Subject Company herein; provided, however, that the predecessor Subject Company, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all of such Subject Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a) hereof.

Section 6.11.      Use of Proceeds. Parent will not use, and will not permit any of its Subsidiaries to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Borrowing (A) in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted by applicable law), or (C) in any manner that would result in the violation of any Sanctions applicable to Parent or any of its Subsidiaries.

SECTION 7.

EVENTS OF DEFAULT

Section 7.01.      Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):

(a)               any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made, and such representation or warranty, to the extent capable of being corrected, is not corrected within ten (10) Business Days after the earlier of (A) a Responsible Officer of the Borrower obtaining knowledge of such default or (B) receipt by the Borrower of notice from the Administrative Agent of such default; or

(b)                default shall be made in the payment of (i) any principal of the Loans when and as the same shall become due and payable; (ii) any interest on the Loans and such default shall continue unremedied for more than five (5) Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of the default in making such payment when due; or

(c)                (i) default shall be made by Parent in the due observance of the covenant contained in Section 6.09(a) hereof, or (ii) default shall be made by Parent in the due observance of the covenant in Section 6.08 and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of such default; or

(d)               default shall be made by the Borrower, Parent or any Restricted Subsidiary of Parent in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than sixty (60) days after receipt of written notice by the Borrower from the Administrative Agent of such default; or

(e)               (A) any material provision of any Loan Document to which the Borrower or a Guarantor is a party ceases to be a valid and binding obligation of the Borrower or Guarantor for a period of sixty (60) consecutive days after the Borrower receives written notice thereof from the Administrative Agent, or (B) the Lien on any material portion of the Collateral (having an Appraised Value in excess of $100,000,000 in the aggregate) intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or other than as a result of the action, delay or inaction of the Administrative Agent) for a period of sixty (60) consecutive days after the Borrower receives written notice thereof from the Administrative Agent; or

(f)                 Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)                commences a voluntary case,

(2)                consents to the entry of an order for relief against it in an involuntary case,

(3)               consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)                makes a general assignment for the benefit of its creditors, or

(5)                admits in writing its inability generally to pay its debts; or

(g)                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)               is for relief against Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2)               appoints a custodian of Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary; or

(3)                orders the liquidation of Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days; or

(h)                failure by Parent, the Borrower or any of Parent’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days; or

(i)                  (1) the Borrower or any Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused such Material Indebtedness to become due prior to its scheduled final maturity date or (2) the Borrower or any Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Borrower or a Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding $200,000,000; or

(j)                  a termination of a Plan of the Borrower pursuant to Section 4042 of ERISA that would reasonably be expected to result in a Material Adverse Effect;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times:

(i)               terminate forthwith the Commitments;

(ii)               declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Loans and other Obligations together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding;

(iii)            [Intentionally Omitted];

(iv)            set-off amounts in any accounts (other than accounts pledged to secure other Indebtedness of the Borrower or any Guarantor, Escrow Accounts, Payroll Accounts, or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and

(v)             exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.

In case of any event with respect to Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary described in clause (f) or (g) of this Section 7.01, the actions and events described in clauses (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).

SECTION 8.

THE AGENTS

Section 8.01.      Administration by Agents.

(a)               Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b)                Each of the Lenders hereby authorizes the Administrative Agent, in its sole discretion:

(i)               in connection with the sale or other disposition of any asset that is part of the Collateral of the Borrower or any other Grantor, as the case may be, to the extent permitted by the terms of this Agreement, to release a Lien granted to the Administrative Agent, for the benefit of the Secured Parties, on such asset;

(ii)               to determine that the cost to the Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Administrative Agent, for the benefit of the Secured Parties;

(iii)             to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder;

(iv)             to execute any documents or instruments necessary to release any Guarantor from the guarantees provided herein pursuant to Section 9.05;

(v)              to enter into any intercreditor and/or subordination agreements in accordance with Sections 6.06 on terms reasonably acceptable to the Administrative Agent, and in each case to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and

(vi)             to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Administrative Agent, for the benefit of the Secured Parties, on any assets of the Borrower or any other Grantor to secure the Obligations.

Section 8.02.      Rights of Administrative Agent. Any institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, Parent or any Subsidiary or other Affiliate of Parent as if it were not an Administrative Agent hereunder.

Section 8.03.      Liability of Agents.

(a)                The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, Parent or any of Parent’s Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity and (iv) the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, Parent or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)               The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)                The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent.

(d)                Anything herein to the contrary notwithstanding, the Lead Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

Section 8.04.      Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from its gross negligence or willful misconduct).

Section 8.05.      Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent (provided no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.

Section 8.06.      Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.07.      Advances and Payments.

(a)                On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

(b)               Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

Section 8.08.      Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or a Guarantor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 8.09.      Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

Section 8.10.      Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Administrative Agent as its agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).

SECTION 9.

GUARANTY

Section 9.01.      Guaranty.

(a)               Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of each Guarantor in respect thereof, its “Guaranty Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Each of the

Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.

(b)                To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.

(c)               To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

(d)                To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

(e)               To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

(f)                 Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.

Section 9.02.      No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.

Section 9.03.      Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.

Section 9.04.      Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

Section 9.05.      Discharge of Guaranty.

(a)                In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than Parent), by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor (other than Parent), in each case to a Person that is not (either before or after giving effect to such transactions) Parent or a Restricted Subsidiary of Parent or the merger or consolidation of a Guarantor with or into the Borrower or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.

(b)                Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Agreement, such Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations. In addition, upon the request of the Borrower, the guarantee of any Guarantor that is an Immaterial Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower shall have delivered a certificate of a Responsible Officer certifying that such Subsidiary is an Immaterial Subsidiary.

(c)                The Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Borrower’s expense, such documents as the Borrower or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.

SECTION 10.

MISCELLANEOUS

Section 10.01.  Notices.

(a)               Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)              if to the Borrower or any Guarantor, to it at United Airlines, 233 South Wacker Drive, Chicago, Illinois 60606, Telecopier No.: 872-825-3211, email: pam.hendry@united.com; in each case Attention: Treasurer;

(ii)             if to the Administrative Agent, to Goldman Sachs Bank USA, 2001 Ross Ave, 29th Floor, Dallas, TX 75201, Attention: SBD Operations, Email: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com, Phone: (972) 368-2323, Fax: (646) 769-7829; and

(iii)            if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto or, if subsequently delivered, an Assignment and Acceptance.

(b)                Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided, further, that no such approval shall be required for any notice delivered to the Administrative Agent by electronic mail pursuant to Section 2.05(b) or Section 2.13(a).

(c)               Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02.  Successors and Assigns.

(a)                The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)             the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee;

(B)              the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing, (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee, or (III) of Loans by any of the Lead Arranger or any of its Affiliates as part of the primary syndication of the Term Loans (as determined by the Lead Arranger) in consultation with the Borrower, in each case so long as such assignee is an Eligible Assignee, in each case so long as such assignee is an Eligible Assignee; provided, further, that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received within ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b); and

(C)              [Intentionally Omitted].

(ii)               Assignments shall be subject to the following additional conditions:

(A)             any assignment of any portion of the Commitment and Term Loans shall be made to an Eligible Assignee;

(B)              except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that no consent of the Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided, further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;

(C)              each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(D)             the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent;

(E)              the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require; and

(F)              [Intentionally Omitted].

For the purposes of this Section 10.02(b), the term “Approved Fund” means with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

(iii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.

(iv)             The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantors, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)              Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi)             In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)                Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a) or (b), 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such

Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)                (i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, a Guarantor and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii)              A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts pursuant to Section 2.14 or 2.16. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g) and 2.16(h) as though it were a Lender.

(e)                Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrower by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.

(g)               [Intentionally Omitted].

(h)                [Intentionally Omitted].

Section 10.03.  Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender or its Affiliates who are or are expected to become engaged in evaluating, approving, structuring, insuring or administering the Loans, and who are advised by such Lender of the confidential nature of such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents, directors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender’s legal counsel, independent auditors, accountants and other professional advisors, (h) on a confidential basis to (I) any rating agency in connection with rating the Parent and its Subsidiaries or the Term Loan Facility or (II) any direct or indirect provider of credit protection to such Lender or its Affiliates (or its brokers), (i) with the consent of the Borrower, (j) to any actual or proposed participant or assignee of all or part of its rights hereunder or to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty for purposes of this Section 10.03(j)), (k) to the extent that such information is received by such Lender from a third party that is not, to such Lender’s knowledge, subject to confidentiality obligations to the Borrower and (l) to the extent that such information is independently developed by such Lender. If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any of the Guarantors under clauses (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower or Guarantor with prompt notice, to the extent reasonable, so that the Borrower or Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.

Section 10.04.  Expenses; Indemnity; Damage Waiver.

(a)               (i)  The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger (including the reasonable fees, disbursements and other charges of Milbank LLP, special counsel to the Administrative Agent) associated with the preparation, execution and delivery of the Loan Documents and (in the case of the Administrative Agent) any amendments, modifications or waivers of the provisions hereof requested by the Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) in connection with any enforcement of the Loan Documents, (i) all fees and out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent) incurred during the continuance of a Default, (ii) all such fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders, which may be separate counsel) incurred during the continuance of an Event of Default; and (C) all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Closing Date.

(ii)              All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.

(b)               The Borrower shall indemnify the Administrative Agent, the Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other person, relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, the Parent or any of its Subsidiaries; provided that the foregoing indemnity will not, as to any Indemnitee (or its Related Parties), be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or breach of any Loan Document by, such Indemnitee (or of any of its Related Parties), and in such case such Indemnitee (and its Related Parties) shall repay the Borrower the amount of any expenses previously reimbursed by the Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Related Parties not a party to this Agreement or (ii) result from any proceeding between or among Indemnitees that does not involve an action or omission by the Borrower or its Affiliates (other than claims against any Indemnitee in its capacity or in fulfilling its role as the agent or arranger or any other similar role under the Term Loan Facility (excluding its role as a Lender). This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.

(c)               In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrower under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrower in writing and the Borrower shall, if requested by such Indemnitee or if the Borrower desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee. The Borrower shall not enter into any settlement of any such action or proceeding that admits any Indemnitee’s misconduct or negligence. The failure to so notify the Borrower shall not affect any obligations the Borrower may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrower is materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel. The Borrower shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrower (which shall not be unreasonably withheld).

(d)                To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e)               To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof; provided that, nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

Section 10.05.  Governing Law; Jurisdiction; Consent to Service of Process.

(a)               This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.06.  No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 10.07.  Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 10.08.  Amendments, etc.

(a)                No modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than any Account Control Agreement), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior written consent of:

(i)               each Lender directly and adversely affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), or (B) reduce the principal amount of any Loan, or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of principal, interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower’s obligations hereunder or (C) amend, modify or waive any provision of Section 2.17(b);

(ii)             all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders, or (C) release all or substantially all of the Liens granted to the Administrative Agent hereunder or under any other Loan Document (except to the extent contemplated by Section 6.09 on the date hereof or by the terms of the Collateral Documents), or release all or substantially all of the Guarantors (except to the extent contemplated by Section 9.05);

(iii)            [Intentionally Omitted]; and

(iv)            all Lenders, reduce the percentage specified in the definition of “Required Lenders”.

provided further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Administrative Agent (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document, as contemplated by the definition of Additional Collateral set forth in Section 1.01 hereof or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent the release thereof is permitted by Section 6.09(c).

(b)                No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent.

(c)                No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

(d)               Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any non-consenting Lender in accordance with an assignment pursuant to Section 10.02 (and such non-consenting Lender shall reasonably cooperate in effecting such assignment); provided that (x) such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)) and (y) such non-consenting Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon, accrued Fees and all other amounts due and payable to it under this Agreement from the applicable assignee or the Borrower; (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that the Commitment and the outstanding Loans or other extensions of credit held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders), (iii) [Intentionally Omitted] and (iv) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.

(e)               In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower (x) to permit the refinancing, replacement or modification of all outstanding Term Loans of any tranche (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder and (y) to include appropriately the Lenders holding such credit facilities in any determination of Required Lenders; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to or less favorable to the Lenders providing such Replacement Term Loans than those applicable to the Lenders of such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing.

(f)                 [Intentionally Omitted].

(g)                In addition, notwithstanding anything to the contrary contained in Section 7.01 or Section 10.08(a), following the consummation of any Extension pursuant to Section 2.28, no modification, amendment or waiver (including, for the avoidance of doubt, any forbearance agreement entered into with respect to this Agreement) shall limit the right of any non-extending Lender (each, a “Non-Extending Lender”) to enforce its right to receive payment of amounts due and owing to such Non-Extending Lender on the applicable Term Loan Maturity Date applicable to the Loans of such Non-Extending Lenders without the prior written consent of Non-Extending Lenders that would constitute the Required Lenders if the Non-Extending Lenders were the only Lenders hereunder at the time.

(h)                [Intentionally Omitted].

Section 10.09.  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.10.  Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 10.11.  Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, or the termination of this Agreement or any provision hereof.

Section 10.12.  Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.13.  USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.

Section 10.14.  New Value. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Loan hereunder, shall be made as a contemporaneous exchange for new value given by the Lenders to the Borrower.

Section 10.15.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

Section 10.16.  No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates.

The Borrower agrees that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Guarantors, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The-Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 10.17.  [Intentionally Omitted].

Section 10.18.  [Intentionally Omitted].

Section 10.19.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-in Action on any such liability, including, if applicable:

(i)               a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

Section 10.20.  Certain ERISA Matters.

(a)                Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each party to this Agreement, the Lead Arranger and their respective Affiliates, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or this Agreement,

(ii)             the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement.

(b)                In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each party to this Agreement, the Lead Arranger and their respective Affiliates, that, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

UNITED AIRLINES, INC.,
as the Borrower

By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Vice President and Treasurer

UNITED AIRLINES HOLDINGS, INC.,
as a Guarantor

By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Vice President and Treasurer

GOLDMAN SACHS BANK USA, as Administrative Agent and a Lender

By:	/s/ Charles Johnston
	Name:	Charles Johnston
	Title:	Authorized Signatory

ANNEX A

to Term Loan Credit and Guaranty Agreement

LENDERS AND COMMITMENTS

A.       Commitments

Lender	Commitment
GOLDMAN SACHS BANK USA	$500,000,000

TOTAL:	$500,000,000

B.       Lender Notices

Goldman Sachs Bank USA

Goldman Sachs Bank USA

2001 Ross Ave, 29th Floor

Dallas, TX 75201

Attention: SBD Operations

Email: gs-dallas-adminagency@ny.email.gs.com

and gs-sbdagency-borrowernotices@ny.email.gs.com

Phone: (972) 368-2323

Fax: (646) 769-7829

ANNEX B

to Term Loan Credit and Guaranty Agreement

LIST OF AIRCRAFT AND SPARE ENGINE APPRAISERS

AVITAS, Inc.

Aviation Specialists Group, Inc.

IBA Group Ltd

ICF International

Morten, Beyer and Agnew

ANNEX C

to Term Loan Credit and Guaranty Agreement

CLOSING DATE DESIGNATED LOCATIONS

(See Attached.)

WAREHOUSING
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
BOS	BOSJL Line Stores	Bldg. No. 93	10 Service Rd.	Boston Logan International Airport	Boston	MASSACHUSSETTS	02128	UNITED STATES
CLE	CLEVELAND HOPKINS INTL AP	5840 SOUTH CARGO ROAD	(null)	(null)	CLEVELAND	OHIO	44135	UNITED STATES
DEN	DENVER STORES DENJL AOG 1-847-700-9981	UNITED AIRLINES INC.	DENVER INTL AIRPORT	27300 EAST 99TH AVE.	DENVER	COLORADO	80249	UNITED STATES
EWR	NEWARK LIBERTY INTL AIRPORT AOG 1-847-700- 9981	United Airlines, Inc.	North Brewster Road	Building 101	NEWARK	NEW JERSEY	07114	UNITED STATES
EZE	EZEJL Stores Dept. CUIT 30-70749292-5	Ezeiza International Airport	(null)	(null)	Buenos Aires, CP 1053	-Select-	1802	ARGENTINA
GIG	GIGJL Stores Dept.	Aeroporto Internacional Do Rio De Janeiro	(Antonio Carlos Jobim) Terminal 2	ILHA Do Governador	Rio De Janeiro RJ	-Select-	21942-900	BRAZIL
GRU	GRUJL Stores Dept.	Aeroporto Internacional De Guarulhos	(null)	(null)	Sao Paulo	-Select-	07141-970	BRAZIL
GUM	Guam Stores AOG 1-847-700-9981	United Airlines, Inc.	Antonio B. Won Pat International Airport	173120 Mariner Ave.,	Barrigada	-Select-	96913	GUAM
HND	C/O UNITED AIRLINES - HNDJL	TERMINAL 3, TOKYO INTERNATIONAL AIRPORT	2-6-5 HANEDA-KUKO	OHTA-KU	TOKYO	(null)	144-0041	JAPAN
HNL	HNLJL - United Airlines	HNL Line Stores Below Gate 8	300 Rodgers Blvd.	Honolulu Intl Airport	Honolulu	HAWAII	96819	UNITED STATES
HOU	WILLIAM P. HOBBY AIRPORT	HANGAR #7	8401 TRAVELAIR	(null)	HOUSTON	TEXAS	77061	UNITED STATES
IAD	Stores Receiving AOG 847-700-9981	United Airlines, IADJL	Terminal C, Lower Level C-12	Washington Dulles Int’l Airport	Dulles	VIRGINIA	20166	UNITED STATES
IAH	STORES RECEIVING AOG 847-700-9981	UNITED AIRLINES, INC.	4849 WRIGHT RD, BUILDING B	INTERCONTINENTAL AIRPORT	HOUSTON	TEXAS	77032	UNITED STATES
ICN	ICNJX-Line Stores Dept	2851 Woonseo-Dong Joong-Gu	Incheon International Airport	(null)	Incheon	-Select-		SOUTH KOREA
LAS	LASJL Line Stores Dept	6055 Surrey St.	Suite 108	.	Las Vegas	NEVADA	89119	UNITED STATES
LAX	UNITED AIRLINES INC. AOG 1-847-700-9981	LOS ANGELES INTL AIRPORT	7300 WORLD WAY WEST	STORES/RECEIVING/SHIPPING	LOS ANGELES	CALIFORNIA	90045	UNITED STATES
LAX	LAXJG Stores Dept. AOG 1-847-700-9981	United Airlines, Inc.	6018 Avion Drive	Los Angeles International Airport	Los Angeles	CALIFORNIA	90045	UNITED STATES
LGA	LGAJL Stores	Building 85 Bowery Bay Blvd.	La Guardia International Airport	(null)	Flushing	NEW YORK	11371	UNITED STATES
LHR	c/o Kuehne & Nagel	Aircraft Spares LHRJL	T2B North Mid Field Pier, Terminal One	London Heathrow Int’l Airport	Hounslow TW6 1AP	-Select-		UNITED KINGDOM
MCO	ORLANDO STORES AOG 1-847-700-9981	UNITED AIRLIES, INC.	ORLANDO INTERNATIONAL AIRPORT	4121 CENTERPORT ST	ORLANDO	FLORIDA	32827	UNITED STATES
MEX	MEXJL Stores Receiving	Mexico City International Airport	Mexico Distrito Federa 15620	(null)	MEXICO CITY	-Select-	15620	MEXICO
NRT	NRTJL Line Stores Dept. CIK#3700150005378	NO. 3 SATELLITE, S32005	NARITA INTL AIRPORT	(null)	NARITA-SHI CHIBA	-Select-		JAPAN
ORD	ORDJL Stores AOG 847-700-9981	United Airlines Inc.	Service Center-Bldg 710	Ohare International Airport	Chicago	ILLINOIS	60666	UNITED STATES
PDX	UNITED AIRLINES-PDXJL	7710 NE AIRPORT WAY, DOOR 101	JL STOCKROOM (503) 335-7622Attn: Xingchen Zhuo, TE	(null)	Portland	OREGON	97218	UNITED STATES
PEK	Air China Import & Export Co. Ltd	Beijing Capitol Airport P.O. Box 6909 010	008610645300333325	USCI91110000X000036150	Beijing	-Select-		PEOPLES REPUBLIC OF CHINA
PHL	PHLJL Line Stores Dept.	Cargo City Bldg C4, Dock 11	Philadelphia International Airport	(null)	Philadelphia	PENNSYLVANIA	19153	UNITED STATES
PHX	STORES DEPT	3200 SKY HARBOR BLVD	TERMINAL 2		PHOENIX	Arizona	85034	UNITED STATES
PVG	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-		PEOPLES REPUBLIC OF CHINA
SAN	LINE MAINTENANCE	SAN DEIGO INTL AIRPORT	LINDBERGH FIELD, TERMINAL 2	3707 N. HARBOR DRIVE, STE 115	SAN DIEGO	CA	92101	UNITED STATES
SEA	United Airlines, Inc. SEAJL	2230 South 161st. Street	Seattle-Tacoma International Airport	(null)	Seattle	WASHINGTON	98158	UNITED STATES
SFO	SFOJJ Stores AOG 1-847-700-9981	United Airlines, Inc.	800 South Airport Blvd. Building 15 - SFOJJ,	San Francisco International ;	San Francisco	CALIFORNIA	94128	UNITED STATES
SFO	SFOJL Terminal Stockroom	585 McDonnell Rd	San Francisco International Airport	(null)	San Francisco	CALIFORNIA	94128	UNITED STATES
SYD	SYDJL Stores Dept.	International Terminal Building	Sydney Kingsford Smith Airport	New South Wales	Mascot	-Select-		AUSTRALIA
TPA	TPAJL	4001 Bessie Colman Blvd	Airside “A”	Tampa Int’l Airport	TAMPA	FLORIDA	33607	UNITED STATES
TPE	TPEJL Line Stores Dept CIK# 22000264	Taiwan Taoyuan International Airport	(null)	(null)	TAIPEI	-Select-		TAIWAN

2

MAINTENANCE
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
ALBUQUERQUE	STATION MANAGER	PRIME FLIGHT / ABQKK	2200 SUNPORT BLVD. SE	.	ALBUQUERQUE	NEW MEXICO	87106	UNITED STATES
AUCKLAND	C/O AIR NEW ZEALAND MAINTENANCE STORES	10 LAURENCE STEVENS DRIVE	.	AUCKLAND INTERNATIONAL AIRPORT	AUCKLAND	-Select-	2022	NEW ZEALAND
AMARILLO	STATION MANAGER	AMARILLO INT’L AIRPORT	1801 AIRPORT BLVD	(null)	AMARILLO	TEXAS	79111	UNITED STATES
AMSTERDAM, NETHERLANDS	VCK Logistics Airfreight B.V.	Bellsingel 31	1119 NT	(null)		-Select-		NETHERLANDS
ANCHORAGE	UNITED AIRLINES INC.	ANCHORAGE INTERNATIONAL AIRPORT	.	.	ANCHORAGE	ALASKA	99519	UNITED STATES
ST. JOHNS	C/O WILMOTH JACOBS	V. C. BIRD INTERNATIONAL AIRPORT	.	(null)	COOLIDGE	-Select-		ANTIGUA AND BARBUDA
STOCKHOLM, SWEDEN	C/O SAS	GOODS RECEIVING DEPT.: STOJF	OSTRA HANGAR VAGEN GRIND 5	19587 STOCKHOLM ARLANDA ARPT	STOCKHOLM	XX	XX	SWEDEN
ATHENS, GREECE	c/o KLM Royal Dutch Airlines	Technical Department	Room 1/9.47 (01) Satellite Building,	El. Venizelos, Athens Intl. Airport.	Spata	-Select-		GREECE
ATLANTA	ATTN: LINE MAINTENANCE	7700 SPINE RD	ATLANTA HARTSFIELD - JACKSON AIRPORT		ATLANTA	GEORGIA	30320	UNITED STATES
ARUBA	AIRPORT BUSINESS MANAGER	SECOND FLOOR	REINA BEATRIX INTERNATIONAL AIRPORT	.	ORANJESTAD	-Select-		ARUBA
AUSTIN	LINE MAINTENANCE	3400 SPIRIT OF TEXAS DRIVE	SUITE 140	(null)	AUSTIN	TEXAS	78719	UNITED STATES
ASHVILLE	C/O Eric Scifres, General Manager, Skywest	61 Terminal Drive, Suite 6	Asheville Regional Airport	.	Fletcher	NORTH CAROLINA	28732	UNITED STATES
BARCELONA SPAIN	AVIATION LINE SERVICES, S.L.	TERMINAL T-1	ALMACEN 276	AEROPUERTO DEL PRAT	BARCELONA, 08820	XX		SPAIN
ST. GEORGE	ATTN: STATION MANAGER	FLOYD SMART	3 CAHOW WAY	L.F. WADE INTERNATIONAL AIRPORT	ST. GEORGE’S DD 03	-Select-		BERMUDA
BRADLEY	STATION MANAGER	BRADLEY INT’L AIRPORT	TERMINAL A	(null)	WINDSOR LOCKS	CONNECTICUT	06096	UNITED STATES
BANGOR	United Airlines	BANGOR INTERNATIONAL AIRPORT	138 MAINE AVENUE	(null)	BANGOR	MAINE	04401	UNITED STATES
BILLINGS	STATION MANAGER	LOGAN INT’L AIRPORT	(null)	(null)	BILLINGS	MONTANA	59105	UNITED STATES
BLOOMINGTON	C/O GOL LINHAS AéREAS	AEROPORTO INTENACIONAL	JUCELINO KUBITSCHEK	BRASILIA - DISTRITO FEDERAL	BRASILIA	XX		BRAZIL
NASHVILLE	AMERICAN AIRLINES	NASHVILLE INTERNATIONALAIRPORT	AAL MX, 1 TERMINAL ROAD	ATTN: DANNY MONNETTI	NASHVILLE	TENNESSEE	37214	UNITED STATES
BOGATA	Atten: Line Maintenance	Deposito Zona Inbound	.	Aeropuerto Intl. Eldorado	Bogota	-Select-		COLOMBIA
BOISE	STATION MANAGER	3201 AIRPORT WAY	(null)	(null)	BOISE	ID	83705	UNITED STATES
MUMBAI, INDIA	FAO BHARAT AVIATION	C/O EXPRESS KARGO fORWARDERS	128/129 ADRASH INDUST’L ESTATE	.SAHAR RD, CHAKALA, ANDHERI, (E)	MUMBAI	-Select-		INDIA
KRALENDIJK	C/O ROBERTO POURIER	KAYA KARINOSO 11	DUTCH CARIBBEAN	BONAIRE INTERNATIONAL AIRPORT	RINCON	-Select-		BONAIRE, SAINT EUSTATIUS AND SABA
AGUADILLA	ATTENTION STATION MANAGER	RAFAEL HERNANDEZ INTERNATIONAL AIRPORT	HANGER 405	(null)	AGUADILLA	PUERTO RICO	00604	UNITED STATES
BRUSSELS, BELGIUM	C/O DELTA AIRLINES, INC. MTC DEPT. 250	BRUSSELS AIRPORT	DEPARTURE HALL	1930 ZAVENTUM	BRUSSELS	-Select-		BELGIUM
BURLINGTON	STATION MANAGER	BURLINGTON INTL AIRPORT	(null)	(null)	S BURLINGTON	VT	05401	UNITED STATES
BUFFALO	STATION MANAGER	BUFFALO NUAGARA AIRPORT	(null)	(null)	BUFFALO	NEW YORK	14225	UNITED STATES
BURBANK	STATION MANAGER	HOLLYWOOD/BURBANK ARPT	2627 N HOLLYWOOD WAY	(null)	BURBANK	CALIFORNIA	91505	UNITED STATES
BALTIMORE	STATION MANAGER	BALTIMORE-WASHINGTON ARPT	(null)	(null)	BALTIMORE	MARYLAND	21240	UNITED STATES
BELIZE CITY, BELIZE	C/O GODFREY T. ECK	P.S.W. GOLDSON INT’L AIRPORT	LADYVILLE	.	BELIZE CITY	-Select-		BELIZE
BOZEMAN	STATION MANAGER	GALLATIN FIELD	(null)	(null)	BOZEMAN	MONTANA	59715	UNITED STATES
PARIS, FRANCE	C/O NAYAK AIRCRAFT SERVICES	WFS/SFS ROISSY HANDLING CDG	ZONE DE FRET 4 BAT3520	32 RUE DES VOYELLES	95707 ROISSY CDG	-Select-	95707	FRANCE
CHARLESTON	COORDINATOR - PRODUCTION CONTROL	304 GRAVES ST. BLDG 543	F117 C-17 ENGINE MAINTENANCE	CHARLESTON AIR FORCE BASE	CHARLESTON	SOUTH CAROLINA	29404	UNITED STATES
CEDAR RAPIDS	ATTN: CINDY BOHLKEN	2121 ARTHUR COLLINS PKWY	.	.	CEDAR RAPIDS	IOWA	52404	UNITED STATES
CHARLOTTE	STATION MANAGER	CHARLOTTE DOUGLAS AIRPORT	(null)	(null)	CHARLOTTE	NORTH CAROLINA	28219	UNITED STATES
COLUMBUS	STATION MANAGER	PORT COLUMBUS INTL AP	(null)	(null)	COLUMBUS	OH	43219	UNITED STATES
CORPUS CHRISTI	STATION MANAGER	INTERNATIONAL AIRPORT	606 INTERNATIONAL DR	(null)	CORPUS CHRISTI	TX	78410	UNITED STATES
CHENGDU	China National Aviation Import & Export Southwest	Shuangliu Airport, Chengdu	United Airlines	Attn: Luo Jianfei, TE 00862864550027	CHENGDU	-Select-		PEOPLES REPUBLIC OF CHINA
COVINGTON	AIRBOARNE MAINTENANCE & ENGINEERING SERVICES (AMES)	145 HUNTER DRIVE	2066 RECEIVING	ATTN: UAL GLENN PENN	WILLMINGTON	OH	45177	UNITED STATES
COZUMEL	ATTN: STATION MANAGER	COZUMEL INTERNATIONAL AIRPORT	(null)	(null)	COZUMEL	-Select-		MEXICO
WASHINGTON D.C.	Line Maintenance	106 Air Cargo Rd	Washington National Airport	(null)	Washington	DISTRICT COLUMBIA	20001	UNITED STATES

3

NEW NELHI, INDIA	C/O BHARAT AVIATION	PIER A11, APRON LEVEL	TERMINAL 3	IGI AIRPORT	NEW DELHI	XX		INDIA
DALLAS	ATTN: LINE MAINTENANCE	2417 N. SUPPORT DRIVE	(null)	(null)	DALLAS	TEXAS	75261	UNITED STATES
DULUTH	Duluth International Airport	4600 Stebner Road	.	.	Duluth	MINNESOTA	55811	UNITED STATES
DES MOINES	DES MOINES AIRPORT	.	.	.	DES MOINES	IOWA	80321	UNITED STATES
DETROIT	LINE MAINTENANCE	DETROIT METRO AIPORT	601 ROGELL DRIVE	SUITE 1103E	DETROIT	MICHIGAN	48242	UNITED STATES
DUBLIN, ENGLAND	C/O DELTA AIRLINES MX DEPT.	PIER E	TERMINAL 2	DUBLIN AIRPORT	CO. DUBLIN	(null)	.	IRELAND
EDINGBURGH, SCOTLAND	C/O BRITISH AIRWAYS ENG.	SOUTH EAST PEIR	TERMINAL BUILDING	EDINBURGH AIRPORT	EDINBURGH	XX	.	SCOTLAND
EL PASO	STORES/RECEIVING	EL PASO INTL AIRPORT	6600 AIRPORT ROAD	(null)	EL PASO	TEXAS	79925	UNITED STATES
EUGENE	STATION MANAGER	EUGENE MAHLON SWEET ARPT	90550 GREENHILL RD	(null)	EUGENE	OREGON	97402	UNITED STATES
FAIRBANKS	United Airlines-Cargo	6302 Old Airport Way	(null)	ATT: Tabitha Taylor	Fairbanks	ALASKA	99709	UNITED STATES
FRESNO	STATION MANAGER	5175 E CLINTON	FRESNO AIR TERMINAL	(null)	FRESNO	CA	93727	UNITED STATES
ROME, ITALY	C/O NAYAK AIRCRAFT SERVICES	EDIFICIO 33A - VARCO DOGANALE 1	VIA FRANCESCO DE PINEDO SNC	AEROPORTO FLUMICINO, 00054 FLUMICINO	ROMA	-Select-		ITALY
FORT LAUDERDALE	UNITED AIRLINES LINE MAINTENANCE	3519 SW 2ND AVENUE, BAY #7	.	.	FORT LAUDERDALE	FLORIDA	33315	UNITED STATES
FRANFURT, GERMANY	C/O Kuehne & Nagel (AG & CO) KG	Aerospace Department	.	Cargo City South / Bldg. 554	60549 Frankfurt	-Select-		GERMANY
GRAND CAYMEN	ATTN: STATION MANAGER	OWEN ROBERTS INT’L AIRPORT	.	.	GRAND CAYMEN	(null)		CAYMAN ISLANDS
GUADELAJARA	ATTN: MAINTENANCE SUPERVISOR	AEROPUERTO INTL DE GUADALAJARA	CARRETERA GUADALAJARA	CHAPALA KM 17.5	TLAJOMULCO DE ZUNIGA	-Select-	45659	MEXICO
SPOKANE	UNITED AIRLINES GEGOZ	9000 AIRPORT DR.	.	.	SPOKANE	WASHINGTON	99224	UNITED STATES
GLASGOW, SCOTLAND	C/O SR TECHNICS UK LIMITED	GLASGOW AIRPORT	EAST PIER, ROOM E20	GROUND FLOOR - INTL PIER	PAISLEY PA3 2ST	XX		SCOTLAND
GRAND RAPIDS	BEN ORANGE	C/O UNITED AIRLINES	5500 44TH STREET SE	.	GRAND RAPIDS	MICHIGAN	49512	UNITED STATES
GREAT FALLS	STATION MANAGER	GREAT FALLS INTL AIRPORT	(null)	(null)	GREAT FALLS	MT	59401	UNITED STATES
GUATEMALA CITY, GUATEMALA	COPA	AEROPUERTO INTERNACIONAL	LA AURORA, ZONA 13,2 NIVEL	ALA NORTE, OFICINA 2LA17	GUATEMALA CITY	XX		GUATEMALA
GENEVA, SWITZERLAND	United Airlines C/O SR Technics Switzerland	Technical Store GVA	17 ROUTE DE PRE-BOIS	GENEVA AIRPORT	GENEVA-COINTRIN	-Select-		SWITZERLAND
HAMBURG, GERMANY	C/O LUFTHANSA TECHNIK AG	HAM UE/S Betriebsleitstand G. 210 R. 138	WEG BEIN JAGER 193	D-22335 Hamburg	HAMBURG	-Select-		GERMANY
HAVANA, CUBA	Jose Marti International Airport	Avenida Rancho Boyeros	Jose Marti Int’l Airport, Avenida Rancho Boyeros	.	La Habana	-Select-		CUBA
HAYDEN	MOUNTAIN AIRCRAFT MAINTENANCE	3693 AIRPORT CIRCLE	HANGAR C2 (PO BOX 772114 FOR	MAIL)	STEAMBOAT SPRINGS	COLORADO	80477	UNITED STATES
HONG KONG	C/O HAECO, LTD.	BASE MAINTENANCE DIVISION	80 SOUTH PERIMETER ROAD	HONG KONG INTL AIRPORT	LANTAU	-Select-		HONG KONG
WICHITA	STATION MANAGER	MID CONTINENT AIRPORT	(null)	(null)	WICHITA	KANSAS	67209	UNITED STATES
INDIANAPOLIS	STATION MANAGER	INDANAPOLIS INTL AIRPORT	2500 S HIGHSCHOOL RD	(null)	INDIANAPOLIS	INDIANA	46241	UNITED STATES
HILO	ATTN: ALOHA CARGO MX	2350 KEKUANAOA ROOM 24	.	.	HILO	HAWAII	96720	UNITED STATES
JACKSON HOLE	STATION MANAGER	JACKSON HOLE MUNICIPAL AIRPORT	(null)	(null)	JACKSON HOLE	WYOMING	83001	UNITED STATES
JACKSONVILLE	ATTN: STATION MGR	JACKSONVILLE INTL AIRPORT	AIR CARGO BLDG #1	(null)	JACKSONVILLE	FLORIDA	32229	UNITED STATES
KEFLAVIK, ICELAND	C/O GMT EHF BUILDING 881	235	KEFLAVIK INTERNATIONAL AIRPORT	.	KEFLAVIK	-Select-		ICELAND
KAILUA-KONA	ATTN: UAL KOAMM	KEAHOLE-KONA INT’L AIRPORT	73-200 KUPIPI STREET	.	KAILUA-KONA	HAWAII	96740	UNITED STATES
LIHUE	ATTN: UAL LIHMM	LIHUE INT’L AIRPORT	3901 MOKULELE LOOP #23	.	LIHUE	HAWAII	96766	UNITED STATES
LIMA, PERU	ATTN: STATION MANAGER	(null)	MEZZANINE	JORGE CHAVEZ INT’L AIRPORT	LIMA	-Select-		PERU
LISBON, PORTUGAL	C/O NAYAK ENGINEERING	ATTN: STATION MAINTENANCE MANAGER	ALAMEDA DAS COMUNIDADES PORTUGUESAS	1700-008	LISBON	-Select-		PORTUGAL
MADRID, SPAIN	C/O BRITISH AIRWAYS ENG	TERMINAL 1	Office 42211	AEROPUERTO ADOLFO SUAREZ MADRID BARAJAS	MADRID	-Select-	28042	SPAIN
MANCHESTER, ENGLAND	ATTN: STATION MANAGER	WORLD FREIGHT TERMINAL	ROOM 112 BUILDING 302	WORLD FREIGHT TERMINAL	MANCHESTER	X	M90 5PD	ENGLAND
MONTEGO BAY	ATTN: STATION MGR	SANGSTER INTL AIRPORT	.	.	MONTEGO BAY	(null)		JAMAICA
MCITERDMC, UNITED STATES	UNITED AIRLINES - MCI	AIRPORT OPERATIONS AND CARGO	67 BEIRUT CIRCLE	(null)	KANSAS CITY	MISSOURI	64153	UNITED STATES
MELBOURNE	United Airlines-MELJX	International Terminal Building	Tullamarine Airport	(null)	Melbourne	(null)	3043	AUSTRALIA
MEMPHIS	UNITED AIRLINES MEMJX	2941 WEST WINCHESTER	.	.	MEMPHIS	TENNESSEE	38116	UNITED STATES
MCALLEN	STATION MANAGER	MC ALLEN INTL AIRPORT	(null)	(null)	MCALLEN	TEXAS	78503	UNITED STATES

4

MEDFORD	STATION MANAGER	MEDFORD-JACKSON COUNTY AIRPORT	3650 BIDDLE ROAD	(null)	MEDFORD	OREGON	97504	UNITED STATES
MANAGUA, NICARAGUA	CARRETERA NORTE KM 11	AEROPUERTO INTERNACIONAL	A. C. SANDINO	MANAGUA	MANAGUA	-Select-		NICARAGUA
MIAMI	LINE MAINTENANCE	CONCOURSE H-7	MIAMI INTERNATIONAL AIRPORT	.	MIAMI	FLORIDA	33299	UNITED STATES
MERIDA	CANCUN FORWARD & TRANSIT CARGO	AEROPUERTO INT’L CD	DE MERIDA KM 4.5 CARRET	MERIDA-UMAN	MERIDA	YU	97291	MEXICO
MILWAUKEE	STATION MANAGER	GENERAL MITCHELL FIELD	5300 SOUTH HOWELL	(null)	MILWAUKEE	WI	53207	UNITED STATES
MINNEAPOLIS	STATION MANAGER	INT’L AIRPORT	(null)	(null)	Minneapolis - St. Paul	MINNESOTA	55111	UNITED STATES
NEW ORLEANS	UNITED AIRLINES / TECH OPS	BLDG #5, WEST ACCESS ROAD	LOUIS ARMSTRONG INT’L AIRPORT	(null)	KENNER	LOUISIANA	70062	UNITED STATES
MUNICH, GERMANY	C/O DELTA AIRLINES, DEPT. 250	LINE MAINTENANCE	F. J. STRAUSS AIRPORT	POSTBOX 241241	MUNICH	-Select-	85331	GERMANY
MILAN, ITALY	NAYAK ITALY - MAGAZZINO TECNICO	STRADA PROVINCIALE NO. 52	.	21010 VIZZOLA TICINO (VA) - ITALY	FERNO	-Select-	99999	ITALY
MYRTLE BEACH	JIM GRABILL	1100 JETPORT ROAD	.	.	MYRTLE BEACH	SOUTH CAROLINA	29577	UNITED STATES
MAZATLAN, MEXICO	ATTN: LINE MAINTENANCE	AEROPUERTO INTL DE MAZATLAN	LOBBY PRINCIPAL	CARR. INTL. AL SUR S/N	MAZATLAN	SN	82269	MEXICO
NASSAU	UNITED AIRLINES, INC	LYDEN PINDLING INTERNATIONAL AIRPORT	.	.	NASSAU	-Select-		BAHAMAS
TOKONAME	STATION OPERATIONS	PASSENGER TERMINAL BUILDING 3F	MN 01-3312	1-1 CENTRAIR	TOKONAME-CITY	AICHI PREFECTURE	479-0991	JAPAN
OAKLAND	STATION MANAGER	OAKLAND INTL AIRPORT	ONE AIRPORT DR	(null)	OAKLAND	CA	94621	UNITED STATES
KAILUA-KONA	C/O UNITED AIRLINES CARGO	ATTN: UAL OGGMM	871 HALEAKALA HWY	.	KAHULUI	HAWAII	96732	UNITED STATES
OKLAHOMA CITY	STATION MANAGER	WILL ROGERS WORLD AIRPORT	7100 TERMINAL DRIVE	(null)	OKLAHOMA CITY	OKLAHOMA	73159	UNITED STATES
OMAHA	STATION MANAGER	EPPLEY AIRFIELD	(null)	(null)	OMAHA	NEBRASKA	68119	UNITED STATES
ONTARIO	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	ONTARIO	CALIFORNIA	91761	UNITED STATES
PORTO, PORTUGAL	c/o LAS - Louro Aeronaves e Serviços, Lda.	Estrada do Freixieiro (N107)	Edificio Técnico	Aeroporto Francisco Sá Carneiro	4471 Maia	-Select-	4471	PORTUGAL
NORFOLK	ATN: JEFF CARTWRIGHT	NORFOLK INTL AIRPORT	(null)	(null)	NORFOLK	VA	23518	UNITED STATES
WEST PALM BEACH	STATION MANAGER	WEST PALM BEACH INTL AIRPORT	(null)	(null)	WEST PALM BEACH	FLORIDA	33406	UNITED STATES
PITTSBURG	STATION MANAGER	GREATER PITTSBURG INTL AIRPORT	(null)	(null)	PITTSBURG	PENNSYLVANIA	15231	UNITED STATES
PROVIDENCIALES	C/O FLIGHT SUPPORT, LTD.	PROVIDENCIALES INT’L AIRPORT	INTERISLAND AVIATION WAY	ATTN: ALFRED MALEK	PROVIDENCIALES	-Select-	99999	TURKS AND CAICOS ISLANDS
PENSACOLA	2430 Airport Blvd	.	.	.	PENSACOLA	FLORIDA	32504	UNITED STATES
PUERTO PLATA	UNITED AIRLINES INC.	AEROPUERTA DE PUERTO PLATA	.	.	PUERTO PLATA	(null)	99999	DOMINICAN REPUBLIC
PORT OF SPAIN	AMERICAN AIRLINES	ATTN: SIEWDAIL RAMNARINE	PIARCO INT’L AIRPORT	WEST INDIES	PIARCO	WI	99999	TRINIDAD
PALM SPRINGS	STATION MANAGER	PALM SPRINGS INTL AIRPORT	3400 E TAHQUITZ CANYON WAY	SUITE 14	PALM SPRINGS	CALIFORNIA	92262	UNITED STATES
PANAMA	TERMINAL / UAL LINE MAINT. OFFICE	SATELITE “B” LOWER LEVEL	.	TOCUMEN INTL AIRPORT	PANAMA CITY	-Select-	999999	PANAMA
HIGUEY-PUNTA CANA	C/O E.T. Heinsen	Attn: Alexis Marte	Punta Cana International Airport	.	Punta Cana	-Select-	99999	DOMINICAN REPUBLIC
PROVIDENCE	C/O FOOD ADVISORY ASSOC. INC.	125 CONANICUS AVENUE	(null)	(null)	JAMESTOWN	RI	02835	UNITED STATES
SHANGHAI, CHINA	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-	201207	PEOPLES REPUBLIC OF CHINA
PUERTA VALLARTA	AEROPUERTO INTL G. DIAZ ORDAZ	KM 7.5 CARRERTERA TEPIO	(null)	(null)	PUERTO VALLARTA	JL	48310	MEXICO
PORTLAND MAIN	GINA HOLLAND	1001 WESTBROOK	.	.	PORTLAND	MAINE	04102	UNITED STATES
RALEIGH/ DURHAM	STATION MANAGER	RALEIGH DURHAM AIRPORT	(null)	(null)	RALEIGH	NORTH CAROLINA	27623	UNITED STATES
RICHMOND	DANIEL MORRIS	AERO INDUSTRIES	CRS BIER466C	.	RICHMOND	VIRGINIA	999999	UNITED STATES
RENO	STATION MANAGER	AMERICA WEST AIRLINES	RENO CANNON INT’L AIRPORT	2001 EAST PLUM LANE	RENO	NEVADA	89502	UNITED STATES
ROCHESTER	STATION MANAGER	GREATER ROCHESTER INTL A/P	1200 BROOKS AVE	(null)	ROCHESTER	NEW YORK	14624	UNITED STATES
FORT MYERS	ATTN: STATION MANAGER	S W FLORIDA INTL AIRPORT	11000 TERMINAL ACCESS ROAD	SUITE 8680	FORT MYERS	FLORIDA	33913	UNITED STATES
ROATAN, HONDURAS	Attn: Station Manager	Aeropuerto Juan Manuel Galvas Islas De La Bahia	(null)	(null)	Roatan	(null)	99999	HONDURAS
SAN SALVADOR, EL SALVADOR	Attn: Station Manager	El Salvador International Airport	(null)	(null)	San Salvador	(null)	9	EL SALVADOR
SAN PEDRO SULA, HONDURAS	UNITED AIRLINES, INC.	ATTN: STATION MANAGER	4TA AVE. 1 Y 2 CALLE N.O.	P.O. BOX 3130	SAN PEDRO SULA	(null)	99999	HONDURAS

5

SAN ANTONIO	United Airlines/VT-SAA warehouse	9800 John Saunders Road	.	.	San Antonio	TEXAS	78216	UNITED STATES
SAVANNAH	Arnetta Gilbert, Station Manager, DGS	Savannah Hilton Head International Airport	United Ticket Counter	414 Airways Avenue	Savannah	GEORGIA	31408	UNITED STATES
SANTA BARBARA	STATION MANAGER	SANTA BARBARA MUNICIPAL	AIRPORT	(null)	SANTA BARBARA	CA	93101	UNITED STATES
SANTIAGO, CHILE	SCL MAINTENANCE LTD	CAPITAN MANUEL AVALOS 1828	PUDAHUEL	COMODORO ARTURO MERINO BENITEZ INTL.	SANTIAGO	-Select-	999999	CHILE
SANTO DOMINGO	TALLERRES AERONAUTICOS DEL CAR	MADRE MAZARELLO #8	MARIA AUXILADORA	SANTO DOMINGO RD	SANTO DOMINGO	X	99999	DOM REP
SINGAPORE	C/O SINGAPORE AIRLINES, LTD.	ENGINEERING SUPPLIES RECEIPTS SECTION	ISQ BUILDING,	AIRLINE HOUSE - 25 AIRLINE RD.	SINGAPORE	-Select-	819829	SINGAPORE
SAN JOSE	STATION MANAGER	MUNICAPAL AIRPORT	1661 AIRPORT BLVD	(null)	SAN JOSE	CALIFORNIA	95110	UNITED STATES
SAN JOSE DEL CABO, MEXICO	ATTN: LINE MAINTENANCE	AERO. INT’L DE LOS CABOS	CARRETERA TRANSPENINSULAR	KM 43.5	SAN JOSE DEL CABO	BC	23400	MEXICO
SAN JOSE, COSTA RICA	ATTN: STATION MANAGER	AEROPUERTO JUAN SANTAMARIA	APDO 13-4003	.	ALAJUELA	(null)	99999	COSTA RICA
TRAVERSE CITY	Attention United Airlines ticket counter	727 Fly don’t Drive	.	.	Traverse City	MICHIGAN	49686	UNITED STATES
SAN JUAN, PUERTO RICO	SJUJX-Remote Stores	Luis Munoz Marin International Airport	(null)	(null)	San Juan, Puerto Rico	PUERTO RICO	00937	UNITED STATES
SAINT KITTS AND NEVIS	C/O TDC Handling Services	St. Christopher Air & Sea Ports Authority (SCASPA)	.	St. Kitts, W.I.	Bird Rock	-Select-	99999	SAINT KITTS AND NEVIS
SALT LAKE CITY	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	SALT LAKE CITY	UTAH	84122	UNITED STATES
SANTA ANA	STATION MANAGER	JOHN WAYNE AIRPORT	18601 AIRPORT WAY, SUITE 207	(null)	SANTA ANA	CALIFORNIA	92707	UNITED STATES
SHANNON, IRELAND	C/O LUFTHANSA TECHNIK SHANNON LTD	BALLYCALLY	SHANNON AIRPORT	SHANNON	CO CLARE	-Select-	V95K097	IRELAND
SAIPAN	STATION MANAGER	(null)	(null)	(null)	SAIPAN	(null)	(null)	N MARIANAS
SARASOTA	STATION MANAGER	SARASOTA/BRADEN AIRPORT	6000 AIRPORT CIR	(null)	SARASOTA	FLORIDA	34243	UNITED STATES
SANTIAGO	ATTN: STATION MANAGER	AEROPUERTO INTERNATIONAL DE. CIBAO	LICEY	UVERAL	SANTIAGO	-Select-	99999	DOMINICAN REPUBLIC
ST. LOUIS	STATION MANAGER	LAMBERT FIELD	(null)	(null)	ST LOUIS	MISSOURI	63145	UNITED STATES
ST. THOMAS	C/O Worldwide Flight Services	CYRIL E. KING AIRPORT	ATT:Joanne Bohr / Victor Barry	ST. THOMAS	Virgin Islands	-Select-	99999	UNITED STATES
ST. MAARTEN	HALLEY TRAVEL	PRINCESS JULIANA AIRPORT		Phillipsburg	ST. MAARTIN	-Select-	99999	-Select-
SYRACUSE	CONTRACT MAINTENANCE	1000 COLONEL EILEEN COLLINS BLVD	.	.	SYRACUSE	NEW YORK	13212	UNITED STATES
TEGUCIGALAPA, HONDURAS	C/O INGESA	ADPO POSTAL #807 INTL A/P	TEGUCIGALPA	HONDURAS, C.A.	TEGUCIGALPA	HO	99999	HONDURAS
TEL AVIV	FAO: MAINTENANCE DEPARTMENT	TERMINAL 3, 4TH FLOOR	ROOM OF4 400B1	DAVID BEN GURION AIRPORT	TEL AVIV	-Select-	70100	ISREAL
TULSA	STATION MANAGER	TULSA INTL AIRPORT	7777 E APACHE	(null)	TULSA	OKLAHOMA	74115	UNITED STATES
TUSCON	STATION MANAGER	TUSCON INTL AIRPORT	(null)	(null)	TUSCON	ARIZONA	85706	UNITED STATES
BERLIN, GERMANY	Direct Maintenance GmbH	Gebäude N1-0 Raum 0/05d	Flughafen Berlin Tegel	FLUGHAFEN	BERLIN	-Select-	13405	GERMANY
KNOXVILLE	STATION MANAGER	MCGHEE TYSON AIRPORT	2055 ALCOA HWY	.	ALCOA	TENNESSEE	37701	UNITED STATES
QUITO	ATTN: LINE MAINTENANCE	ARPT INTL MARISCAL SUCRE	TERMINAL SALIDAS	INTL 2DO PISO	QUITO	X	99999	EQUADOR
ST. LUCIA	C/O MR. AARON GRANT	GENERAL MANAGER	CARIBBEAN DISPATCH SERVICES, LTD.	HEWANORRA INTERNATIONAL AIRPORT	VIEUX FORT	-Select-	99999	SAINT LUCIA
VENICE, ITALY	C/O ALITALIA LINE MAINTENANCE	FABRIZIO SCALONE	VENICE, MARCO POLO INTERNAT’L AIRPORT	VIALE G. GALILEI 30/1, I-30173, TESSERA	VENICE	-Select-	999999	ITALY
EDMONTON, CANADA	UNITED AIRLINES, INC	3475 - 1000 AIRPORT ROAD	EDMONTON INTERNATIONAL AIRPORT	(null)	EDMONTON	ALBERTA	T9E0V3	CANADA
GANDER, CANADA	BRIGGS AERO, GANDER	PO BOX 574	NEWFOUNDLAND	(null)	GANDER	XX	A1V2E1	CANADA
VANCOUVER, CANADA	MAINTENANCE SUPPORT	ROOM C3921	VANCOUVER INTERNATIONAL AIRPORT	.	RICHMOND	BC	V7B1T8	CANADA
CALGARY, CANADA	DEPARTURES LEVEL	2000 AIRPORT ROAD NE	CALGARY ALBERTA	CANADA T2E6W5	CALGARY	XX	T2E6W5	CANADA
GOOSE BAY, CANADA	GOOSE BAY AIRPORT	6 VULCAN ROAD	.	.	HAPPY VALLEY - GOOSE BAY	NF	A0P1C0	CANADA
ST. JOHNS, CANADA	ATT: CONTINENTAL EXPRESS	ST. JOHNS INT AIRPORT	TERMINAL BUILDING 80	AIRPORT TERMINAL ACCESS ROAD	ST. JOHNS (NFLD)	XX	A I A 5T2	CANADA
TORONTO, CANADA	SWISSPORT CANADA HANDLING INC.	6500 SILVER DART DRIVE, CORE G	.	.	MISSISSAUGA	ONTARIO	L5P1A2	CANADA
SIHUATANEJO	STATION MANAGER	ZIHUATANEJO INT’L AIRPORT	ZIHUATANEJO MEXICO	(null)	ZIHUATANEJO	MX	MEXICO	MEXICO
ZURICH, SWITZERLAND	SR Technics Switzerland Ltd	Line Maintenance Store	Building M2 0-142	8058 Zurich Airport	Zurich	-Select-	8058	SWITZERLAND

6

BASE MATERIAL INFORMATION

XMN	UNITED AIRLINES, INC C/O TAIKOO(XIAMEN) AIRCRAFT ENGINEERING CO. LTD 20 DAILIAO ROAD, C/O HONGXIN XIAMEN CHINA

MIB	UNITED AIRLINES, INC C/O AAR, INC 5300 NW 36TH ST. BUILDING 850
	MIAMI	FL
	33122	USA

GYR	UNITED AIRLINES, INC AEROTURBINE 1658 SOUTH LITCHFIELD ROAD
	GOODYEAR	AZ
	85338	USA

LCQ	UNITED AIRLINES, INC PO BOX 1687
	LAKE CITY	FL
	32056	USA

SAB	UNITED AIRLINES, INC C/O VT-SAA 9800 JOHN SAUNDERS RD
	SAN ANTONIO	TX
	78216	USA

INT	UNITED AIRLINES, INC NORTH STATE AVIATION HOLDING ATTN:UNITED AIRLINES MATERIAL 4001 N LIBERTY ST
	WINSTON SALEM	NC
	27105	USA

7

TPM	UNITED AIRLINES, INC. AIRBORNE MAINTENANCE & ENGR DBA PEMCO WORLD AIR SERVICES ATTN: UNITED MATERIALS 4102 NORTH WESTSHORE BLVD
	TAMPA	FL
	33614	USA

TUP	UNITED AIRLINES, INC. TUPELO REGIONAL AIRPORT 2704 W JACKSON ST.
	TUPELO	MS
USA

CWL	UNITED AIRLINES, INC GE AIRCRAFT ENGINE SERVICES CAERPHILLY RD, NANTGARW CARDIFF
	SOUTH GLAMORGAN	UNITED KINGDOM

ILN	UNITED AIRLINES, INC. C/O AIRBORNE MAINT & ENG SERV 145 HUNTER DRIVE, 2066 RECEIVG
	WILMINGTON	OH
	45177	USA

SDF	UNITED AIRLINES, INC STANDIFORD FIELD AIRPORT 6 STANDIFORD FIELD
	LOUISVILLE	KY
	40209	USA

SMF	UNITED AIRLINES, INC. SACRAMENTO INTL AIRPORT 6922 AIRPORT BLVD
	SACRAMENTO	CA
	95837	USA

8

ABE	UNITED AIRLINES, INC. LEHEIGH VALLEY INT’L AIRPORT 3311 AIRPORT RD.
	ALLENTOWN	PA
	18103	USA

RFD	UNITED AIRLINES, INC. C/O AAR AIRCRAFT SERVICES 6150 CESSNA DRIVE
	ROCKFORD	IL
	61109	USA

IGM	UNITED AIRLINES, INC. ATTN: STATION MANAGER KINGMAN MUNICIPAL AIRPORT
	KINGMAN	AZ
USA

HAJ	UNITED AIRLINES, INC ATT: MATERIALS RECEIVING MTU MAINTENANCE HANNOVER GMBH MUENCHNER STRASSE 31
30855 LANGENHAGEN
	HANNOVER	GERMANY

CWF	UNITED AIRLINES, INC C/O AAR 1945 MERGANSER STREET
	LAKE CHARLES	LA
	70615	USA

VCV	UNITED AIRLINES, INC ATTN: UA MX REP C/O INTERNATIONAL AEROSPACE COATING D/S/C: 2-87-00 13640 PHANTOM ROAD
	VICTORVILLE	CA
	92394	USA

9

MDE	UNITED AIRLINES INC AVIANCA SA DESCARGUE DIRECTO/ ENTREGA URGENTE AEROPUERTO INTL EL DORADO
	BOGOTA	COLOMBIA

10

EXHIBIT A

to Term Loan Credit and Guaranty Agreement

FORM OF Spare Parts Mortgage

MORTGAGE AND SECURITY AGREEMENT (SPARE PARTS)

Dated as of March 23, 2020

Between

UNITED AIRLINES, INC.,

as Borrower,

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

i

SECTION 5.12. Governing Law	18
SECTION 5.13. Consent to Jurisdiction and Service of Process	18

ANNEX A Definitions

ANNEX B Insurance

EXHIBIT A Form of Mortgage Location Supplement

SCHEDULE I Designated Locations

ii

MORTGAGE AND SECURITY AGREEMENT (SPARE PARTS)

MORTGAGE AND SECURITY AGREEMENT (SPARE PARTS), dated as of March 23, 2020 (the “Mortgage”), between UNITED AIRLINES, INC., a Delaware corporation (together with its permitted successors and assigns, the “Borrower”), and GOLDMAN SACHS BANK USA, as Administrative Agent (together with its successors and permitted assigns, the “Administrative Agent”), for the benefit of the Secured Parties.

W I T N E S S E T H

WHEREAS, the Borrower, United Airlines Holdings, Inc., a Delaware corporation and certain of its subsidiaries other than the Borrower, as guarantors, the Lenders party thereto and the Administrative Agent are parties to that certain Term Loan Credit and Guaranty Agreement dated as of March 20, 2020 (as amended, modified and supplemented and in effect on the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Borrower has agreed to grant a continuing Lien on the Collateral to secure the Secured Obligations;

WHEREAS, Schedule I to this Mortgage specifically describes the locations at which the Spare Parts and Appliances covered by the security interest of this Mortgage may be maintained by or on behalf of the Borrower, and Section 3.03(b) of this Mortgage provides for the designation of additional locations pursuant to Mortgage Location Supplements; and

WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Borrower for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Mortgage hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitional Provisions.

(a)       Unless otherwise specified herein or therein, all capitalized terms used in this Mortgage or other document made or delivered pursuant hereto shall have the meanings set forth in Annex A hereto or, if not defined in such Annex A, in the Credit Agreement.

(b)       The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and Section, subsection, Annex, Schedule and Exhibit references are to this Mortgage unless otherwise specified.

(c)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)       References to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Loan Documents.

(e)       References to agreements shall include such agreements as amended, modified or supplemented.

(f)       Unless the context shall otherwise require, references to any law shall include such law as amended, modified, supplemented, substituted, reissued or reenacted from time to time.

SECTION 1.02.  Bankruptcy Defaults.

For purposes of this Mortgage, the occurrence and continuance of a Bankruptcy Event with respect to the Borrower shall not be deemed to prohibit the Borrower from taking any action or exercising any right under this Mortgage that is conditioned on no Special Default or Event of Default having occurred and be continuing if such Special Default or Event of Default consists of the institution of reorganization proceedings with respect to the Borrower under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have entered into a Section 1110 Agreement and thereafter shall have continued to perform such obligations so that it is entitled to retain possession of all Collateral in accordance with Section 1110, except that this Section 1.02 shall not apply to the following provisions of this Mortgage: Section 3.09(a) (insofar as it relates to an Inspecting Party’s right to inspect the Pledged Spare Parts and related Spare Parts Documents) and Annex B, Section B (insofar as it relates to the payment of insurance proceeds).

ARTICLE II

GRANT OF SECURITY INTEREST

SECTION 2.01.  Grant of Security Interest. In order to secure the payment and performance of the Secured Obligations from time to time outstanding according to their tenor and effect and to secure the performance and observance by the Borrower and each of the Guarantors of all the agreements, covenants and provisions contained herein and in the other Loan Documents for the benefit of the Secured Parties, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Administrative Agent, its successors and assigns, for the security and benefit of the Secured Parties, a security interest in all right, title and interest of the Borrower in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

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(1)       All Spare Parts and Appliances, first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Borrower that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, (a) one or more models of Aircraft operated by the Borrower or any of its Subsidiaries, (b) any Engine utilized on any such model Aircraft, or (c) any other Qualified Spare Part, (collectively, “Qualified Spare Parts”), provided; however, that the following shall be excluded from the Lien of this Mortgage: (w) any Spare Part or Appliance so long as it is incorporated in, installed on, attached or appurtenant to, or being used in, an aircraft, Engine or Qualified Spare Part that is so incorporated, installed, attached, appurtenant or being used; (x) any Spare Part or Appliance that has been incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine or Qualified Spare Part that has been so incorporated, installed, attached, appurtenant or used, for so long after its removal from such Aircraft or Engine as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Aircraft or Engine; (y) the Excluded Parts; and (z) any Spare Part or Appliance leased to, loaned to, or held on consignment by, the Borrower (such Qualified Spare Parts, giving effect to such exclusions, the “Pledged Spare Parts”);

(2)       Any continuing rights of the Borrower (to the extent the Borrower may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement with respect to such Pledged Spare Parts (reserving in each case to the Borrower, however, all of the Borrower’s other rights and interest in and to such warranty, indemnity or agreement) together in each case under this clause (2) with all rights, powers, privileges, options and other benefits of the Borrower thereunder (subject to such reservations) with respect to such Pledged Spare Parts, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder (subject to such reservations);

(3)       All proceeds with respect to the requisition of title to or use of any Pledged Spare Part by any Governmental Authority or from the sale or other disposition of any Pledged Spare Part by the Administrative Agent pursuant to the terms of this Mortgage, and all insurance proceeds with respect to any Pledged Spare Part, but excluding any insurance maintained by the Borrower and not required under Section 3.06;

(4)       All monies and securities from time to time deposited or required to be deposited with the Administrative Agent by or for the account of the Borrower pursuant to any terms of this Mortgage held or required to be held by the Administrative Agent hereunder, including the Collateral Proceeds Account, cash, Cash Equivalents, and earnings thereon, and other financial assets held in the Collateral Proceeds Account by the Administrative Agent, and all security entitlements with respect thereto;

(5)       All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created

  3

or used by the Borrower, and all records, logs, documents and other materials required at any time to be maintained by the Borrower pursuant to the FAA or under the Act, in each case with respect to any of the Pledged Spare Parts (the “Spare Parts Documents”); and

(6)       All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) each of the Secured Parties shall not (and shall not permit any of its Affiliates or other Person claiming by, through or under it to) take or cause to be taken any action contrary to the Borrower’s right to quiet enjoyment of the Pledged Spare Parts, and to possess, use, retain and control the Pledged Spare Parts and all revenues, income and profits derived therefrom without hindrance and (b) the Borrower shall have the right, to the exclusion of the Administrative Agent and the other Secured Parties, with respect to the Pledged Agreements, to exercise in the Borrower’s name all rights and powers of the Borrower under the Pledged Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Borrower’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Pledged Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Administrative Agent shall not enter into any amendment of any Pledged Agreement which would increase the obligations of the Borrower thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Administrative Agent, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties, for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (6) inclusive above, subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Borrower shall remain liable under the Pledged Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Secured Parties shall have no obligation or liability under the Pledged Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of the Borrower under or pursuant to the Pledged Agreements, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Borrower does hereby designate the Administrative Agent, the true and lawful attorney of the Borrower, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Borrower or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other

  4

instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Administrative Agent may deem to be necessary or advisable in the premises; provided that the Administrative Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

The Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, the Borrower will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Administrative Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Administrative Agent the full benefits of the assignment hereunder and of the rights and powers herein granted.

ARTICLE III

COVENANTS OF THE BORROWER

SECTION 3.01.  Liens.

The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Borrower’s interest in the Collateral, except Permitted Liens. The Borrower shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

SECTION 3.02.  Maintenance.

The Borrower, at its own cost and expense:

(a)       shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with all applicable laws issued by the FAA or any other Governmental Authority having jurisdiction over the Borrower or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part or Appliance included in the Pledged Spare Parts as is utilized for such model of Spare Part or Appliance owned by the Borrower and not included in the Pledged Spare Parts;

(b)       shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole;

(c)       shall maintain, or cause to be maintained, the Pledged Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not

  5

reasonably repairable or have become obsolete, (ii) Pledged Spare Parts that are not required for the Borrower’s normal operations and (iii) Expendables that have been consumed or used in the Borrower’s operations; and

(d)       shall maintain, or cause to be maintained, all Spare Parts Documents in respect of the Pledged Spare Parts in the English language.

SECTION 3.03.  Use; Designated Location; Possession; Additional Collateral; Excluded Parts.

(a)       Subject to the terms of the Loan Documents, the Borrower shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Administrative Agent, to deal with the Pledged Spare Parts in any manner consistent with the Borrower’s ordinary course of business, including without limitation any of the following (each of which, to the extent consisting of a Disposition, shall be deemed a Permitted Disposition):

(i) to incorporate in, install on, attach or make appurtenant to, or use in, any Aircraft, Engine or Qualified Spare Part leased to or owned by the Borrower (whether or not subject to any Lien) any Pledged Spare Part, free from the Lien of this Mortgage;

(ii) to dismantle (if applicable), and otherwise sell or dispose of (including by way of a consignment or similar arrangement), any Pledged Spare Part (or any salvage resulting from such dismantling of any such Pledged Spare Part) that has become worn out or obsolete or unfit for use (including as a result of any Qualified Spare Part having become a Pledged Spare Part as a result of the dismantling of an airframe or engine that has become worn out or obsolete or unfit for use by Borrower, in connection with the part-out disposition of such airframe and engine including such Qualified Spare Part), in each case free from the Lien of this Mortgage; and

(iii) to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or, subject to Section 3.03(f), to one or more locations which are not Designated Locations.

(b)       The Borrower shall keep all Qualified Spare Parts (other than Qualified Spare Parts that are affected by any of the exclusions set forth in clauses (w) through (z), inclusive, of Section 2.01(1)) at one or more of the Designated Locations, except as otherwise permitted under Sections 3.03(a), 3.03(c), 3.03(d) or 3.04 of this Mortgage. If and whenever the Borrower shall wish to add a location as a Designated Location, the Borrower will furnish to the Administrative Agent the following:

(i) A Mortgage Location Supplement duly executed by the Borrower, identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage;

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(ii) an opinion of counsel, dated the date of execution of such Mortgage Location Supplement, stating that such Mortgage Location Supplement has been duly filed for recording in accordance with the provisions of the Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Mortgage on the Qualified Spare Parts held at the Designated Locations specified in such Mortgage Location Supplement under the laws of the United States, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such opinion of counsel, as are necessary to perfect the Lien of this Mortgage; and

(iii) An Officer’s Certificate stating that in the opinion of the Responsible Officer executing such Officer’s Certificate, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

(c)       The Borrower shall not, without the prior consent of the Administrative Agent, sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Pledged Spare Part to anyone other than the grant of the security interest to the Administrative Agent pursuant to this Mortgage, except as permitted by this Mortgage, the Credit Agreement or the other Loan Documents, and except that the Borrower may, in the ordinary course of business, without such prior consent of the Administrative Agent, (i) transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement or arrangement customary in the airline industry and entered into by the Borrower in the ordinary course of its business; provided, however, that if the Borrower’s title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a Disposition with respect to such Pledged Spare Part subject to the provisions of Section 6.04 of the Credit Agreement.

(d)       So long as no Event of Default or Special Default shall have occurred and be continuing, the Borrower may enter into a lease with respect to any Pledged Spare Part to any U.S. Air Carrier that (x) is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and (y) does not then have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person, or to any other Person approved in writing by the Administrative Agent (a “Permitted Lessee”). In the case of any such lease, the Borrower will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Mortgage, including the rights of the Administrative Agent to avoid such lease in the exercise of its rights to repossession of the Pledged Spare Parts under this Mortgage, and the Borrower shall remain primarily liable for the performance and observance of all of the terms of this Mortgage and all the terms and conditions of this Mortgage and the other Loan Documents shall remain in effect, in each case to the same extent as if such lease or transfer had not occurred; (u) require the Permitted Lessee to comply with the terms of Section 3.06; and (v) require that the Pledged Spare Parts subject thereto be used in accordance with the limitations applicable to the Borrower’s use, possession and location of such Pledged Spare Parts provided in this Mortgage (including, without

  7

limitation, that such Pledged Spare Parts be kept at one or more Designated Locations), it being understood that such Permitted Lessee shall be entitled to incorporate in, install on, attach or make appurtenant to, or use in, any Aircraft, Engine or Appliance leased to, or owned by, such Permitted Lessee (whether or not subject to any Lien) any Pledged Spare Part subject thereto, free from the Lien of this Mortgage. No lease permitted under this Section shall be entered into unless (w) the Borrower shall provide prior written notice to the Administrative Agent and a copy of any such lease (promptly after entering into any such lease); (x) the Borrower shall furnish to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the insurance required by Section 3.06(a) remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the validity and first priority perfected security interest (subject to Permitted Liens) of the Administrative Agent in the Pledged Spare Parts subject to such lease; and (z) the Borrower shall reimburse the Administrative Agent and the Lenders for all of their respective reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of a single counsel for the Administrative Agent and the Lenders, incurred by such parties in connection with any such lease (and, in the case of an actual conflict of interest where one or more Lenders desire to retain separate counsel, another single firm of counsel for such affected Lenders). Except as otherwise provided herein and without in any way relieving the Borrower from its primary obligation for the performance of its obligations under this Mortgage, the Borrower may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Borrower would be entitled to exercise under Article III hereof, and may cause a Permitted Lessee to perform any or all of the Borrower’s obligations under Article III hereof, and the Administrative Agent agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Borrower. No pooling agreement, permitted lease or other relinquishment of possession of any Pledged Spare Part shall in any way discharge or diminish any of the Borrower’s obligations under this Mortgage or constitute a waiver by the Administrative Agent of any rights or remedies hereunder.

(e)       [intentionally omitted]

(f)       If, at any time, a Responsible Officer of the Borrower becomes aware that (i) the aggregate Fair Market Value (as defined in the Credit Agreement) of the Excluded Parts constitutes more than 15% of the aggregate Fair Market Value (as defined in the Credit Agreement) of all Spare Parts owned by the Borrower and (ii) the Collateral Coverage Ratio with respect to such date is less than the Specified Collateral Coverage Ratio (calculated based upon the most recent Appraisal thereof delivered by the Borrower pursuant to Section 5.07 of the Credit Agreement, and, notwithstanding anything to the contrary in the definition of “Appraised Value” in the Credit Agreement, disregarding Pledged Spare Parts not appraised therein (whether added to or removed from the Collateral after the date of such Appraisal)), then, within 15 days, the Borrower shall either (A) deliver, and file with the FAA for recordation, a Mortgage Location Supplement designating sufficient additional Designated Locations to comply with clause (i) above or (B) designate Additional Collateral as additional Eligible Collateral and comply with Section 5.12 of the Credit Agreement and/or prepay or cause to be prepaid the Loans in accordance with Section 2.12(b) of the Credit Agreement, such that, following such actions, the Collateral Coverage Ratio shall be no less than the Specified Collateral Coverage Ratio.

  8

SECTION 3.04.  Permitted Dispositions.

(a)       So long as no Event of Default has occurred and is continuing, the Borrower may sell, transfer or dispose of Pledged Spare Parts free from the Lien of this Mortgage, subject to Section 6.04(ii) of the Credit Agreement.

(b)       No purchaser in good faith of property purporting to be transferred pursuant to Section 3.03(a)(ii) or this 3.04 shall be bound to ascertain or inquire into the authority of the Borrower to make any such transfer, free and clear of the Lien of this Mortgage. Any instrument of transfer executed by the Borrower under Section 3.03(a)(ii) or this 3.04 shall be sufficient for the purposes of this Mortgage and shall constitute a good and valid release, assignment and transfer of the property therein described free from the Lien of this Mortgage.

SECTION 3.05.  [Reserved].

SECTION 3.06.  Insurance.

(a)       Obligation to Insure. The Borrower shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)       Insurance for Own Account. Nothing in this Section 3.06 shall limit or prohibit (i) the Borrower from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (ii) the Administrative Agent or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Borrower pursuant to this Section 3.06 and Annex B.

(c)       Application of Insurance Proceeds. As between the Borrower and the Administrative Agent, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Part under policies required to be maintained by the Borrower pursuant to this Section 3.06 will be applied in accordance with Annex B hereto. All proceeds of insurance required to be maintained by the Borrower, in accordance with this Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Pledged Spare Part shall, to the extent not required to be deposited and held into the Collateral Proceeds Account pursuant to Section 2.12(a) of the Credit Agreement (taking into account Section B of Annex B), be held by or paid over to the Borrower or the Administrative Agent, as applicable, as provided in Section B of Annex B, and may be applied in payment (or to reimburse the Borrower) for repairs or for replacement property.

SECTION 3.07.  Filings; Change of Office.

(a) The Borrower, at its sole cost and expense, will cause the FAA Filed Documents and Financing Statements, and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Borrower, or any

  9

change in its corporate name or its location (as such term is used in Section 9-307 of the UCC) in respect of such Financing Statements), to be prepared and duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

(b)       The Borrower will give the Administrative Agent timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of (i) any change of its location (as such term is used in Section 9-307 of the UCC) from its then present location and (ii) any change in its corporate name, and will promptly take any action required by Section 3.07(a) as a result of such change of its location or corporate name.

SECTION 3.08.  Spare Parts Appraisals.

(a)       Appraisals. Each Appraisal with respect to the Pledged Spare Parts delivered pursuant to the Credit Agreement or any other Loan Document shall be based upon use of the Appraisal Methodology and shall be in form of presentation consistent in all material respects with the form of presentation of the Initial Appraisals (or, in the case of an Appraisal delivered pursuant to Sections 5.07(1) of the Credit Agreement, in form of presentation reasonably satisfactory to the Administrative Agent on the basis of market practice), in each case, identifying each Spare Part as a Rotable, Repairable or Expendable, and, in connection with each such Appraisal, the Borrower shall furnish to the Administrative Agent an Appraiser’s Certificate signed by the appraiser which prepared such Appraisal. Each such Appraiser’s Certificate shall state, in the opinion of such appraiser, based upon use of the Appraisal Methodology, the following:

(i) the aggregate Appraised Value of the Pledged Spare Parts included in the Collateral (excluding, for the avoidance of doubt, any Excluded Parts) as of a specified date (such date with respect to such Appraisal, the “Valuation Date”) within 60 days preceding the date of such Appraiser’s Certificate;

(ii) the aggregate Appraised Value of the Rotables, Repairables and the Expendables included in the Collateral as of the applicable Valuation Date (and shall separately state the quantity of such Rotables, Repairables and Expendables);

(iii) the aggregate Appraised Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Valuation Date; and

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(iv) the aggregate Appraised Value of the Excluded Parts as of the applicable Valuation Date.

In addition, upon written request of the Administrative Agent given to the Borrower within twenty (20) Business Days after delivery to the Administrative Agent of an Appraiser’s Certificate (or Officer’s Certificate, as the case may be) under this Section 3.08(a) in connection with an Appraisal delivered pursuant to Sections 5.07(1) of the Credit Agreement, the Borrower shall furnish to the Administrative Agent a recent Parts Inventory Report and a report showing the percentage of the total cost of the Pledged Spare Parts located at each Designated Location (determined, with respect to each model of Spare Part or Appliance included in the Pledged Spare Parts, using the average cost of the Pledged Spare Parts of such model multiplied by the quantity of such model included in the Pledged Spare Parts) as of the same date as the date of such Parts Inventory Report.

Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Initial Appraisals (and any corresponding Appraiser’s Certificate and calculations) shall not be required to include Expendables unless Expendables are being included for purposes of calculating the Collateral Coverage Ratio.

(b)       Use of Officer’s Certificates. In lieu of any Appraiser’s Certificate required to be delivered under this Section 3.08, the Borrower may furnish an Officer’s Certificate of the Borrower certifying as to the matters set forth in clauses (i)-(iv) of Section 3.08(a) (for the avoidance of doubt, with references to “such Appraiser’s Certificate” in Sections 3.08(a)(i) being deemed references to such Officer’s Certificate), with such information also being set forth in the relevant Appraisal (in substantially the same manner as set forth in the Initial Appraisals).

SECTION 3.09.  Inspection.

(a)       At all reasonable times, upon at least fifteen (15) days’ prior written notice to the Borrower, the Administrative Agent and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited) inspect the Pledged Spare Parts (including without limitation, the Spare Parts Documents).

(b) Any inspection of the Pledged Spare Parts hereunder shall be limited to a visual inspection during normal business hours and shall not include the disassembling or opening of any components of any Pledged Spare Part without consent of the Borrower, and no such inspection shall interfere with the Borrower’s or any Permitted Lessee’s maintenance and use of the Pledged Spare Parts.

(c) With respect to such rights of inspection, the Administrative Agent shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d) Each Inspecting Party shall bear its own expenses in connection with any such inspection, provided that the Borrower shall reimburse the Inspecting Party for its

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reasonable out-of-pocket expenses in connection with any such inspection during the continuance of an Event of Default, except during the Section 1110 Period.

ARTICLE IV

REMEDIES

SECTION 4.01.  Remedies.

If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Administrative Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the UCC and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Borrower and all persons claiming under it wholly or partly therefrom; provided, that the Administrative Agent shall give the Borrower at least ten days’ prior written notice of any sale of any Pledged Spare Part, foreclosure of the Lien of this Mortgage, or of the taking of any other action to cause the Borrower to lose its title to any Pledged Spare Part. Without limiting any of the foregoing, it is understood and agreed that the Administrative Agent may exercise any right of sale of any Pledged Spare Part available to it, even though it shall not have taken possession of such Pledged Spare Part and shall not have possession thereof at the time of such sale, and may pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Borrower wherever the Collateral may be or is supposed to be and search for the Collateral and take possession of and remove the Collateral. In addition, each of the Secured Parties shall have a right after the occurrence and during the continuance of an Event of Default to inspect the Pledged Spare Parts and Spare Parts Documents in accordance with Section 3.09, and the Borrower shall bear the reasonable costs thereof, notwithstanding Section 3.09(d), except during the Section 1110 Period.

SECTION 4.02.  Return of Collateral, Etc.

(a)       If an Event of Default shall have occurred and be continuing and the unpaid principal amount of the Loans then outstanding, together with interest accrued thereon and all Fees and other liabilities of the Borrower accrued under the Loan Documents, if any, have become due and payable in accordance with Section 7.01 of the Credit Agreement, at the request of the Administrative Agent, the Borrower shall assemble the Collateral and make it available to the Administrative Agent at the Designated Locations and shall promptly execute and deliver to the Administrative Agent such instruments of title and other documents as the Administrative Agent may deem necessary or advisable to enable the Administrative Agent or an agent or representative designated by the Administrative Agent, at such time or times and place or places as the Administrative Agent may specify, to obtain possession of all or any part of the Collateral to which the Administrative Agent shall at the time be entitled hereunder. If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Administrative Agent, the Administrative Agent may obtain a judgment conferring on the Administrative Agent the right to immediate possession and requiring the

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Borrower to execute and deliver such instruments and documents to the Administrative Agent, to the entry of which judgment the Borrower hereby specifically consents to the fullest extent permitted by law. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Mortgage.

(b)       Upon every such taking of possession, the Administrative Agent may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Administrative Agent shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Borrower relating to the Collateral, as the Administrative Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Administrative Agent may determine, and the Administrative Agent shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Administrative Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Administrative Agent hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Administrative Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Borrower), and all other payments which the Administrative Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Administrative Agent, and of all persons properly engaged and employed by the Administrative Agent with respect hereto.

(c)       To the extent permitted by applicable law, the Administrative Agent and each Lender may be a purchaser of the Collateral or any part thereof or any interest therein at any such sale thereof, whether pursuant to foreclosure or power of sale or otherwise, and the Lenders shall be entitled to credit against the purchase price bid at such sale all or any part of the due and unpaid amounts of the Secured Obligations secured by the Lien of this Mortgage. The Administrative Agent or any such Lender, upon any such purchase, shall acquire good title to the property so purchased, to the extent permitted by applicable law, free of the Borrower’s rights of redemption.

(d)       Upon any sale of the Collateral or any part thereof or interest therein pursuant hereto, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the official making the sale by judicial proceeding or of the Administrative Agent shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obligated to see to the application thereof.

(e)       Any sale or other conveyance of any Pledged Spare Part or other Collateral or any interest therein by the Administrative Agent made pursuant to the terms of this

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Mortgage shall bind the Borrower and the Lenders and shall be effective to transfer or convey all right, title and interest of the Administrative Agent, the Borrower and the Lenders in and to the Pledged Spare Part. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Administrative Agent.

SECTION 4.03.  Remedies Cumulative.

Each and every right, power and remedy given to the Administrative Agent specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Administrative Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Administrative Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.

SECTION 4.04.  Discontinuance of Proceedings.

In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Borrower and the Administrative Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Borrower or the Administrative Agent shall continue as if no such proceedings had been instituted.

SECTION 4.05.  Waiver of Past Defaults.

Upon written instruction from the Required Lenders, the Administrative Agent shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.06.  Appointment of Receiver.

If any Event of Default shall occur and be continuing, to the extent permitted by law, the Administrative Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Administrative Agent or any successor or nominee thereof) for all or

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any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Borrower hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Administrative Agent with respect to the Collateral.

SECTION 4.07.  The Administrative Agent Authorized to Execute Bills of Sale, Etc.

The Borrower hereby irrevocably appoints the Administrative Agent the true and lawful attorney-in-fact of the Borrower (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Borrower hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that the Administrative Agent shall not exercise any right as such attorney-in-fact except during the continuance of an Event of Default. Nevertheless, if so requested by the Administrative Agent or any purchaser, the Borrower shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Administrative Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 4.08.  Allocation of Payments.

All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies as a secured creditor as provided in Article IV of this Mortgage shall be applied against (and, pending such application, shall be held by the Administrative Agent as Collateral for) the Secured Obligations in such order as provided for in Section 2.17(b) of the Credit Agreement. Any surplus of such cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Borrower or to whomever may be at such time lawfully entitled to receive such surplus.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Termination of Mortgage.

(a)       Upon the Mortgage Termination Date, this Mortgage shall automatically terminate (provided that all indemnities set forth in the Credit Agreement shall survive) and the Administrative Agent, at the request and expense of the Borrower, will promptly execute and deliver to the Borrower a proper instrument or instruments acknowledging the

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satisfaction and termination of this Mortgage, and, subject to the terms of the Credit Agreement, will duly assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage.

(b)       Upon (i) any Disposition of any Collateral that is permitted under Section 3.03(a)(ii) or Section 6.04(ii) of the Credit Agreement, (ii) the release of any Collateral from the Lien granted hereby pursuant to Section 6.09(c) of the Credit Agreement, (iii) any Pledged Spare Parts becoming Excluded Parts pursuant to this Mortgage or (iv) the effectiveness of any written consent by the Administrative Agent or the requisite Lenders as provided under the Credit Agreement to the release of any Collateral from the Lien granted hereby, such Collateral (and, subject in the case of clause (i) above to compliance with Section 6.04(ii) of the Credit Agreement, the proceeds thereof) shall be automatically released from the Lien granted under this Mortgage.

(c)       In connection with any release of any Collateral pursuant to this Section 5.01, the Administrative Agent will promptly execute and deliver to the Borrower, at the Borrower’s sole expense, all appropriate UCC termination statements and other documents that the Borrower shall reasonably request to evidence such release. The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 5.01. The release of an a Pledged Spare Part from the Lien of this Mortgage shall have the effect without further action of releasing all other Collateral, including the related Spare Parts Documents, respectively, relating to such Pledged Spare Part.

SECTION 5.02.  No Legal Title to Collateral in Secured Parties.

No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of any Secured Party in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

SECTION 5.03.  Sale of Collateral by Administrative Agent Is Binding.

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Administrative Agent made pursuant to the terms of this Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Administrative Agent, the Borrower and such Secured Parties in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Administrative Agent.

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SECTION 5.04.  Mortgage for Benefit of the Borrower, Administrative Agent and Secured Parties.

Nothing in this Mortgage, whether express or implied, shall be construed to give any person other than the Borrower and the Administrative Agent, any legal or equitable right, remedy or claim under or in respect of this Mortgage.

SECTION 5.05.  Notices.

Any notice or communication by the Borrower or the Administrative Agent to the other is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the other’s address:

(a)       if to the Borrower, to its office at 233 South Wacker Drive, Chicago, Illinois 60606, Telecopier No.: 872-825-3211, email: pam.hendry@united.com; in each case Attention: Treasurer; and

(b)       if to the Administrative Agent, to its office at Goldman Sachs Bank USA, 2001 Ross Ave, 29th Floor, Dallas, TX 75201, Attention: SBD Operations, Email: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com, Phone: (972) 368-2323, Fax: (646) 769-7829.

The Borrower or the Administrative Agent, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 5.06.  Severability.

Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, to the fullest extent permitted by law. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, to the fullest extent permitted by law.

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SECTION 5.07.  Waivers; Amendments.

This Mortgage may not be amended, modified or waived except with the written consent of the Borrower and the Administrative Agent (acting pursuant to and in accordance with the terms of the Credit Agreement), provided that a Mortgage Location Supplement adding a Designated Location shall not require the consent of the Administrative Agent. Any amendment, modification or supplement of or to any provision of this Mortgage, any termination or waiver of any provision of this Mortgage and any consent to any departure by the Borrower from the terms of any provision of this Mortgage shall be effective only in the specific instance and for the specific purpose for which made or given.

SECTION 5.08.  Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party.

SECTION 5.09.  Headings.

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 5.10.  Counterpart Form.

This Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.11.  Bankruptcy.

It is the intention of the parties that the Administrative Agent shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Pledged Spare Parts as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Loan Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

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SECTION 5.12.  Governing Law.

This Mortgage shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.13.  Consent to Jurisdiction and Service of Process.

Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Mortgage, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage in any court referred to in this Section 5.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Mortgage irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Mortgage will affect the right of any party to this Mortgage to serve process in any other manner permitted by law.

SECTION 5.14.  Air Carrier Certification.

The Borrower, in compliance with 14 C.F.R. 49.53(a)(1) and (2), certifies that the Borrower is an air carrier, certificated by the FAA under 49 U.S.C. 44705, and that the Pledged Spare Parts are maintained by or on behalf of the Borrower at the Designated Locations.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIRLINES, INC., as Borrower
By:___________________________________
Name:
Title:

GOLDMAN SACHS BANK USA as Administrative Agent
By:___________________________________
Name:
Title:

ANNEX A

Defined Terms

[Attached]

Annex A
to Mortgage and Security Agreement (Spare Parts)

DEFINITIONS

Unless otherwise specified herein, all capitalized terms used in this Annex A shall have the meanings set forth in the Credit Agreement.

“Act” means part A of subtitle VII of title 49, United States Code.

“Additional Insureds” is defined in Section C of Annex B to the Mortgage.

“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.

“Appraisal Methodology” means, in determining an opinion as to the Fair Market Value of the Collateral, (a) in connection with each Appraisal with respect to the Pledged Spare Parts delivered pursuant to Sections 5.07(1) of the Credit Agreement, taking at least the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Valuation Date; (ii) reviewing the relevant appraiser’s internal value database for values applicable to Qualified Spare Parts included in the Collateral; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (v); (v) establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable Valuation Date based upon information provided by the Borrower and the relevant appraiser’s limited physical review of the Collateral referred to in the following clause (vi); (vi) visiting at least two locations selected by the relevant appraiser where the Pledged Spare Parts are kept by the Borrower, provided that at least one such location shall be the location at which the Borrower keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Collateral; (vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports); and (b) in connection with any other Appraisal with respect to the Pledged Spare Parts, methodology and form of presentation consistent in all material respects with the methodology and form of presentation of the Initial Appraisals (which shall, for the avoidance of doubt, be “desk-top” appraisals.

“Appraiser’s Certificate” means a certificate with respect to the Collateral that is signed by the relevant appraiser that delivers an Appraisal of the Collateral pursuant to Section 5.07 of the Credit Agreement.

“Bankruptcy Event” means, with respect to any Person, the occurrence of an Event of Default under Section 7.01(f) or (g) of the Credit Agreement.

“Certificated Air Carrier” means a Person holding or co-holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Collateral” is defined in Section 2.01 of the Mortgage.

“Credit Agreement” is defined in the first “Whereas” clause of the Mortgage.

“Designated Locations” means the locations designated from time to time by the Borrower at which the Pledged Spare Parts may be maintained by or on behalf of the Borrower, which initially shall be the locations set forth on Schedule I to the Mortgage and shall include the additional locations designated by the Borrower pursuant to Section 3.03(b) of the Mortgage.

“Engine” means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a propeller.

“Event of Loss” means, with respect to any Pledged Spare Part, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)       the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by the Borrower (other than the use of Expendables in Borrower’s operations);

(b)       the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)       any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more; or

(d)       any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days.

“Excluded Parts” means Spare Parts and Appliances held by or on behalf of the Borrower at a location that is not a Designated Location.

“Expendables” means Qualified Spare Parts, other than Rotables and Repairables.

“FAA Filed Documents” means the Mortgage and any Mortgage Location Supplement executed by the Borrower.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

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“Fair Market Value” means, with respect to any Collateral, its fair market value determined on the basis of a hypothetical sale negotiated in an arm’s length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions.

“Financing Statements” means, collectively, UCC-1 financing statements covering the Collateral by the Borrower, as debtor, showing the Administrative Agent as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of the Administrative Agent, is necessary to perfect its Lien on the Collateral.

“Inspecting Parties” is defined in Section 3.03 of the Mortgage.

“Mortgage” means the Mortgage and Security Agreement (Spare Parts), dated as of March 23, 2020, between the Borrower and the Administrative Agent.

“Mortgage Location Supplement” means a Mortgage Location Supplement, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.

“Mortgage Termination Date” shall mean the earlier of (i) the date on which (a) the principal of and interest on all Loans shall have been paid in full and all other amounts then due under the Loan Documents shall have been paid in full, and (b) all Commitments have been terminated, and (ii) the date on which all of the Collateral shall have been released pursuant to Section 5.01(b) of the Mortgage.

“Parts Inventory Report” means, as of any date, a list identifying the Pledged Spare Parts by manufacturer’s part number and brief description and stating the quantity of each such part included in the Pledged Spare Parts as of such specified date.

“Permitted Lessee” is defined in Section 3.03(d) of the Mortgage.

“Pledged Agreement” means any contract, agreement or instrument included in the Collateral.

“Pledged Spare Parts” has the meaning set forth in clause (1) of the Granting Clause of the Mortgage.

“Qualified Spare Parts” has the meaning provided in clause (1) of the Granting Clause of the Mortgage.

“Repairable” means a Qualified Spare Part that wears over time and can be commonly restored to a serviceable condition until expected point of being beyond economic repair, excluding any such Qualified Spare Part that qualifies as, and is designated by Borrower to be, a Rotable.

“Rotable” means a Qualified Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight

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equipment to which it relates, excluding any such Qualified Spare Part that qualifies as, and is designated by Borrower to be, a Repairable.

“Section 1110 Agreement” means a written agreement of the debtor to perform referred to in Section 1110(a)(2)(A) of the Bankruptcy Code that, without further review or modification, qualifies under Section 1110 to keep the automatic stay provided by Section 362 of the Bankruptcy Code in effect with respect to the Pledged Spare Parts.

“Section 1110 Period” means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into with court approval a Section 1110 Agreement within such 60 days (or longer period as agreed) and continuing until such time as the period during which the Administrative Agent is prohibited from repossessing the Pledged Spare Parts under the Mortgage comes to an end.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement.

“Serviceable Parts” means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine or other Qualified Spare Part.

“Spare Parts Documents” has the meaning set forth in clause (5) of the Granting Clause of the Mortgage.

“Special Default” means the occurrence of (i) a Default under clause (i) or (ii) of Section 7.01(b) of the Credit Agreement or (ii) a Bankruptcy Event.

“Threshold Amount” is defined in Section B.1. of Annex B to the Mortgage.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“U.S. Air Carrier” means a Certificated Air Carrier that is a United States Citizen, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Unserviceable Parts” means Pledged Spare Parts that are not Serviceable Parts.

“Valuation Date” is defined in Section 3.08(a)(i) of the Mortgage.

4

ANNEX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Mortgage or, if not defined in such Annex A, in the Credit Agreement.

A.       Liability Insurance.

The Borrower (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Administrative Agent or any Secured Party, third party liability insurance with respect to the Pledged Spare Parts, which is (i) of an amount and scope as may be customarily maintained by the Borrower for equipment similar to the Pledged Spare Parts and (ii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).

B.       Property Insurance.

The Borrower will carry or cause to be carried at all times, at no expense to any Additional Insured, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost to repair or replace such Pledged Spare Part, on the date of loss, with proper deduction for obsolescence and physical depreciation.

Any policies of insurance carried in accordance with this Section B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that insurance proceeds under such policies shall be payable directly to the Administrative Agent for prompt deposit into the Collateral Proceeds Account if (A) such insurance proceeds are in respect of an Event of Loss (provided, as to any such Pledged Spare Parts, except as provided in clause (B), the entire amount of any loss involving proceeds of the applicable Threshold Amount or less or the amount of any proceeds of any loss in excess of the outstanding Obligations shall be paid to Borrower), or (B) the insurer has received a notice from the Administrative Agent directing that such insurance proceeds are required to be so paid to the Administrative Agent during the occurrence and continuance of Event of Default (which notice has not been rescinded). The Administrative Agent shall be entitled to notify an insurer that such insurance proceeds shall be paid directly to the Administrative Agent as provided in the immediately preceding sentence in the following circumstances: (1) an Event of Default has occurred and is continuing, or (2) such insurance proceeds if paid to Borrower would be required to be deposited in the Collateral Proceeds Account in accordance with Section 2.12(a) of the Credit Agreement (all calculations thereunder and under Section 6.09 of the Credit Agreement to be performed in accordance with the Credit Agreement after giving effect to the Event of Loss or other circumstance giving rise to such insurance proceeds), provided that if such a notice has been given to the insurer, the Administrative Agent shall rescind such notice if such circumstances are no longer applicable. It is hereby understood and agreed that in the case of any payment to the Administrative Agent pursuant to the foregoing, upon such payment no longer being required to be held in the Collateral Proceeds Account pursuant to Section 2.12(a) of the Credit Agreement, the Administrative Agent shall cause the amount of such payment to be released to Borrower or its order. Furthermore, in the case of any payment to the Administrative Agent (for deposit in the Collateral Proceeds Account) otherwise than in respect of an Event of Loss, the Administrative Agent shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay (and release from the Collateral Proceeds Account) the amount of such payment to Borrower or its order. For purposes hereof, the “Threshold Amount” for any Pledged Spare Part shall mean $5,000,000.

All losses will be adjusted by Borrower with the insurers; provided, however, that during a period when an Event of Default shall have occurred and be continuing, Borrower shall not agree to any such adjustment without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

C.       General Provisions.

Any policies of insurance carried in accordance with Sections A and B, including any policies taken out in substitution or replacement for such policies:

in the case of Section A, shall name the Administrative Agent and each other Secured Party (collectively, the “Additional Insureds”), as an additional insured, as its interests may appear;

shall provide that, in respect of the coverage of the Additional Insureds in such policies, the insurance shall not be invalidated by any act or omission (including misrepresentation and nondisclosure) by Borrower which results in a breach of any term, condition or warranty of the polices, provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned said act or omission. However, the coverage afforded the Additional Insured will not apply in the event of exhaustion of policy limits or to losses or claims arising from perils specifically excluded from coverage under the policies;

shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if any material change is made in the insurance policies by insurers which adversely affects the interest of any of the Additional Insureds, such cancellation or change shall not be effective as to the Additional Insureds for 30 days (ten days in the case of nonpayment of premium) after receipt by the Additional Insureds of written notice by such insurers of such cancellation or change, provided that, if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

shall waive any right of subrogation against any Additional Insured;

2

shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder; and

shall provide that none of the Additional Insureds shall be liable for any insurance premium.

E.       Reports and Certificates; Other Information.

On or prior to the date of the Mortgage, and on or prior to each renewal date of the insurance policies required hereunder, Borrower will furnish or cause to be furnished to Administrative Agent insurance certificates describing in reasonable detail the commercial insurance maintained by Borrower hereunder and a report, signed by Borrower’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with the commercial insurance then due have been paid and (b) such insurance complies with the terms of this Annex B. To the extent such agreement is reasonably obtainable Borrower (or Permitted Lessee) will also cause the Insurance Broker to agree to advise the Secured Parties in writing of any default in the payment of any premium and of any other act or omission on the part of Borrower (or Permitted Lessee) of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any commercial insurance on such Pledged Spare Parts or cause the cancellation or termination of such insurance, and to advise the Secured Parties in writing at least 30 days (ten days in the case of nonpayment of premium, or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation or material adverse change of any commercial insurance maintained pursuant to this Annex B.

F.       Right to Pay Premiums.

The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Administrative Agent or the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Administrative Agent shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts that is due in respect of the coverage pursuant to this Mortgage and to maintain such coverage, as the Administrative Agent may require, until the scheduled expiry date of such insurance and, in such event, Borrower shall, upon demand, reimburse the Administrative Agent for amounts so paid by it, together with interest therein at the Default Rate from the date of payment.

G.       Deductibles; Self-insurance.

Borrower may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise in the insurance covering the risks required to be insured against pursuant to this Annex B in such amounts as shall be consistent with normal industry practice for similarly-situated U.S. Air Carriers.

3

H.       Salvage Rights; Other. All salvage rights to Pledged Spare Parts shall remain with Borrower’s insurers at all times, and any insurance policies of the Administrative Agent insuring Pledged Spare Parts shall provide for a release to Borrower of any and all salvage rights in and to any Pledged Spare Parts.

4

EXHIBIT A
TO
MORTGAGE

MORTGAGE LOCATION SUPPLEMENT NO. __

THIS MORTGAGE LOCATION SUPPLEMENT NO. __ dated __________ (this “Mortgage Supplement”) made by [_____], a [_____] (together with its permitted successors and assigns, the “Borrower”), in favor of [___________________], as Administrative Agent (together with its successors and permitted assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Mortgage and Security Agreement (Spare Parts), dated as of March 23, 2020 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage), between the Borrower and the Administrative Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof;

WHEREAS, the Mortgage was entered into between the Borrower and the Administrative Agent in order grant a Lien on, among other things, certain Spare Parts and Appliances to secure to secure the Secured Obligations of the Borrower and each of the Guarantors under that certain Term Loan Credit and Guaranty Agreement, dated as of March 20, 2020 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, herein called the “Credit Agreement”), by and among United Airlines, Inc., as borrower, United Airlines Holdings, Inc. (the “Parent”), as a guarantor, the subsidiaries of the Parent (other than United Airlines, Inc.) party thereto from time to time, as guarantors, the Lenders party thereto from time to time and the Administrative Agent; and

WHEREAS, the Borrower has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Borrower in the Mortgage [and in Mortgage Location Supplement No. __];

WHEREAS, the Mortgage [and the Mortgage Location Supplements] has [have] been duly recorded with the FAA at Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

Mortgage ..........	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.

WHEREAS, the Borrower, as provided in the Mortgage, is hereby executing and delivering to the Administrative Agent this Mortgage Supplement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Borrower; and

WHEREAS, all things necessary to make this Mortgage Supplement the valid, binding and legal obligation of the Borrower, including all proper corporate action on the part of the Borrower, have been done and performed and have happened;

NOW, THEREFORE, THIS MORTGAGE SUPPLEMENT WITNESSETH, that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Mortgage at which Pledged Spare Parts may be maintained by or on behalf of the Borrower, and all Pledged Spare Parts at such Designated Locations shall be subjected to the Lien of the Mortgage.

This Mortgage Supplement shall be construed as supplemental, subject to the terms and provisions of the Mortgage, to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Borrower has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

[_____]
By:___________________________________
Name:
Title:

3

EXHIBIT 1
TO
MORTGAGE LOCATION SUPPLEMENT NO. [ ]

LIST OF ADDED DESIGNATED LOCATION(S)

SCHEDULE I – DESIGNATED LOCATIONS
MORTGAGE

LIST OF DESIGNATED LOCATION(S)

[Attached]

  2

WAREHOUSING
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
BOS	BOSJL Line Stores	Bldg. No. 93	10 Service Rd.	Boston Logan International Airport	Boston	MASSACHUSSETTS	02128	UNITED STATES
CLE	CLEVELAND HOPKINS INTL AP	5840 SOUTH CARGO ROAD	(null)	(null)	CLEVELAND	OHIO	44135	UNITED STATES
DEN	DENVER STORES DENJL AOG 1-847-700-9981	UNITED AIRLINES INC.	DENVER INTL AIRPORT	27300 EAST 99TH AVE.	DENVER	COLORADO	80249	UNITED STATES
EWR	NEWARK LIBERTY INTL AIRPORT AOG 1-847-700- 9981	United Airlines, Inc.	North Brewster Road	Building 101	NEWARK	NEW JERSEY	07114	UNITED STATES
EZE	EZEJL Stores Dept. CUIT 30-70749292-5	Ezeiza International Airport	(null)	(null)	Buenos Aires, CP 1053	-Select-	1802	ARGENTINA
GIG	GIGJL Stores Dept.	Aeroporto Internacional Do Rio De Janeiro	(Antonio Carlos Jobim) Terminal 2	ILHA Do Governador	Rio De Janeiro RJ	-Select-	21942-900	BRAZIL
GRU	GRUJL Stores Dept.	Aeroporto Internacional De Guarulhos	(null)	(null)	Sao Paulo	-Select-	07141-970	BRAZIL
GUM	Guam Stores AOG 1-847-700-9981	United Airlines, Inc.	Antonio B. Won Pat International Airport	173120 Mariner Ave.,	Barrigada	-Select-	96913	GUAM
HND	C/O UNITED AIRLINES - HNDJL	TERMINAL 3, TOKYO INTERNATIONAL AIRPORT	2-6-5 HANEDA-KUKO	OHTA-KU	TOKYO	(null)	144-0041	JAPAN
HNL	HNLJL - United Airlines	HNL Line Stores Below Gate 8	300 Rodgers Blvd.	Honolulu Intl Airport	Honolulu	HAWAII	96819	UNITED STATES
HOU	WILLIAM P. HOBBY AIRPORT	HANGAR #7	8401 TRAVELAIR	(null)	HOUSTON	TEXAS	77061	UNITED STATES
IAD	Stores Receiving AOG 847-700-9981	United Airlines, IADJL	Terminal C, Lower Level C-12	Washington Dulles Int’l Airport	Dulles	VIRGINIA	20166	UNITED STATES
IAH	STORES RECEIVING AOG 847-700-9981	UNITED AIRLINES, INC.	4849 WRIGHT RD, BUILDING B	INTERCONTINENTAL AIRPORT	HOUSTON	TEXAS	77032	UNITED STATES
ICN	ICNJX-Line Stores Dept	2851 Woonseo-Dong Joong-Gu	Incheon International Airport	(null)	Incheon	-Select-		SOUTH KOREA
LAS	LASJL Line Stores Dept	6055 Surrey St.	Suite 108	.	Las Vegas	NEVADA	89119	UNITED STATES
LAX	UNITED AIRLINES INC. AOG 1-847-700-9981	LOS ANGELES INTL AIRPORT	7300 WORLD WAY WEST	STORES/RECEIVING/SHIPPING	LOS ANGELES	CALIFORNIA	90045	UNITED STATES
LAX	LAXJG Stores Dept. AOG 1-847-700-9981	United Airlines, Inc.	6018 Avion Drive	Los Angeles International Airport	Los Angeles	CALIFORNIA	90045	UNITED STATES
LGA	LGAJL Stores	Building 85 Bowery Bay Blvd.	La Guardia International Airport	(null)	Flushing	NEW YORK	11371	UNITED STATES
LHR	c/o Kuehne & Nagel	Aircraft Spares LHRJL	T2B North Mid Field Pier, Terminal One	London Heathrow Int’l Airport	Hounslow TW6 1AP	-Select-		UNITED KINGDOM
MCO	ORLANDO STORES AOG 1-847-700-9981	UNITED AIRLIES, INC.	ORLANDO INTERNATIONAL AIRPORT	4121 CENTERPORT ST	ORLANDO	FLORIDA	32827	UNITED STATES
MEX	MEXJL Stores Receiving	Mexico City International Airport	Mexico Distrito Federa 15620	(null)	MEXICO CITY	-Select-	15620	MEXICO
NRT	NRTJL Line Stores Dept. CIK#3700150005378	NO. 3 SATELLITE, S32005	NARITA INTL AIRPORT	(null)	NARITA-SHI CHIBA	-Select-		JAPAN
ORD	ORDJL Stores AOG 847-700-9981	United Airlines Inc.	Service Center-Bldg 710	Ohare International Airport	Chicago	ILLINOIS	60666	UNITED STATES
PDX	UNITED AIRLINES-PDXJL	7710 NE AIRPORT WAY, DOOR 101	JL STOCKROOM (503) 335-7622Attn: Xingchen Zhuo, TE	(null)	Portland	OREGON	97218	UNITED STATES
PEK	Air China Import & Export Co. Ltd	Beijing Capitol Airport P.O. Box 6909 010	008610645300333325	USCI91110000X000036150	Beijing	-Select-		PEOPLES REPUBLIC OF CHINA
PHL	PHLJL Line Stores Dept.	Cargo City Bldg C4, Dock 11	Philadelphia International Airport	(null)	Philadelphia	PENNSYLVANIA	19153	UNITED STATES
PHX	STORES DEPT	3200 SKY HARBOR BLVD	TERMINAL 2		PHOENIX	Arizona	85034	UNITED STATES
PVG	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-		PEOPLES REPUBLIC OF CHINA
SAN	LINE MAINTENANCE	SAN DEIGO INTL AIRPORT	LINDBERGH FIELD, TERMINAL 2	3707 N. HARBOR DRIVE, STE 115	SAN DIEGO	CA	92101	UNITED STATES
SEA	United Airlines, Inc. SEAJL	2230 South 161st. Street	Seattle-Tacoma International Airport	(null)	Seattle	WASHINGTON	98158	UNITED STATES
SFO	SFOJJ Stores AOG 1-847-700-9981	United Airlines, Inc.	800 South Airport Blvd. Building 15 - SFOJJ,	San Francisco International ;	San Francisco	CALIFORNIA	94128	UNITED STATES
SFO	SFOJL Terminal Stockroom	585 McDonnell Rd	San Francisco International Airport	(null)	San Francisco	CALIFORNIA	94128	UNITED STATES
SYD	SYDJL Stores Dept.	International Terminal Building	Sydney Kingsford Smith Airport	New South Wales	Mascot	-Select-		AUSTRALIA
TPA	TPAJL	4001 Bessie Colman Blvd	Airside “A”	Tampa Int’l Airport	TAMPA	FLORIDA	33607	UNITED STATES
TPE	TPEJL Line Stores Dept CIK# 22000264	Taiwan Taoyuan International Airport	(null)	(null)	TAIPEI	-Select-		TAIWAN

  3

MAINTENANCE
AIRPORT CODE STN_CD	STATIONS STN_NAME	ADDRESS STN_ADD1	STN_ADD2	STN_ADD3	STN_ADD4	STN_CITY	STN_STATE	STN_ZIP_CD
ALBUQUERQUE	STATION MANAGER	PRIME FLIGHT / ABQKK	2200 SUNPORT BLVD. SE	.	ALBUQUERQUE	NEW MEXICO	87106	UNITED STATES
AUCKLAND	C/O AIR NEW ZEALAND MAINTENANCE STORES	10 LAURENCE STEVENS DRIVE	.	AUCKLAND INTERNATIONAL AIRPORT	AUCKLAND	-Select-	2022	NEW ZEALAND
AMARILLO	STATION MANAGER	AMARILLO INT’L AIRPORT	1801 AIRPORT BLVD	(null)	AMARILLO	TEXAS	79111	UNITED STATES
AMSTERDAM, NETHERLANDS	VCK Logistics Airfreight B.V.	Bellsingel 31	1119 NT	(null)		-Select-		NETHERLANDS
ANCHORAGE	UNITED AIRLINES INC.	ANCHORAGE INTERNATIONAL AIRPORT	.	.	ANCHORAGE	ALASKA	99519	UNITED STATES
ST. JOHNS	C/O WILMOTH JACOBS	V. C. BIRD INTERNATIONAL AIRPORT	.	(null)	COOLIDGE	-Select-		ANTIGUA AND BARBUDA
STOCKHOLM, SWEDEN	C/O SAS	GOODS RECEIVING DEPT.: STOJF	OSTRA HANGAR VAGEN GRIND 5	19587 STOCKHOLM ARLANDA ARPT	STOCKHOLM	XX	XX	SWEDEN
ATHENS, GREECE	c/o KLM Royal Dutch Airlines	Technical Department	Room 1/9.47 (01) Satellite Building,	El. Venizelos, Athens Intl. Airport.	Spata	-Select-		GREECE
ATLANTA	ATTN: LINE MAINTENANCE	7700 SPINE RD	ATLANTA HARTSFIELD - JACKSON AIRPORT		ATLANTA	GEORGIA	30320	UNITED STATES
ARUBA	AIRPORT BUSINESS MANAGER	SECOND FLOOR	REINA BEATRIX INTERNATIONAL AIRPORT	.	ORANJESTAD	-Select-		ARUBA
AUSTIN	LINE MAINTENANCE	3400 SPIRIT OF TEXAS DRIVE	SUITE 140	(null)	AUSTIN	TEXAS	78719	UNITED STATES
ASHVILLE	C/O Eric Scifres, General Manager, Skywest	61 Terminal Drive, Suite 6	Asheville Regional Airport	.	Fletcher	NORTH CAROLINA	28732	UNITED STATES
BARCELONA SPAIN	AVIATION LINE SERVICES, S.L.	TERMINAL T-1	ALMACEN 276	AEROPUERTO DEL PRAT	BARCELONA, 08820	XX		SPAIN
ST. GEORGE	ATTN: STATION MANAGER	FLOYD SMART	3 CAHOW WAY	L.F. WADE INTERNATIONAL AIRPORT	ST. GEORGE’S DD 03	-Select-		BERMUDA
BRADLEY	STATION MANAGER	BRADLEY INT’L AIRPORT	TERMINAL A	(null)	WINDSOR LOCKS	CONNECTICUT	06096	UNITED STATES
BANGOR	United Airlines	BANGOR INTERNATIONAL AIRPORT	138 MAINE AVENUE	(null)	BANGOR	MAINE	04401	UNITED STATES
BILLINGS	STATION MANAGER	LOGAN INT’L AIRPORT	(null)	(null)	BILLINGS	MONTANA	59105	UNITED STATES
BLOOMINGTON	C/O GOL LINHAS AéREAS	AEROPORTO INTENACIONAL	JUCELINO KUBITSCHEK	BRASILIA - DISTRITO FEDERAL	BRASILIA	XX		BRAZIL
NASHVILLE	AMERICAN AIRLINES	NASHVILLE INTERNATIONALAIRPORT	AAL MX, 1 TERMINAL ROAD	ATTN: DANNY MONNETTI	NASHVILLE	TENNESSEE	37214	UNITED STATES
BOGATA	Atten: Line Maintenance	Deposito Zona Inbound	.	Aeropuerto Intl. Eldorado	Bogota	-Select-		COLOMBIA
BOISE	STATION MANAGER	3201 AIRPORT WAY	(null)	(null)	BOISE	ID	83705	UNITED STATES
MUMBAI, INDIA	FAO BHARAT AVIATION	C/O EXPRESS KARGO fORWARDERS	128/129 ADRASH INDUST’L ESTATE	.SAHAR RD, CHAKALA, ANDHERI, (E)	MUMBAI	-Select-		INDIA
KRALENDIJK	C/O ROBERTO POURIER	KAYA KARINOSO 11	DUTCH CARIBBEAN	BONAIRE INTERNATIONAL AIRPORT	RINCON	-Select-		BONAIRE, SAINT EUSTATIUS AND SABA
AGUADILLA	ATTENTION STATION MANAGER	RAFAEL HERNANDEZ INTERNATIONAL AIRPORT	HANGER 405	(null)	AGUADILLA	PUERTO RICO	00604	UNITED STATES
BRUSSELS, BELGIUM	C/O DELTA AIRLINES, INC. MTC DEPT. 250	BRUSSELS AIRPORT	DEPARTURE HALL	1930 ZAVENTUM	BRUSSELS	-Select-		BELGIUM
BURLINGTON	STATION MANAGER	BURLINGTON INTL AIRPORT	(null)	(null)	S BURLINGTON	VT	05401	UNITED STATES
BUFFALO	STATION MANAGER	BUFFALO NUAGARA AIRPORT	(null)	(null)	BUFFALO	NEW YORK	14225	UNITED STATES
BURBANK	STATION MANAGER	HOLLYWOOD/BURBANK ARPT	2627 N HOLLYWOOD WAY	(null)	BURBANK	CALIFORNIA	91505	UNITED STATES
BALTIMORE	STATION MANAGER	BALTIMORE-WASHINGTON ARPT	(null)	(null)	BALTIMORE	MARYLAND	21240	UNITED STATES
BELIZE CITY, BELIZE	C/O GODFREY T. ECK	P.S.W. GOLDSON INT’L AIRPORT	LADYVILLE	.	BELIZE CITY	-Select-		BELIZE
BOZEMAN	STATION MANAGER	GALLATIN FIELD	(null)	(null)	BOZEMAN	MONTANA	59715	UNITED STATES
PARIS, FRANCE	C/O NAYAK AIRCRAFT SERVICES	WFS/SFS ROISSY HANDLING CDG	ZONE DE FRET 4 BAT3520	32 RUE DES VOYELLES	95707 ROISSY CDG	-Select-	95707	FRANCE
CHARLESTON	COORDINATOR - PRODUCTION CONTROL	304 GRAVES ST. BLDG 543	F117 C-17 ENGINE MAINTENANCE	CHARLESTON AIR FORCE BASE	CHARLESTON	SOUTH CAROLINA	29404	UNITED STATES
CEDAR RAPIDS	ATTN: CINDY BOHLKEN	2121 ARTHUR COLLINS PKWY	.	.	CEDAR RAPIDS	IOWA	52404	UNITED STATES
CHARLOTTE	STATION MANAGER	CHARLOTTE DOUGLAS AIRPORT	(null)	(null)	CHARLOTTE	NORTH CAROLINA	28219	UNITED STATES
COLUMBUS	STATION MANAGER	PORT COLUMBUS INTL AP	(null)	(null)	COLUMBUS	OH	43219	UNITED STATES
CORPUS CHRISTI	STATION MANAGER	INTERNATIONAL AIRPORT	606 INTERNATIONAL DR	(null)	CORPUS CHRISTI	TX	78410	UNITED STATES
CHENGDU	China National Aviation Import & Export Southwest	Shuangliu Airport, Chengdu	United Airlines	Attn: Luo Jianfei, TE 00862864550027	CHENGDU	-Select-		PEOPLES REPUBLIC OF CHINA
COVINGTON	AIRBOARNE MAINTENANCE & ENGINEERING SERVICES (AMES)	145 HUNTER DRIVE	2066 RECEIVING	ATTN: UAL GLENN PENN	WILLMINGTON	OH	45177	UNITED STATES
COZUMEL	ATTN: STATION MANAGER	COZUMEL INTERNATIONAL AIRPORT	(null)	(null)	COZUMEL	-Select-		MEXICO
WASHINGTON D.C.	Line Maintenance	106 Air Cargo Rd	Washington National Airport	(null)	Washington	DISTRICT COLUMBIA	20001	UNITED STATES

  4

NEW NELHI, INDIA	C/O BHARAT AVIATION	PIER A11, APRON LEVEL	TERMINAL 3	IGI AIRPORT	NEW DELHI	XX		INDIA
DALLAS	ATTN: LINE MAINTENANCE	2417 N. SUPPORT DRIVE	(null)	(null)	DALLAS	TEXAS	75261	UNITED STATES
DULUTH	Duluth International Airport	4600 Stebner Road	.	.	Duluth	MINNESOTA	55811	UNITED STATES
DES MOINES	DES MOINES AIRPORT	.	.	.	DES MOINES	IOWA	80321	UNITED STATES
DETROIT	LINE MAINTENANCE	DETROIT METRO AIPORT	601 ROGELL DRIVE	SUITE 1103E	DETROIT	MICHIGAN	48242	UNITED STATES
DUBLIN, ENGLAND	C/O DELTA AIRLINES MX DEPT.	PIER E	TERMINAL 2	DUBLIN AIRPORT	CO. DUBLIN	(null)	.	IRELAND
EDINGBURGH, SCOTLAND	C/O BRITISH AIRWAYS ENG.	SOUTH EAST PEIR	TERMINAL BUILDING	EDINBURGH AIRPORT	EDINBURGH	XX	.	SCOTLAND
EL PASO	STORES/RECEIVING	EL PASO INTL AIRPORT	6600 AIRPORT ROAD	(null)	EL PASO	TEXAS	79925	UNITED STATES
EUGENE	STATION MANAGER	EUGENE MAHLON SWEET ARPT	90550 GREENHILL RD	(null)	EUGENE	OREGON	97402	UNITED STATES
FAIRBANKS	United Airlines-Cargo	6302 Old Airport Way	(null)	ATT: Tabitha Taylor	Fairbanks	ALASKA	99709	UNITED STATES
FRESNO	STATION MANAGER	5175 E CLINTON	FRESNO AIR TERMINAL	(null)	FRESNO	CA	93727	UNITED STATES
ROME, ITALY	C/O NAYAK AIRCRAFT SERVICES	EDIFICIO 33A - VARCO DOGANALE 1	VIA FRANCESCO DE PINEDO SNC	AEROPORTO FLUMICINO, 00054 FLUMICINO	ROMA	-Select-		ITALY
FORT LAUDERDALE	UNITED AIRLINES LINE MAINTENANCE	3519 SW 2ND AVENUE, BAY #7	.	.	FORT LAUDERDALE	FLORIDA	33315	UNITED STATES
FRANFURT, GERMANY	C/O Kuehne & Nagel (AG & CO) KG	Aerospace Department	.	Cargo City South / Bldg. 554	60549 Frankfurt	-Select-		GERMANY
GRAND CAYMEN	ATTN: STATION MANAGER	OWEN ROBERTS INT’L AIRPORT	.	.	GRAND CAYMEN	(null)		CAYMAN ISLANDS
GUADELAJARA	ATTN: MAINTENANCE SUPERVISOR	AEROPUERTO INTL DE GUADALAJARA	CARRETERA GUADALAJARA	CHAPALA KM 17.5	TLAJOMULCO DE ZUNIGA	-Select-	45659	MEXICO
SPOKANE	UNITED AIRLINES GEGOZ	9000 AIRPORT DR.	.	.	SPOKANE	WASHINGTON	99224	UNITED STATES
GLASGOW, SCOTLAND	C/O SR TECHNICS UK LIMITED	GLASGOW AIRPORT	EAST PIER, ROOM E20	GROUND FLOOR - INTL PIER	PAISLEY PA3 2ST	XX		SCOTLAND
GRAND RAPIDS	BEN ORANGE	C/O UNITED AIRLINES	5500 44TH STREET SE	.	GRAND RAPIDS	MICHIGAN	49512	UNITED STATES
GREAT FALLS	STATION MANAGER	GREAT FALLS INTL AIRPORT	(null)	(null)	GREAT FALLS	MT	59401	UNITED STATES
GUATEMALA CITY, GUATEMALA	COPA	AEROPUERTO INTERNACIONAL	LA AURORA, ZONA 13,2 NIVEL	ALA NORTE, OFICINA 2LA17	GUATEMALA CITY	XX		GUATEMALA
GENEVA, SWITZERLAND	United Airlines C/O SR Technics Switzerland	Technical Store GVA	17 ROUTE DE PRE-BOIS	GENEVA AIRPORT	GENEVA-COINTRIN	-Select-		SWITZERLAND
HAMBURG, GERMANY	C/O LUFTHANSA TECHNIK AG	HAM UE/S Betriebsleitstand G. 210 R. 138	WEG BEIN JAGER 193	D-22335 Hamburg	HAMBURG	-Select-		GERMANY
HAVANA, CUBA	Jose Marti International Airport	Avenida Rancho Boyeros	Jose Marti Int’l Airport, Avenida Rancho Boyeros	.	La Habana	-Select-		CUBA
HAYDEN	MOUNTAIN AIRCRAFT MAINTENANCE	3693 AIRPORT CIRCLE	HANGAR C2 (PO BOX 772114 FOR	MAIL)	STEAMBOAT SPRINGS	COLORADO	80477	UNITED STATES
HONG KONG	C/O HAECO, LTD.	BASE MAINTENANCE DIVISION	80 SOUTH PERIMETER ROAD	HONG KONG INTL AIRPORT	LANTAU	-Select-		HONG KONG
WICHITA	STATION MANAGER	MID CONTINENT AIRPORT	(null)	(null)	WICHITA	KANSAS	67209	UNITED STATES
INDIANAPOLIS	STATION MANAGER	INDANAPOLIS INTL AIRPORT	2500 S HIGHSCHOOL RD	(null)	INDIANAPOLIS	INDIANA	46241	UNITED STATES
HILO	ATTN: ALOHA CARGO MX	2350 KEKUANAOA ROOM 24	.	.	HILO	HAWAII	96720	UNITED STATES
JACKSON HOLE	STATION MANAGER	JACKSON HOLE MUNICIPAL AIRPORT	(null)	(null)	JACKSON HOLE	WYOMING	83001	UNITED STATES
JACKSONVILLE	ATTN: STATION MGR	JACKSONVILLE INTL AIRPORT	AIR CARGO BLDG #1	(null)	JACKSONVILLE	FLORIDA	32229	UNITED STATES
KEFLAVIK, ICELAND	C/O GMT EHF BUILDING 881	235	KEFLAVIK INTERNATIONAL AIRPORT	.	KEFLAVIK	-Select-		ICELAND
KAILUA-KONA	ATTN: UAL KOAMM	KEAHOLE-KONA INT’L AIRPORT	73-200 KUPIPI STREET	.	KAILUA-KONA	HAWAII	96740	UNITED STATES
LIHUE	ATTN: UAL LIHMM	LIHUE INT’L AIRPORT	3901 MOKULELE LOOP #23	.	LIHUE	HAWAII	96766	UNITED STATES
LIMA, PERU	ATTN: STATION MANAGER	(null)	MEZZANINE	JORGE CHAVEZ INT’L AIRPORT	LIMA	-Select-		PERU
LISBON, PORTUGAL	C/O NAYAK ENGINEERING	ATTN: STATION MAINTENANCE MANAGER	ALAMEDA DAS COMUNIDADES PORTUGUESAS	1700-008	LISBON	-Select-		PORTUGAL
MADRID, SPAIN	C/O BRITISH AIRWAYS ENG	TERMINAL 1	Office 42211	AEROPUERTO ADOLFO SUAREZ MADRID BARAJAS	MADRID	-Select-	28042	SPAIN
MANCHESTER, ENGLAND	ATTN: STATION MANAGER	WORLD FREIGHT TERMINAL	ROOM 112 BUILDING 302	WORLD FREIGHT TERMINAL	MANCHESTER	X	M90 5PD	ENGLAND
MONTEGO BAY	ATTN: STATION MGR	SANGSTER INTL AIRPORT	.	.	MONTEGO BAY	(null)		JAMAICA
MCITERDMC, UNITED STATES	UNITED AIRLINES - MCI	AIRPORT OPERATIONS AND CARGO	67 BEIRUT CIRCLE	(null)	KANSAS CITY	MISSOURI	64153	UNITED STATES
MELBOURNE	United Airlines-MELJX	International Terminal Building	Tullamarine Airport	(null)	Melbourne	(null)	3043	AUSTRALIA
MEMPHIS	UNITED AIRLINES MEMJX	2941 WEST WINCHESTER	.	.	MEMPHIS	TENNESSEE	38116	UNITED STATES
MCALLEN	STATION MANAGER	MC ALLEN INTL AIRPORT	(null)	(null)	MCALLEN	TEXAS	78503	UNITED STATES

  5

MEDFORD	STATION MANAGER	MEDFORD-JACKSON COUNTY AIRPORT	3650 BIDDLE ROAD	(null)	MEDFORD	OREGON	97504	UNITED STATES
MANAGUA, NICARAGUA	CARRETERA NORTE KM 11	AEROPUERTO INTERNACIONAL	A. C. SANDINO	MANAGUA	MANAGUA	-Select-		NICARAGUA
MIAMI	LINE MAINTENANCE	CONCOURSE H-7	MIAMI INTERNATIONAL AIRPORT	.	MIAMI	FLORIDA	33299	UNITED STATES
MERIDA	CANCUN FORWARD & TRANSIT CARGO	AEROPUERTO INT’L CD	DE MERIDA KM 4.5 CARRET	MERIDA-UMAN	MERIDA	YU	97291	MEXICO
MILWAUKEE	STATION MANAGER	GENERAL MITCHELL FIELD	5300 SOUTH HOWELL	(null)	MILWAUKEE	WI	53207	UNITED STATES
MINNEAPOLIS	STATION MANAGER	INT’L AIRPORT	(null)	(null)	Minneapolis - St. Paul	MINNESOTA	55111	UNITED STATES
NEW ORLEANS	UNITED AIRLINES / TECH OPS	BLDG #5, WEST ACCESS ROAD	LOUIS ARMSTRONG INT’L AIRPORT	(null)	KENNER	LOUISIANA	70062	UNITED STATES
MUNICH, GERMANY	C/O DELTA AIRLINES, DEPT. 250	LINE MAINTENANCE	F. J. STRAUSS AIRPORT	POSTBOX 241241	MUNICH	-Select-	85331	GERMANY
MILAN, ITALY	NAYAK ITALY - MAGAZZINO TECNICO	STRADA PROVINCIALE NO. 52	.	21010 VIZZOLA TICINO (VA) - ITALY	FERNO	-Select-	99999	ITALY
MYRTLE BEACH	JIM GRABILL	1100 JETPORT ROAD	.	.	MYRTLE BEACH	SOUTH CAROLINA	29577	UNITED STATES
MAZATLAN, MEXICO	ATTN: LINE MAINTENANCE	AEROPUERTO INTL DE MAZATLAN	LOBBY PRINCIPAL	CARR. INTL. AL SUR S/N	MAZATLAN	SN	82269	MEXICO
NASSAU	UNITED AIRLINES, INC	LYDEN PINDLING INTERNATIONAL AIRPORT	.	.	NASSAU	-Select-		BAHAMAS
TOKONAME	STATION OPERATIONS	PASSENGER TERMINAL BUILDING 3F	MN 01-3312	1-1 CENTRAIR	TOKONAME-CITY	AICHI PREFECTURE	479-0991	JAPAN
OAKLAND	STATION MANAGER	OAKLAND INTL AIRPORT	ONE AIRPORT DR	(null)	OAKLAND	CA	94621	UNITED STATES
KAILUA-KONA	C/O UNITED AIRLINES CARGO	ATTN: UAL OGGMM	871 HALEAKALA HWY	.	KAHULUI	HAWAII	96732	UNITED STATES
OKLAHOMA CITY	STATION MANAGER	WILL ROGERS WORLD AIRPORT	7100 TERMINAL DRIVE	(null)	OKLAHOMA CITY	OKLAHOMA	73159	UNITED STATES
OMAHA	STATION MANAGER	EPPLEY AIRFIELD	(null)	(null)	OMAHA	NEBRASKA	68119	UNITED STATES
ONTARIO	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	ONTARIO	CALIFORNIA	91761	UNITED STATES
PORTO, PORTUGAL	c/o LAS - Louro Aeronaves e Serviços, Lda.	Estrada do Freixieiro (N107)	Edificio Técnico	Aeroporto Francisco Sá Carneiro	4471 Maia	-Select-	4471	PORTUGAL
NORFOLK	ATN: JEFF CARTWRIGHT	NORFOLK INTL AIRPORT	(null)	(null)	NORFOLK	VA	23518	UNITED STATES
WEST PALM BEACH	STATION MANAGER	WEST PALM BEACH INTL AIRPORT	(null)	(null)	WEST PALM BEACH	FLORIDA	33406	UNITED STATES
PITTSBURG	STATION MANAGER	GREATER PITTSBURG INTL AIRPORT	(null)	(null)	PITTSBURG	PENNSYLVANIA	15231	UNITED STATES
PROVIDENCIALES	C/O FLIGHT SUPPORT, LTD.	PROVIDENCIALES INT’L AIRPORT	INTERISLAND AVIATION WAY	ATTN: ALFRED MALEK	PROVIDENCIALES	-Select-	99999	TURKS AND CAICOS ISLANDS
PENSACOLA	2430 Airport Blvd	.	.	.	PENSACOLA	FLORIDA	32504	UNITED STATES
PUERTO PLATA	UNITED AIRLINES INC.	AEROPUERTA DE PUERTO PLATA	.	.	PUERTO PLATA	(null)	99999	DOMINICAN REPUBLIC
PORT OF SPAIN	AMERICAN AIRLINES	ATTN: SIEWDAIL RAMNARINE	PIARCO INT’L AIRPORT	WEST INDIES	PIARCO	WI	99999	TRINIDAD
PALM SPRINGS	STATION MANAGER	PALM SPRINGS INTL AIRPORT	3400 E TAHQUITZ CANYON WAY	SUITE 14	PALM SPRINGS	CALIFORNIA	92262	UNITED STATES
PANAMA	TERMINAL / UAL LINE MAINT. OFFICE	SATELITE “B” LOWER LEVEL	.	TOCUMEN INTL AIRPORT	PANAMA CITY	-Select-	999999	PANAMA
HIGUEY-PUNTA CANA	C/O E.T. Heinsen	Attn: Alexis Marte	Punta Cana International Airport	.	Punta Cana	-Select-	99999	DOMINICAN REPUBLIC
PROVIDENCE	C/O FOOD ADVISORY ASSOC. INC.	125 CONANICUS AVENUE	(null)	(null)	JAMESTOWN	RI	02835	UNITED STATES
SHANGHAI, CHINA	China Eastern Aviation Import and Export Corp	Shanghai Eastern Public Bonded Warehouse	2nd Logistics Centre Area Number 104	UAL-PVGJX Attn: Wu Kan, TE; 008602122335045	Shanghai	-Select-	201207	PEOPLES REPUBLIC OF CHINA
PUERTA VALLARTA	AEROPUERTO INTL G. DIAZ ORDAZ	KM 7.5 CARRERTERA TEPIO	(null)	(null)	PUERTO VALLARTA	JL	48310	MEXICO
PORTLAND MAIN	GINA HOLLAND	1001 WESTBROOK	.	.	PORTLAND	MAINE	04102	UNITED STATES
RALEIGH/ DURHAM	STATION MANAGER	RALEIGH DURHAM AIRPORT	(null)	(null)	RALEIGH	NORTH CAROLINA	27623	UNITED STATES
RICHMOND	DANIEL MORRIS	AERO INDUSTRIES	CRS BIER466C	.	RICHMOND	VIRGINIA	999999	UNITED STATES
RENO	STATION MANAGER	AMERICA WEST AIRLINES	RENO CANNON INT’L AIRPORT	2001 EAST PLUM LANE	RENO	NEVADA	89502	UNITED STATES
ROCHESTER	STATION MANAGER	GREATER ROCHESTER INTL A/P	1200 BROOKS AVE	(null)	ROCHESTER	NEW YORK	14624	UNITED STATES
FORT MYERS	ATTN: STATION MANAGER	S W FLORIDA INTL AIRPORT	11000 TERMINAL ACCESS ROAD	SUITE 8680	FORT MYERS	FLORIDA	33913	UNITED STATES
ROATAN, HONDURAS	Attn: Station Manager	Aeropuerto Juan Manuel Galvas Islas De La Bahia	(null)	(null)	Roatan	(null)	99999	HONDURAS
SAN SALVADOR, EL SALVADOR	Attn: Station Manager	El Salvador International Airport	(null)	(null)	San Salvador	(null)	9	EL SALVADOR
SAN PEDRO SULA, HONDURAS	UNITED AIRLINES, INC.	ATTN: STATION MANAGER	4TA AVE. 1 Y 2 CALLE N.O.	P.O. BOX 3130	SAN PEDRO SULA	(null)	99999	HONDURAS

  6

SAN ANTONIO	United Airlines/VT-SAA warehouse	9800 John Saunders Road	.	.	San Antonio	TEXAS	78216	UNITED STATES
SAVANNAH	Arnetta Gilbert, Station Manager, DGS	Savannah Hilton Head International Airport	United Ticket Counter	414 Airways Avenue	Savannah	GEORGIA	31408	UNITED STATES
SANTA BARBARA	STATION MANAGER	SANTA BARBARA MUNICIPAL	AIRPORT	(null)	SANTA BARBARA	CA	93101	UNITED STATES
SANTIAGO, CHILE	SCL MAINTENANCE LTD	CAPITAN MANUEL AVALOS 1828	PUDAHUEL	COMODORO ARTURO MERINO BENITEZ INTL.	SANTIAGO	-Select-	999999	CHILE
SANTO DOMINGO	TALLERRES AERONAUTICOS DEL CAR	MADRE MAZARELLO #8	MARIA AUXILADORA	SANTO DOMINGO RD	SANTO DOMINGO	X	99999	DOM REP
SINGAPORE	C/O SINGAPORE AIRLINES, LTD.	ENGINEERING SUPPLIES RECEIPTS SECTION	ISQ BUILDING,	AIRLINE HOUSE - 25 AIRLINE RD.	SINGAPORE	-Select-	819829	SINGAPORE
SAN JOSE	STATION MANAGER	MUNICAPAL AIRPORT	1661 AIRPORT BLVD	(null)	SAN JOSE	CALIFORNIA	95110	UNITED STATES
SAN JOSE DEL CABO, MEXICO	ATTN: LINE MAINTENANCE	AERO. INT’L DE LOS CABOS	CARRETERA TRANSPENINSULAR	KM 43.5	SAN JOSE DEL CABO	BC	23400	MEXICO
SAN JOSE, COSTA RICA	ATTN: STATION MANAGER	AEROPUERTO JUAN SANTAMARIA	APDO 13-4003	.	ALAJUELA	(null)	99999	COSTA RICA
TRAVERSE CITY	Attention United Airlines ticket counter	727 Fly don’t Drive	.	.	Traverse City	MICHIGAN	49686	UNITED STATES
SAN JUAN, PUERTO RICO	SJUJX-Remote Stores	Luis Munoz Marin International Airport	(null)	(null)	San Juan, Puerto Rico	PUERTO RICO	00937	UNITED STATES
SAINT KITTS AND NEVIS	C/O TDC Handling Services	St. Christopher Air & Sea Ports Authority (SCASPA)	.	St. Kitts, W.I.	Bird Rock	-Select-	99999	SAINT KITTS AND NEVIS
SALT LAKE CITY	STATION MANAGER	INTERNATIONAL AIRPORT	(null)	(null)	SALT LAKE CITY	UTAH	84122	UNITED STATES
SANTA ANA	STATION MANAGER	JOHN WAYNE AIRPORT	18601 AIRPORT WAY, SUITE 207	(null)	SANTA ANA	CALIFORNIA	92707	UNITED STATES
SHANNON, IRELAND	C/O LUFTHANSA TECHNIK SHANNON LTD	BALLYCALLY	SHANNON AIRPORT	SHANNON	CO CLARE	-Select-	V95K097	IRELAND
SAIPAN	STATION MANAGER	(null)	(null)	(null)	SAIPAN	(null)	(null)	N MARIANAS
SARASOTA	STATION MANAGER	SARASOTA/BRADEN AIRPORT	6000 AIRPORT CIR	(null)	SARASOTA	FLORIDA	34243	UNITED STATES
SANTIAGO	ATTN: STATION MANAGER	AEROPUERTO INTERNATIONAL DE. CIBAO	LICEY	UVERAL	SANTIAGO	-Select-	99999	DOMINICAN REPUBLIC
ST. LOUIS	STATION MANAGER	LAMBERT FIELD	(null)	(null)	ST LOUIS	MISSOURI	63145	UNITED STATES
ST. THOMAS	C/O Worldwide Flight Services	CYRIL E. KING AIRPORT	ATT:Joanne Bohr / Victor Barry	ST. THOMAS	Virgin Islands	-Select-	99999	UNITED STATES
ST. MAARTEN	HALLEY TRAVEL	PRINCESS JULIANA AIRPORT		Phillipsburg	ST. MAARTIN	-Select-	99999	-Select-
SYRACUSE	CONTRACT MAINTENANCE	1000 COLONEL EILEEN COLLINS BLVD	.	.	SYRACUSE	NEW YORK	13212	UNITED STATES
TEGUCIGALAPA, HONDURAS	C/O INGESA	ADPO POSTAL #807 INTL A/P	TEGUCIGALPA	HONDURAS, C.A.	TEGUCIGALPA	HO	99999	HONDURAS
TEL AVIV	FAO: MAINTENANCE DEPARTMENT	TERMINAL 3, 4TH FLOOR	ROOM OF4 400B1	DAVID BEN GURION AIRPORT	TEL AVIV	-Select-	70100	ISREAL
TULSA	STATION MANAGER	TULSA INTL AIRPORT	7777 E APACHE	(null)	TULSA	OKLAHOMA	74115	UNITED STATES
TUSCON	STATION MANAGER	TUSCON INTL AIRPORT	(null)	(null)	TUSCON	ARIZONA	85706	UNITED STATES
BERLIN, GERMANY	Direct Maintenance GmbH	Gebäude N1-0 Raum 0/05d	Flughafen Berlin Tegel	FLUGHAFEN	BERLIN	-Select-	13405	GERMANY
KNOXVILLE	STATION MANAGER	MCGHEE TYSON AIRPORT	2055 ALCOA HWY	.	ALCOA	TENNESSEE	37701	UNITED STATES
QUITO	ATTN: LINE MAINTENANCE	ARPT INTL MARISCAL SUCRE	TERMINAL SALIDAS	INTL 2DO PISO	QUITO	X	99999	EQUADOR
ST. LUCIA	C/O MR. AARON GRANT	GENERAL MANAGER	CARIBBEAN DISPATCH SERVICES, LTD.	HEWANORRA INTERNATIONAL AIRPORT	VIEUX FORT	-Select-	99999	SAINT LUCIA
VENICE, ITALY	C/O ALITALIA LINE MAINTENANCE	FABRIZIO SCALONE	VENICE, MARCO POLO INTERNAT’L AIRPORT	VIALE G. GALILEI 30/1, I-30173, TESSERA	VENICE	-Select-	999999	ITALY
EDMONTON, CANADA	UNITED AIRLINES, INC	3475 - 1000 AIRPORT ROAD	EDMONTON INTERNATIONAL AIRPORT	(null)	EDMONTON	ALBERTA	T9E0V3	CANADA
GANDER, CANADA	BRIGGS AERO, GANDER	PO BOX 574	NEWFOUNDLAND	(null)	GANDER	XX	A1V2E1	CANADA
VANCOUVER, CANADA	MAINTENANCE SUPPORT	ROOM C3921	VANCOUVER INTERNATIONAL AIRPORT	.	RICHMOND	BC	V7B1T8	CANADA
CALGARY, CANADA	DEPARTURES LEVEL	2000 AIRPORT ROAD NE	CALGARY ALBERTA	CANADA T2E6W5	CALGARY	XX	T2E6W5	CANADA
GOOSE BAY, CANADA	GOOSE BAY AIRPORT	6 VULCAN ROAD	.	.	HAPPY VALLEY - GOOSE BAY	NF	A0P1C0	CANADA
ST. JOHNS, CANADA	ATT: CONTINENTAL EXPRESS	ST. JOHNS INT AIRPORT	TERMINAL BUILDING 80	AIRPORT TERMINAL ACCESS ROAD	ST. JOHNS (NFLD)	XX	A I A 5T2	CANADA
TORONTO, CANADA	SWISSPORT CANADA HANDLING INC.	6500 SILVER DART DRIVE, CORE G	.	.	MISSISSAUGA	ONTARIO	L5P1A2	CANADA
SIHUATANEJO	STATION MANAGER	ZIHUATANEJO INT’L AIRPORT	ZIHUATANEJO MEXICO	(null)	ZIHUATANEJO	MX	MEXICO	MEXICO
ZURICH, SWITZERLAND	SR Technics Switzerland Ltd	Line Maintenance Store	Building M2 0-142	8058 Zurich Airport	Zurich	-Select-	8058	SWITZERLAND

  7

BASE MATERIAL INFORMATION

XMN	UNITED AIRLINES, INC C/O TAIKOO(XIAMEN) AIRCRAFT ENGINEERING CO. LTD 20 DAILIAO ROAD, C/O HONGXIN XIAMEN CHINA

MIB	UNITED AIRLINES, INC C/O AAR, INC 5300 NW 36TH ST. BUILDING 850
	MIAMI	FL
	33122	USA

GYR	UNITED AIRLINES, INC AEROTURBINE 1658 SOUTH LITCHFIELD ROAD
	GOODYEAR	AZ
	85338	USA

LCQ	UNITED AIRLINES, INC PO BOX 1687
	LAKE CITY	FL
	32056	USA

SAB	UNITED AIRLINES, INC C/O VT-SAA 9800 JOHN SAUNDERS RD
	SAN ANTONIO	TX
	78216	USA

INT	UNITED AIRLINES, INC NORTH STATE AVIATION HOLDING ATTN:UNITED AIRLINES MATERIAL 4001 N LIBERTY ST
	WINSTON SALEM	NC
	27105	USA

  8

TPM	UNITED AIRLINES, INC. AIRBORNE MAINTENANCE & ENGR DBA PEMCO WORLD AIR SERVICES ATTN: UNITED MATERIALS 4102 NORTH WESTSHORE BLVD
	TAMPA	FL
	33614	USA

TUP	UNITED AIRLINES, INC. TUPELO REGIONAL AIRPORT 2704 W JACKSON ST.
	TUPELO	MS
USA

CWL	UNITED AIRLINES, INC GE AIRCRAFT ENGINE SERVICES CAERPHILLY RD, NANTGARW CARDIFF
	SOUTH GLAMORGAN	UNITED KINGDOM

ILN	UNITED AIRLINES, INC. C/O AIRBORNE MAINT & ENG SERV 145 HUNTER DRIVE, 2066 RECEIVG
	WILMINGTON	OH
	45177	USA

SDF	UNITED AIRLINES, INC STANDIFORD FIELD AIRPORT 6 STANDIFORD FIELD
	LOUISVILLE	KY
	40209	USA

SMF	UNITED AIRLINES, INC. SACRAMENTO INTL AIRPORT 6922 AIRPORT BLVD
	SACRAMENTO	CA
	95837	USA

  9

ABE	UNITED AIRLINES, INC. LEHEIGH VALLEY INT’L AIRPORT 3311 AIRPORT RD.
	ALLENTOWN	PA
	18103	USA

RFD	UNITED AIRLINES, INC. C/O AAR AIRCRAFT SERVICES 6150 CESSNA DRIVE
	ROCKFORD	IL
	61109	USA

IGM	UNITED AIRLINES, INC. ATTN: STATION MANAGER KINGMAN MUNICIPAL AIRPORT
	KINGMAN	AZ
USA

HAJ	UNITED AIRLINES, INC ATT: MATERIALS RECEIVING MTU MAINTENANCE HANNOVER GMBH MUENCHNER STRASSE 31
30855 LANGENHAGEN
	HANNOVER	GERMANY

CWF	UNITED AIRLINES, INC C/O AAR 1945 MERGANSER STREET
	LAKE CHARLES	LA
	70615	USA

VCV	UNITED AIRLINES, INC ATTN: UA MX REP C/O INTERNATIONAL AEROSPACE COATING D/S/C: 2-87-00 13640 PHANTOM ROAD
	VICTORVILLE	CA
	92394	USA

  10

MDE	UNITED AIRLINES INC AVIANCA SA DESCARGUE DIRECTO/ ENTREGA URGENTE AEROPUERTO INTL EL DORADO
	BOGOTA	COLOMBIA

  11

EXHIBIT B

to Term Loan Credit and Guaranty Agreement

FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER

FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

ASSUMPTION AND JOINDER AGREEMENT, dated as of [____] (the “Assumption Agreement”), made by [______] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) for the benefit of the Secured Parties (as such term is defined in that certain Term Loan Credit and Guaranty Agreement, dated as of March 20, 2020 (as amended, restated, amended and restated, supplemented, modified or extended from time to time in accordance with its terms, the “Credit Agreement”), among United Airlines, Inc., as Borrower, United Airlines Holdings, Inc. (“Parent”) and its subsidiaries party thereto other than the Borrower, as Guarantors, the Lenders party thereto, and Goldman Sachs Bank USA, as Administrative Agent). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H:

The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of Parent. Pursuant to Section 5.12 of the Credit Agreement, the Company is required to execute this document.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:

SECTION 1. Assumption and Joinder. The Company hereby agrees to perform and observe each and every one of the covenants and agreements and hereby assumes the obligations and liabilities of [(i)] a Guarantor under the Credit Agreement applicable to the Company as a Guarantor thereunder[, and (ii) a Grantor under the Collateral Documents, to which it is a party] (any such document, a “Company Security Document”), in each case applicable to the Company as a Grantor thereunder].1 By virtue of the foregoing, the Company hereby accepts and assumes any liability of [(x)] a Guarantor related to each representation or warranty, covenant or obligation made by a Guarantor in the Credit Agreement, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company, [and (y) a Grantor related to each representation or warranty, covenant or obligation made by a Grantor in each Company Security Document, and hereby expressly affirms in all material

1.	Include reference to applicable Collateral Documents to the extent that the Company intends to pledge collateral contemporaneous with the delivery of this Assumption Agreement.

  2

respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company].2

(a)       Guarantee. (i) All references to the term “Guarantor” in the Credit Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company, in each case as of and after the date hereof.

(ii)       The Company, as Guarantor, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, as of the date hereof, as a Guarantor thereunder, including without limitation, Section 9 thereof with the same force and effect as if originally referred to therein as a Guarantor.

[(b)       Collateral Documents. (i) All references to the term “Grantor” in each Company Security Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company as of and after the date hereof.

(ii)       The Company, as Grantor, hereby joins in and agrees to be bound by each and all of the provisions of each Company Security Document, as of the date hereof, with the same force and effect as if originally referred to therein as a Grantor.]3

SECTION 2. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Secured Parties as follows:

(a)       The Company has the requisite [corporate, partnership or limited liability company] power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations hereunder and under the Loan Documents to which it is a party, have been duly authorized by all necessary [corporate, partnership or limited liability company] action, including the consent of shareholders, partners or members where required. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement and the Loan Documents to which it is a party each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.	Include to the extent that the Company intends to pledge collateral contemporaneous with the delivery of this Assumption Agreement.
3.	Include to the extent that the Company intends to pledge collateral contemporaneous with the delivery of this Assumption Agreement.

  3

(b)       [The Company has delivered or has caused to be delivered to the Administrative Agent any and all schedules and documents required under each Company Security Document].4

SECTION 3. Binding Effect. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.

SECTION 4. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or .pdf electronic transmission shall be deemed to be an original signature thereto.

[Signature Pages Follow]

4.	Include to the extent that the Company intends to pledge collateral contemporaneous with the delivery of this Assumption Agreement.

  4

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]

By:

Name:

Title:

  5

ACKNOWLEDGED AND AGREED:

Goldman Sachs Bank USA,

as Administrative Agent

By:

Name:

Title:

  6

EXHIBIT C

to Term Loan Credit and Guaranty Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

EXHIBIT C

FORM OF

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit and Guaranty Agreement identified below (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under each of the Facilities identified below (including any guarantees included in such Facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor: ______________________________

2. Assignee: ______________________________

[and is an Affiliate/Approved Fund of [identify Lender]5]

3. Borrower: United Airlines, Inc.

4.	Administrative Agent: Goldman Sachs Bank USA, as administrative agent under the Credit Agreement
5.	Credit Agreement: The Term Loan Credit and Guaranty Agreement dated as of March 20, 2020, among United Airlines, Inc., as Borrower,

5.	Select as applicable.

2

United Airlines Holdings, Inc. and its subsidiaries party thereto other than the Borrower, as Guarantors, the Lenders party thereto, and Goldman Sachs Bank USA (together with its permitted successors in such capacity), as Administrative Agent.

6.       Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]	CUSIP Number (if any)
	$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Guarantors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By: ______________________________

Name: ______________________________

Title: ______________________________

ASSIGNEE

NAME OF ASSIGNOR

By: ______________________________

Name: ______________________________

Title: ______________________________

6.	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

3

Consented to and Accepted:

GOLDMAN SACHS BANK USA, as Administrative Agent

By: ______________________________

Name: ______________________________

Title: ______________________________

Consented to:7

[UNITED AIRLINES, INC., as Borrower]

By: ______________________________

Name: ______________________________

Title: ______________________________

7.	If such consent is required under the Credit Agreement.

4

ANNEX 1

The Term Loan Credit and Guaranty Agreement, dated as of March 20, 2020 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among United Airlines, Inc., as Borrower, United Airlines Holdings, Inc. and its subsidiaries party thereto other than the Borrower, as Guarantors, the Lenders party thereto, and Goldman Sachs Bank USA (together with its permitted successors in such capacity), as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.01 (a) and (b) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. The Borrower and the Guarantors are express third-party beneficiaries of this Assignment and Acceptance. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

2

EXHIBIT D

to Term Loan Credit and Guaranty Agreement

FORM OF LOAN REQUEST

March [●], 2020

Goldman Sachs Bank USA, as Administrative Agent

Goldman Sachs Bank USA

2001 Ross Ave, 29th Floor

Dallas, TX 75201

Attention: SBD Operations

Email: gs-dallas-adminagency@ny.email.gs.com

and gs-sbdagency-borrowernotices@ny.email.gs.com

Phone: (972) 368-2323

Fax: (646) 769-7829

Re: Term Loan Credit and Guaranty Agreement

Ladies and Gentlemen:

We refer to the Term Loan Credit and Guaranty Agreement, dated or to be dated on or about March 20, 2020 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among United Airlines, Inc., as Borrower, United Airlines Holdings, Inc. and its subsidiaries party thereto other than Borrower, as Guarantors, the Lenders party thereto, Goldman Sachs Bank USA, as Administrative Agent and the joint lead arrangers party thereto. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. We hereby give you notice requesting a Loan pursuant to Section 2.03(b) of the Credit Agreement, and in that connection we set forth below the required information relating to such Loan (the “Requested Loan”):

(1)	The aggregate principal amount of the Requested Loan is $[__].
(2)	The Business Day the Requested Loan shall be made is [__].
(3)	The Requested Loan shall be a [ABR/Eurodollar] Loan.
(4)	[The initial Interest Period applicable to the requested Eurodollar Loan shall be [___]][8].

8.	NTD: To be included in the case of a Eurodollar Loan.

2

(5)	The Requested Loan shall be paid to the following account:

Acct no.: 51-67795
Acct name: United Airlines Special Account

Beneficiary: United Airlines
ABA: 021 000 021
SWIFT: CHASUS33
Reference: Aircraft Term Loan

Beneficiary Bank: JP Morgan Chase
4 New York Plaza, Floor 15
New York, New York 10004.

3

Very truly yours, UNITED AIRLINES, INC. By: ______________________________ Name: ______________________________ Title: ______________________________

SCHEDULE 3.06

to Term Loan Credit and Guaranty Agreement

SUBSIDIARIES

OF

United AIRLINES Holdings, Inc.

	Jurisdiction of Incorporation	Ownership (directly or indirectly by Parent)
United Airlines, Inc.	Delaware	100%
Air Wis Services, Inc.	Wisconsin	100%
Air Wisconsin, Inc.	Delaware	100%
Domicile Management Services, Inc.	Delaware	100%
Air Micronesia, LLC	Delaware	100%
CAL Cargo, S.A. de C.V.	Mexico	100%
CALFINCO Inc.	Delaware	100%
Century Casualty Company	Vermont	100%
Continental Airlines de Mexico, S.A.	Mexico	99.9997%
Continental Airlines Domain Name Limited (UK)	England	100%
Continental Airlines Finance Trust II	Delaware	100%
Continental Airlines Fuel Purchasing Group, LLC	Delaware	100%
Continental Airlines, Inc. Supplemental Retirement Plan for Pilots Trust Agreement	Delaware	100%
Continental Airlines Purchasing Holdings LLC	Delaware	100%
Continental Airlines Purchasing Services LLC	Delaware	100%
Continental Express, Inc.	Delaware	100%
Covia LLC	Delaware	100%
Mileage Plus Holdings, LLC	Delaware	100%
MPH I, Inc.	Delaware	100%
Mileage Plus Marketing, Inc.	Delaware	100%
Mileage Plus, Inc.	Delaware	100%
Presidents Club of Guam, Inc.	Delaware	100%
UABSPL Holdings, Inc.	Delaware	100%
UAL Benefits Management, Inc.	Delaware	100%
United Atlantic LP	Delaware	100%
United Atlantic Services C.V.	Netherlands	100%
United Atlantic Corporate LLC	Delaware	100%
United Atlantic Corporate Center C.V.	Netherlands	100%
United Atlantic B.V.	Netherlands	100%
United Atlantic Services LLC	Delaware	100%
United Aviation Fuels Corporation	Delaware	100%
United Airlines Business Private Services Limited	India	100%
United Ground Express, Inc.	Delaware	100%
United Travel Services, LLC	Delaware	100%
United Vacations, Inc.	Delaware	100%